    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1996

                                                REGISTRATION NO. 333-_________
------------------------------------------------------------------------------
------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------


                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------


                            WORLD OMNI VEHICLE LEASE
                               1996-1 OWNER TRUST
                              (Issuer of the Notes)

                          WORLD OMNI AUTO LEASING, INC.
                   (Originator of the Trust described herein)
             (Exact name of Registrant as specified in its charter)

                      ------------------------------------



     DELAWARE                                    7515                      65-0704308
(State or other                       (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of incorporation         Classification Code Number)          Identification No.)

                                  ------------------------------------


                            120 NORTHWEST 12TH AVENUE
                         DEERFIELD BEACH, FLORIDA 33442
                                 (954) 429-2200
                   (Address, including zip code, and telephone
                         number, including area code, of
                        Originator's principal executive
                                    offices)

                      ------------------------------------


                                 A. TUCKER ALLEN
                            120 NORTHWEST 12TH AVENUE
                         DEERFIELD BEACH, FLORIDA 33442
                                 (954) 429-2200
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                      ------------------------------------


                                   Copies to:

          C. THOMAS KUNZ, ESQ.                          DALE W. LUM, ESQ.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP                BROWN & WOOD LLP
          919 THIRD AVENUE                            555 CALIFORNIA STREET
       NEW YORK, NEW YORK 10022                  SAN FRANCISCO, CALIFORNIA 94104

                      ------------------------------------


         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                   Proposed                 Proposed
                                                                   Maximum                  Maximum
        Title of Securities              Amount Being           Offering Price             Aggregate               Amount of
          Being Registered                Registered             Per Unit (1)          Offering Price (1)       Registration Fee
===================================================================================================================================
Lease Asset Backed Notes                      $1,000,000             100%                      $1,000,000             $303.03
-----------------------------------------------------------------------------------------------------------------------------------
Series 1996-1 SUBI(2)                         (3)                    (3)                      (3)                       (3)
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL...............................          $1,000,000            $ 1,000,000                $1,000,000             $303.03
===================================================================================================================================

(1)      Estimated solely for the purpose of calculating the registration fee.
(2) The Series 1996-1 SUBI issued by World Omni LT represents a beneficial interest in the 1996-1 SUBI Assets (including the Series 1996-1 Contracts and the Series 1996-1 Leased Vehicles). The 1996-1 SUBI is not being offered to investors hereunder, but will be pledged to the Indenture Trustee (subject to the Master Lease) to secure the payment of interest on and principal of the Notes.
(3)      Not applicable.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 12, 1996

PRELIMINARY PROSPECTUS

                                   $----------

                   WORLD OMNI VEHICLE LEASE 1996-1 OWNER TRUST
                            LEASE ASSET BACKED NOTES

                          WORLD OMNI AUTO LEASING, INC.
                                    (SELLER)

                           WORLD OMNI FINANCIAL CORP.
                                   (SERVICER)

              -----------------------------------------------------


         The Lease Asset Backed Notes (the "Notes") will be issued by World Omni Vehicle Lease 1996-1 Owner Trust (the "Trust" or the "Issuer") pursuant to an Indenture (the "Indenture") between First Bank National Association, as Indenture Trustee, and the Issuer. The Trust will be formed pursuant to a Trust Agreement between World Omni Auto Leasing, Inc. (in its capacity as Seller, the "Seller" and in its capacity as Lessee, the "Lessee") and PNC Bank, Delaware, as owner trustee (the "Owner Trustee"). The property of the Trust will consist of a Special Unit of Beneficial Interest (the "1996-1 SUBI"), which will evidence a beneficial interest in certain specified assets of World Omni LT, an Alabama trust (the "Origination Trust"), monies on deposit in the Reserve Fund, the Residual Value Support Account and in certain other accounts and certain other assets, as described more fully under "Property of The Issuer". The assets of the Origination Trust (the "Origination Trust Assets") will consist of retail closed-end lease contracts assigned to the Origination Trust by dealers in the World Omni Financial Corp. ("World Omni") network of dealers, the automobiles and light duty trucks relating thereto and payments made under certain insurance policies relating to such lease contracts, the related lessees and such leased vehicles and certain other assets, as more fully described under "The Origination Trust--Property of the Origination Trust". World Omni will service the lease contracts included in the Origination Trust Assets.
                                                  (Cover continued on next page)

         FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES, SEE "RISK FACTORS" BEGINNING ON PAGE 25 HEREIN.

              -----------------------------------------------------


      THE NOTES WILL REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND WILL NOT
        REPRESENT INTERESTS IN OR OBLIGATIONS OF WORLD OMNI AUTO LEASING,
                INC., WORLD OMNI FINANCIAL CORP. OR ANY OF THEIR
                             RESPECTIVE AFFILIATES.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
              SECURITIES COMMISSION PASSED UPON THE ACCURACY OR AD-
                  EQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


===================================================================================================================================
                                                                                    Underwriting
                                                        Price to                   Discounts and                 Proceeds to
                                                        Public(1)                  Commissions(2)             the Seller (1)(3)
-----------------------------------------------------------------------------------------------------------------------------------
Per Lease Asset Backed Note.................                  %                            %                            %
-----------------------------------------------------------------------------------------------------------------------------------
Total.......................................            $                             $                            $
===================================================================================================================================

(1) Plus accrued interest, if any, calculated at the Note Rate from the date of initial issuance.
(2) The Seller and World Omni have agreed to indemnify the Underwriter against certain liabilities under the Securities Act of 1933. See "Underwriting".
(3) Before deducting expenses payable by the Seller estimated to be $___________.

              -----------------------------------------------------


         The Notes are offered by the Underwriter when, as and if issued by the Issuer, delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Notes in book-entry form, will be made through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System, on or about _________ ___, 1996, against payment in immediately available funds.

                               MERRILL LYNCH & CO.
                       -----------------------------------




              The date of this Prospectus is ______________, 1996.

(Cover continued from previous page)

         The 1996-1 SUBI will evidence a beneficial interest in a specified portion of the Origination Trust Assets, including certain lease contracts (the "Series 1996-1 Contracts"), the automobiles and light duty trucks relating to the Series 1996-1 Contracts certain monies due under or payable in respect of the Series 1996-1 Contracts and leased vehicles on or after November 1, 1996, payments made under certain insurance policies relating to the Series 1996-1 Contracts, the related lessees and such leased vehicles and certain other Origination Trust Assets, as more fully described under "The Issuer--The 1996-1 SUBI" (collectively, the "1996-1 SUBI Assets"). The 1996-1 SUBI will not evidence a direct interest in the 1996-1 SUBI Assets, nor will it represent a beneficial interest in all of the Origination Trust Assets. Payments made on or in respect of the Origination Trust Assets not represented by the 1996-1 SUBI will not be available to make payments on the Notes. For further information regarding the Trust, the 1996-1 SUBI and the Origination Trust, see "The Trust and the SUBI" and "The Origination Trust".

         The Issuer will enter into the Master Lease with the Seller pursuant to which the Seller will be entitled to the benefits of the 1996-1 SUBI for a period of [ ] months beginning December __, 1996 (the "Closing Date"), in exchange for the payment by the Seller of periodic rental payments. These payments will be applied by the Issuer, together with other amounts payable on the 1996-1 SUBI, to pay interest on and principal of the Notes when due, and to make distributions to holders of the beneficial interests in the Issuer (the "Certificates"). The Issuer will have the benefit of the Master Lease Reserve Account established by the Lessee to secure the Lessee's payment obligations under the Master Lease. As outlined above and as more fully described herein, the sources of payments on the Notes will be limited to the amounts payable to the Issuer under the Master Lease, amounts received on the 1996-1 SUBI after the termination of the Master Lease, amounts received upon sale of Series 1996-1 Leased Vehicles, early termination of the Master Lease with respect to particular Series 1996-1 Leased Vehicles, proceeds from the exercise of the Purchase Option of the 1996-1 SUBI and the amounts available from time to time in the Reserve Fund and the Residual Value Support Account.

         Interest on the Notes will accrue at the fixed per annum interest rate specified above and generally will be payable monthly, commencing January 15, 1997 or, if any such day is not a business day, on the next succeeding business day (each, a "Payment Date"). Principal of the Notes will be payable on each Payment Date to the extent described herein. Any rental payments paid on the Master Lease and not paid to the Noteholders or deposited in the Residual Value Support Account or the Reserve Fund on any Payment Date while the Notes are outstanding generally will be distributed to Certificateholders. The Stated Maturity of the Notes will be the Payment Date. However, payment in full of the Notes could occur earlier than such date as described herein.

         As more fully described under "Ratings of the Notes", it is a condition of issuance that at least two nationally recognized statistical rating organizations (each, a "Rating Agency") rate the Notes in its highest rating category.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

         There currently is no secondary market for the Notes and there is no assurance that one will develop. The Underwriter expects, but will not be obligated, to make a market in the Notes. There is no assurance that any such market will develop, or if one does develop, that it will continue.


                              AVAILABLE INFORMATION

         The Seller, as originator of the Trust, has filed with the Securities and Exchange Commission (the "Commission") on behalf of the Trust, a Registration Statement on Form S-1 (together with all amendments and exhibits thereto, the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511 and Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.


                             REPORTS TO NOTEHOLDERS

         Unless and until Definitive Notes are issued, monthly reports containing information concerning the 1996-1 SUBI and the transactions contemplated hereby will be prepared by the Servicer and sent by the Indenture Trustee on behalf of the Issuer only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes. See "Description of the Notes--Book-Entry Registration." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Note Factors and Trading Information; Reports to Noteholders" for additional information concerning periodic reports to Noteholders.

                                      INDEX


SECTION                                                                                                             PAGE
-------                                                                                                             ----
Available Information .............................................................................................    3
Reports to Noteholders ............................................................................................    3
Index .............................................................................................................    4
Overview of Transaction ...........................................................................................    7
Summary ...........................................................................................................    8
Risk Factors ......................................................................................................   25
     Limited Liquidity; Absence of Secondary Market ...............................................................   25
     Maturity and Prepayment Considerations .......................................................................   25
     Limited Assets ...............................................................................................   26
     Limited Obligations of the Issuer and the Seller ............................................................    26
     Structural Considerations ....................................................................................   26
         Two-Tiered Structure .....................................................................................   26
         Allocation of Origination Trust Liabilities ..............................................................   27
         Third-Party Liens on 1996-1 SUBI Assets ..................................................................   28
         Back-up Security Interest in Certain 1996-1 SUBI Assets ..................................................   28
     Consumer Protection Laws .....................................................................................   30
     ERISA Liabilities ............................................................................................   30
     Vicarious Tort Liability .....................................................................................   31
     Insolvency of World Omni; Substantive Consolidation with World Omni ..........................................   32
     Required Sale or Retitling of Assets in Certain Circumstances ................................................   33
     Legal Proceedings ............................................................................................   33
The Issuer ........................................................................................................   34
     General ......................................................................................................   34
     The 1996-1 SUBI ..............................................................................................   34
     Formation of the Issuer ......................................................................................   34
     Capitalization of the Issuer .................................................................................   35
     The Owner Trustee ............................................................................................   35
Property of the Issuer ............................................................................................   35
     Sale of the 1996-1 SUBI to the Issuer ........................................................................   36
     Lease of the 1996-1 SUBI to the Seller .......................................................................   36
     Pledge of the 1996-1 SUBI to the Indenture Trustee ...........................................................   37
The Origination Trust .............................................................................................   38
     General ......................................................................................................   38
     ALFI and ALFI L.P. ...........................................................................................   38
     The Origination Trustee ......................................................................................   39
     Property of the Origination Trust ............................................................................   39
     Contract Origination; Titling of Leased Vehicles .............................................................   39
Use of Proceeds ...................................................................................................   41
The Seller ........................................................................................................   41
World Omni ........................................................................................................   41
     General ......................................................................................................   41
     Lease Contract Underwriting Procedures .......................................................................   43
     Insurance.....................................................................................................   44

     Collection, Repossession and Disposition Procedures ..........................................................   44
     Delinquency, Repossession and Loss Data ......................................................................   44
The Series 1996-1 Contracts .......................................................................................   51
     General ......................................................................................................   51
     Characteristics of the Series 1996-1 Contracts ...............................................................   53
         General ..................................................................................................   53
         Distribution of the Series 1996-1 Leased Vehicles by Make ................................................   54
         Distribution of the Series 1996-1 Contracts by Lease Rate ................................................   54
         Distribution of the Series 1996-1 Contracts by Maturity ..................................................   55
         Distribution of the Series 1996-1 Contracts by State .....................................................   55
     Representations, Warranties and Covenants ....................................................................   55
Maturity, Prepayment and Yield Considerations .....................................................................   57
Note Factors and Trading Information; Reports to Noteholders ......................................................   61
Description of the Notes ..........................................................................................   61
     General ......................................................................................................   61
     Sale of the 1996-1 SUBI ......................................................................................   63
     Reallocation Payments ........................................................................................   64
     Payments on the Notes ........................................................................................   64
         General ..................................................................................................   64
         Payments to Noteholders ..................................................................................   64
     Statements to Noteholders ....................................................................................   65
     Indenture ....................................................................................................   66
     Book-Entry Registration ......................................................................................   72
     Definitive Notes .............................................................................................   75
Security for the Notes ............................................................................................   76
     General ......................................................................................................   76
     The Master Lease .............................................................................................   77
     The Accounts .................................................................................................   79
         The Collection Accounts ..................................................................................   79
         The Payment Account ......................................................................................   81
         The Master Lease Reserve Account .........................................................................   81
         The Residual Value Support Account .......................................................................   81
         The Reserve Fund .........................................................................................   81
         Maintenance of the Accounts ..............................................................................   82
         Permitted Investments ....................................................................................   83
     The Contingent and Excess Liability Insurance Policies .......................................................   83
Additional Document Provisions ....................................................................................   84
     The Indenture ................................................................................................   84
         No Petition ..............................................................................................   84
         Amendment ................................................................................................   84
         List of Noteholders ......................................................................................   86
         The Indenture Trustee ....................................................................................   86
         Governing Law ............................................................................................   87
     The SUBI Trust Agreement .....................................................................................   87
         The 1996-1 SUBI, the Other SUBIs and the UTI .............................................................   87
         Special Obligations of ALFI L.P. as Beneficiary and Grantor ..............................................   88
         Origination Trustee Duties and Powers; Fees and Expenses .................................................   88
         Indemnity of Origination Trustee and Trust Agents ........................................................   90
         Termination ..............................................................................................   90



         No Petition ..............................................................................................   90
         Amendment ................................................................................................   90
         Governing Law ............................................................................................   91
         Trustee as Third-Party Beneficiary .......................................................................   91
     The Servicing Agreement ......................................................................................   91
         General ..................................................................................................   91
         Custody of Contract Documents and Certificates of Title ..................................................   91
         Collections ..............................................................................................   92
         Notification of Liens and Claims .........................................................................   92
         Advances .................................................................................................   93
         Security Deposits ........................................................................................   93
         Insurance on Series 1996-1 Leased Vehicles ...............................................................   93
         Realization Upon Charged-off Contracts ...................................................................   94
         Matured Leased Vehicle Inventory .........................................................................   95
         Records, Servicer Determinations and Reports .............................................................   95
         Evidence as to Compliance ................................................................................   95
         Compliance with ERISA ....................................................................................   96
         Servicing Compensation ...................................................................................   96
         Servicer Resignation and Termination .....................................................................   97
         Indemnification by the Servicer ..........................................................................   97
         Events of Servicing Termination ..........................................................................   97
         Rights Upon Event of Servicing Termination ...............................................................   98
         No Petition ..............................................................................................   99
         Amendment ................................................................................................   99
         Termination ..............................................................................................   99
         Governing Law ............................................................................................   99
Certain Legal Aspects of the Origination Trust and the 1996-1 SUBI ................................................   99
     The Origination Trust ........................................................................................   99
     The 1996-1 SUBI ..............................................................................................  100
     Insolvency Related Matters ...................................................................................  100
Certain Legal Aspects of the Series 1996-1 Contracts and the Series 1996-1 Leased Vehicles ........................  100
     Back-up Security Interests ...................................................................................  100
     Vicarious Tort Liability .....................................................................................  101
     Repossession of Series 1996-1 Leased Vehicles ................................................................  102
     Deficiency Judgments .........................................................................................  102
     Consumer Protection Laws .....................................................................................  103
     Other Limitations ............................................................................................  104
Federal Income Tax Consequences ...................................................................................  104
     General ......................................................................................................  105
     Waivers and Amendments .......................................................................................  107
     Information Reporting and Backup Withholding .................................................................  107
     Tax Consequences to Foreign Investors ........................................................................  107
State Income Taxation .............................................................................................  108
ERISA Considerations ..............................................................................................  109
Underwriting ......................................................................................................  110
Ratings of the Notes ..............................................................................................  110
Legal Matters .....................................................................................................  111
Index of Capitalized Terms ........................................................................................  112
Global Clearance, Settlement and Tax Documentation Procedures .....................................................  A-1


                                  [FLOW CHART]
                            OVERVIEW OF TRANSACTION

                                     SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. See the Index of Capitalized Terms for the location herein of capitalized terms.

Overview Certain motor vehicle dealers ("Dealers") in the World Omni Financial Corp. ("World Omni") network of dealers have assigned, and will assign, closed-end retail automobile and light duty truck leases to World Omni LT, an Alabama trust (the "Origination Trust"). The Origination Trust was created in 1993 to avoid the administrative difficulty and expense associated with retitling leased vehicles in connection with the financing or transfer of beneficial ownership of automobile and light duty truck leases. The Origination Trust has issued to Auto Lease Finance L.P. ("ALFI L.P.") an Undivided Trust Interest (the "UTI") representing the entire beneficial interest in the unallocated assets of the Origination Trust. ALFI L.P. will instruct the trustee of the Origination Trust to allocate a separate portfolio of leases and leased vehicles within the Origination Trust and create a special unit of beneficial interest (the "1996-1 SUBI") which will represent the entire beneficial interest in such portfolio. Upon its creation, such portfolio will no longer be a part of the Origination Trust Assets represented by the UTI. ALFI L.P. will sell its interest in the 1996-1 SUBI to World Omni Auto Leasing, Inc., a Delaware corporation and a wholly-owned, special purpose subsidiary of World Omni (the "Seller"), and the Seller will in turn sell the 1996-1 SUBI to the World Omni Vehicle Lease 1996-1 Owner Trust (the "Issuer"). ALFI L.P. has caused and from time to time in the future may cause additional special units of beneficial interest similar to the 1996-1 SUBI (each, an "Other SUBI") to be created out of the UTI and sold to the Seller or one or more other entities. Neither the Issuer nor the Noteholders will have any interest in the UTI, any Other SUBI or any assets of the Origination Trust evidenced by the UTI or any Other SUBI. The Seller intends that the transactions described in this prospectus will result in a sale of the 1996-1 SUBI Assets for accounting, tax and other purposes.


The Origination Trust      The Origination Trust was formed by ALFI L.P., as
                           grantor and initial beneficiary, and VT Inc., as trustee (the "Origination Trustee"). The sole general partner of ALFI L.P. is Auto Lease Finance,
                           Inc., a Delaware corporation which is a wholly owned, special purpose subsidiary of World Omni ("ALFI").
                           ALFI may not transfer its general partnership interest in ALFI L.P. so long as any financings involving interests in the Origination Trust (including the transaction described herein) are outstanding. The sole limited partner of ALFI L.P. is World Omni. VT
                           Inc. is an Alabama corporation and a wholly owned, special purpose subsidiary of First Bank National
                           Association that was organized solely for the purpose of acting as Origination Trustee. VT Inc. is not affiliated with World Omni or any affiliate thereof.
                           For further information regarding the Origination
                           Trustee, see "The Origination Trust--The Origination
                           Trustee".

                           The Origination Trust Assets consist of retail closed-end lease contracts assigned to the Origination Trust by Dealers, the automobiles and light duty trucks relating thereto and all proceeds thereof and payments made under certain insurance policies relating to such lease contracts, the related lessees or such leased vehicles. The 1996-1 SUBI initially will evidence a beneficial interest in a specified portion of the Origination Trust Assets, including certain lease contracts (the "Series 1996-1 Contracts") originated by Dealers located throughout the United States, the automobiles and light duty trucks relating thereto (the "Series 1996-1 Leased Vehicles"), certain monies due under or payable in respect of the Series 1996-1 Contracts and the Series 1996-1 Leased Vehicles on or after November 1, 1996 (the "Cutoff Date"), payments made under certain insurance policies relating to the Series 1996-1 Contracts, the related lessees (each, a "Consumer Lessee") and the Series 1996-1 Leased Vehicles and certain related assets and rights (collectively, the "1996-1 SUBI Assets"). For further information regarding the 1996-1 SUBI Assets, see "The Issuer--The 1996-1 SUBI".

                           The Dealers comprising the sources for Series 1996-1 Contracts and Series 1996-1 Leased Vehicles are members of World Omni's network of dealers. Predominantly Toyota dealerships, these Dealers offer automobiles and light duty trucks for lease pursuant to World Omni-approved terms and documentation. For further information regarding World Omni's lease business, see "World Omni".

                           The 1996-1 SUBI will not evidence a direct interest in the 1996-1 SUBI Assets, nor will it represent a beneficial interest in any Origination Trust Assets other than the 1996-1 SUBI Assets. Payments made on or in respect of the Origination Trust Assets other than the 1996-1 SUBI Assets will not be available to make payments on the Notes. For further information regarding the 1996-1 SUBI, see "Summary - Security for the Notes - The 1996-1 SUBI", "The Issuer - The 1996-1 SUBI" and "The Origination Trust".

The Issuer                 The Issuer will be formed pursuant to a Trust
                           Agreement to be dated as of December 1, 1996 (the
                           "Owner Trust Agreement"), between the Seller and
                           PNC Bank Delaware, as Owner Trustee (the "Owner
                           Trustee"). Pursuant to an Indenture to be dated as of December __, 1996, between the Issuer and First Bank
                           National Association, as Indenture Trustee (the
                           "Indenture Trustee"), the Issuer will issue the Notes. It is anticipated that the Certificates will be sold by the Issuer in a private transaction to one or more unaffiliated third parties. The property of the Trust (the "Trust Estate") will consist pri-marily of (i) the rights of the Issuer under the 1996-1 SUBI (subject to the rights of the Lessee under the Master Lease), (ii) the rights of the Issuer under the Master Lease, (iii) the rights of the Issuer to funds on deposit from time to time in the Issuer Collection Account, the Payment Account and any other account or accounts established pursuant to the Indenture (including investment income on amounts on deposit in the Issuer Collection
                           Account and the Payment Account) and proceeds thereof, (iv) the rights of the Issuer (and a pledge of the rights of the Lessee) as holder of the 1996-1
                           SUBI under the Servicing Agreement and the Series
                           1996-1 Supplement and (v) certain other rights as described herein and (vi) the interest of the Issuer in the Master Lease Reserve Account. See "Property of the Issuer."



Master Lease               Pursuant to the Master Lease, the Issuer will lease
                           to the Lessee the rights represented by the 1996-1
                           SUBI in exchange for the obligation of the Seller, as Lessee, to make certain payments (collectively, the "Master Lease Payments") during the period that each underlying Series 1996-1 Leased Vehicle is subject to the Master Lease. See "Security for the Notes - The
                           Master Lease." The Issuer will apply such Master
                           Lease Payments, together with certain proceeds from the disposition of Series 1996-1 Leased Vehicles upon termination of the related Series 1996-1 Contracts, to pay interest on and principal of the Notes in accordance with their terms, and to make required deposits in the Residual Value Support Account and Reserve Fund. Any remaining amounts generally will be distributed to the holders of Certificates during the period that the Notes are outstanding. The Master
                           Lease will terminate with respect to each Series
                           1996-1 Leased Vehicle upon termination of the related
                           Series 1996-1 Contract and disposition of the Series
                           1996-1 Leased Vehicles. See "Security for the Notes
                           -- The Master Lease."

Optional Purchase          Upon termination of the Master Lease on _______,
   of 1996-1 SUBI          provided that no Event of Default on the Master Lease
                           has occurred and is continuing, the Lessee will have the option to purchase rights of the Issuer evidenced by the 1996-1 SUBI from the Issuer (the "Purchase
                           Option") at a price equal to (i) $________ or (ii) the fair market value of the 1996-1 SUBI at such time. In the event that the Lessee elects to exercise its purchase option, the purchase price of the SUBI
                           Interest will be applied on the next Payment Date to pay the outstanding principal amount of the Notes together with the accrued unpaid interest thereon. In the event that the purchase price of the SUBI is not sufficient to pay accrued interest on, and the outstanding Principal Amount of the Notes, a draw will be made on the Residual Value Support Account and then, the Reserve Fund in the amount of the shortfall. In the event that the amounts on deposit in the Residual Value Support Account and the Reserve
                           Fund are insufficient to redeem the Notes in full, the Noteholders will suffer a loss.

The Owner Trustee          PNC Bank, Delaware, as Owner Trustee under the Owner
                           Trust Agreement.

The Indenture Trustee      First Bank, National Association, as Indenture
                           Trustee under the Indenture.

The Seller and Lessee      The Seller/Lessee is a Delaware corporation which is
                           a wholly owned, special purpose subsidiary of World
                           Omni.

World Omni                 World Omni is a Florida corporation that is a wholly
                           owned subsidiary of JM Family Enterprises, Inc., a Delaware corporation ("JMFE"). JMFE also wholly owns Southeast Toyota Distributors, Inc. ("SET"), which is the exclusive distributor of Toyota automobiles and light duty trucks in Florida, Ala-bama, Georgia, North Carolina and South Carolina (the
                           "Five State Area"). As more fully described under "World Omni", World Omni provides consumer lease and installment contract financing to retail customers of, and floorplan and other dealer financing to, Dealers that are located throughout the United
                           States. World Omni wholly owns both ALFI and the Seller.

                           Pursuant to an Amended and Restated Servicing Agreement dated as of July 1, 1994, as amended between World Omni and the Origination Trustee, to be supplemented by the Series 1996-1 SUBI Servicing Supplement dated as of December 1, 1996 among World Omni, the Owner Trustee and the Origination Trustee (collectively, the "Servicing Agreement"), World Omni will act as the initial servicer of the Origination Trust

                           Assets, including the 1996-1 SUBI Assets (in such capacity, the "Servicer"). The Indenture Trustee will be third party beneficiary of the Servicing Agreement.

The Notes                  On the date of initial issuance of the Notes and the
                           Certificates (the "Closing Date") the Issuer will issue, pursuant to the Indenture, Notes in an initial principal amount of $_____ (the "Initial Principal
                           Balance").

  A.   Payment Dates       On the fifteenth day of each month or, if such day is
                           not a Business Day, on the next succeeding Business
                           Day, beginning January 15, 1997 (each, a "Payment
                           Date"), payments of interest and principal on the Notes will be made to the holders of record as of the day immediately preceding such Payment Date or, if Definitive Notes are issued, the last day of the immediately preceding calendar month (each such date, a "Record Date"). For each Payment Date, payments will be made from amounts on deposit in the Payment
                           Account, which include (i) Available Funds with respect to any Payment Date and (ii) amounts, if any, withdrawn from Residual Value Support Account and the Required Amount withdrawn from the Reserve Fund for such Payment Date pursuant to the Indenture after payment of certain expenses of the Issuer such as periodic fees payable to the Servicer, the Indenture
                           Trustee and the Owner Trustee, and reimbursement of Servicer Advances and other reimbursable servicing expenses. See "Description of the Notes".
                           "Available Funds" will consist of payments made by or on behalf of the Lessee on the Master Lease with respect to the immediately preceding calendar month
                           (or, in the case of the first Payment Date, the month of December) and all other payments made to the Lessor as owner of the 1996-1 SUBI, including the proceeds of the disposition to the extent collected during such Collection Period of all Series 1996-1
                           Leased Vehicles with respect to which the related
                           Series 1996-1 Leases have terminated. See "Security for the Notes."

  B.   Interest            On each Payment Date, the Indenture Trustee will make
                           payments of interest for the related Interest
                           Period to the Noteholders, based on the Principal
                           Balance as of the immediately preceding Payment
                           Date (after giving effect to reductions in such Principal Balance as of such immediately preceding
                           Payment Date) or, in the case of the first Payment
                           Date, on the Initial Principal Balance, at an annual percentage rate equal to ___% (the "Note Rate").
                           Interest on the Notes will accrue for the period from and including the Payment Date in each month to but excluding the Payment Date in the immediately succeeding month (or, in the case of the first
                           Payment Date,
                           from and including December __, 1996) (each, an "Interest Period"). All such payments will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

  C.   Principal Payments  On each Payment Date, unless an Event of Default shall have occurred on the Notes, principal will be paid on the Notes, to the extent of amounts remaining in the Payment Account after payment of interest on the Notes, in an amount equal to the Principal Payment Amount. The "Principal Payment Amount" for any Payment Date prior to an Event of Default will equal the sum of (i) a Scheduled Payment (as further described under "__________") and (ii) an Accelerated Principal Payment. The "Accelerated Principal Payment" will consist of the sum of (x) the Outstanding Principal Balance of each Series 1996-1 Contract with respect to which the Master Lease terminated, as a result of a Prepayment of the related Series 1996-1 Contract, during the related Collection Period, (y) the Discounted Principal Balance, as defined herein of any Series 1996-1 Contract as to which the Master Lease terminated during the related Collection Period as a result of any other early termination, and (z) the Outstanding Principal Balance of each Series 1996-1 Contract as to which the Master Lease terminated during the related Collection Period following the Maturity of the Series 1996-1 Contract. The Principal Payment Amount on any Payment Date will not be less than the amount that would cause the Principal Balance of the Notes, after taking into account such payment, to be no greater than [__%] of the Aggregate Net Investment Value of the Issuer's interest in the 1996-1 SUBI as of the close of the related Collection Period. See ______________. The rate of payment of principal on the Notes will depend, in part, upon the rate of Prepayments and other terminations of the Series 1996-1 Contracts. See ___________.

                           In the event that the portion of Available Funds remaining after payment of certain expenses and interest on the Notes, is insufficient to pay the Principal Payment Amount, a draw will be made first, on the Residual Value Support Account, to the extent of amounts available therein, and, if amounts therein are insufficient, on the Reserve Fund. On each Payment Date following the occurrence and continuance of an Event of Default under the Indenture, all amounts received with respect to the 1996-1 SUBI during the related Collection Period would thereafter be applied to repayment of the Notes. In addition, the Indenture Trustee would have the right to exercise other remedies provided for under the Indenture, including, under certain conditions, the right to accelerate the maturity date of the Notes and the right to cause the Series 1996-1 Leased Vehicles to be retitled.

                           In the event that the Seller elects to purchase the 1996-1 SUBI from the Issuer, such purchase will cause the Notes to be redeemed in full. See "Summary -- Optional Purchase of 1996-1 SUBI." The final scheduled Payment Date for the Notes (the "Stated Maturity") will be the _________ Payment Date. A "Business Day" means a day other than a Saturday or Sunday or a day on which banking institutions in the States of Alabama, Delaware, Florida, Illinois or New York are authorized or obligated by law, or executive order or government decree to be closed.




  D.   Registration of     The Notes initially will be represented by one or
       the Notes           more notes registered in the name of Cede & Co.
                           ("Cede"), as the nominee of the Depository Trust
                           Company ("DTC"). A person acquiring an interest in the Notes (each, a "Note Owner") may elect to hold his or her interest through DTC, in the United States of America, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear system ("Euroclear") in Europe.
                           Transfer within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.
                           Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or Morgan
                           Guaranty Trust Company of New York, the relevant depositaries (collectively, the "Depositaries") of
                           Cedel or Euroclear, respectively, and each a partici-pating member of DTC. No Note Owner will be able to receive a definitive note representing such person's interest, except in the limited circumstances described under "Description of the Notes--Definitive Notes". Unless and until de-finitive notes are issued, Noteholders will not be recognized as holders of record of Notes and will be permitted to exercise the rights of such holders only indirectly through DTC. For further information regarding book-entry registration of the Notes, see
                           "Description of the Notes--General" and "--Book Entry
                           Registration".

Security for the
    Notes                  The security for the Notes will consist primarily of
                           (i) the obligation of the Lessee to make payments pursuant to the Master Lease (and a security interest in the Master Lease Reserve Account pledged to secure such obligation); (ii) subject to the rights of the Lessee under the Master Lease, the Issuer's interest in the 1996-1 SUBI, including (x) the rights to all payments or proceeds of Series 1996-1 Contracts due or received on such Series 1996-1 Contracts or following the termination of the Master Lease, and (y) all proceeds of the sale or other disposition of Series 1996-1 Leased Vehicles; and
                           (iii) the Reserve Fund and the Residual Value Support Account.

                           The Lessee's obligations to make payments under the Master Lease will be secured by the Master Lease Reserve Account. Amounts payable to the Issuer as owner of the 1996-1 SUBI and pursuant to the Master Lease (including amounts withdrawn from the Master Lease Reserve Account to make Master Lease Payments as defined below) will be applied to pay interest on and principal of the Notes, to pay interest on the WOALI Loan, and to make distributions to Certificateholders. See "__________." The Issuer has pledged its right to receive payments as owner and lessor of the 1996-1 SUBI to the Indenture Trustee to secure payment of the Notes.

    A.   The 1996-1 SUBI   The 1996-1 SUBI will evidence a beneficial interest
                           in the 1996-1 SUBI Assets. The Origination Trust was created pursuant to a Trust Agreement (the
                           "Origination Trust Agreement"), among ALFI L.P., as grantor and initial beneficiary, the Origination
                           Trustee and First Bank National Association, as successor trust agent (in such capacity, the "Trust
                           Agent"). The 1996-1 SUBI will be evidenced by a certificate (the "1996-1 SUBI Certificate") evidencing a 100% beneficial interest in the 1996-1
                           SUBI Assets that will be issued by the Origination
                           Trust pursuant to a supplement to the Origination
                           Trust Agreement to be dated as of December 1, 1996
                           (the "SUBI Supplement" and, together with the Origination Trust Agreement, the "SUBI Trust
                           Agreement") to be entered into among the Origination
                           Trustee, ALFI L.P., First Bank National Association and the Owner Trustee. The Owner Trustee and the
                           Indenture Trustee will each be a third party beneficiary of the SUBI Trust Agreement.

                           The Origination Trust Assets evidenced by the 1996-1 SUBI will primarily include the Series 1996-1 Contracts and the Series 1996-1 Leased Vehicles. The 1996-1 SUBI will not evidence an interest in any Origination Trust Assets other than the 1996-1 SUBI Assets, and payments made on or in respect of all other Origination Trust Assets will not be available to make payments on the Notes. For more information regarding the 1996-1 SUBI, see "The Trust and the SUBI" and "The Origination Trust".

    1.  The Series
        1996-1 Contracts   The Series 1996-1 Contracts will consist of a pool of
                           retail closed-end lease contracts originated by Dealers located throughout the United States, each of which will have an original term of not more than 60 months. Each Series 1996-1 Contract will be a finance lease for accounting purposes and will have been written for a "capitalized cost" (which may exceed the manufacturer's suggested retail price), plus an implicit rate in each Lease calculated as an annual percentage rate (the "Lease Rate") on a constant yield basis. The Series 1996-1 Contracts will provide for equal monthly payments (the "Monthly Payments") such that at the end of the related Contract term such capitalized cost will have been amortized to an amount equal to the residual value of the related
                           Leased Vehicle established at the time of origination of such Series 1996-1 Contract (the
                           "Residual Value"). The amount to which the capitalized cost of a Series 1996-1 Contract has been amortized at any point in time is referred to herein as its "Outstanding Principal Balance".

                           The Series 1996-1 Contracts consist of 22,399 lease contracts. As of the Cutoff Date, the Lease Rate of the Series 1996-1 Contracts ranged from 2.14% to 12.65%, with a weighted average Lease Rate of 8.07%. The aggregate of the original principal balances of the Series 1996-1 Contracts as of their respective dates of origination was $563,356,075. As of the Cutoff Date, the aggregate Outstanding Principal Balance of the Series 1996-1 Contracts was $550,184,929 the aggregate Residual Value of the Series 1996-1 Leased Vehicles was $352,975,282 and the Series 1996-1 Contracts had a weighted average original term of 40.67 months and a weighted average remaining term to scheduled maturity of 37.88 months. See "The Series 1996-1 Contracts" for further information regarding the Series 1996-1 Contracts.

                           The Series 1996-1 Contracts were identified by the Servicer from the Origination Trust's portfolio of lease contracts originated by Dealers located throughout the United States that are not evidenced by (or reserved for allocation to) any other SUBI, based upon the criteria specified in the SUBI Trust Agreement and described under "The Series 1996-1 Contracts--Characteristics of the Contracts" and "--Representations, Warranties and Covenants".

                           The "Aggregate Net Investment Value" as of any day will equal the sum of (i) the Discounted Principal Balance of all Series 1996-1 Contracts other than Charged-off, Liquidated, Matured and Additional Loss Contracts and (ii) the aggregate

                           Residual Value of all Series 1996-1 Leased Vehicles to the extent that the related Series 1996-1 Contracts have reached their scheduled maturities (each, a "Matured Contract") within the three immediately preceding Collection Periods but which Series 1996-1 Leased Vehicles as of the last day of the most recent Collection Period have remained unsold and not otherwise disposed of by the Servicer for no more than two full Collection Periods (the "Matured Leased Vehicle Inventory"). For purposes of determining Aggregate Net Investment Value, all payments made on or in respect of a Series 1996-1 Contract (or the related Series 1996-1 Leased Vehicle) with a Lease Rate less than ___% (each, a "Discounted Contract") will be discounted at a rate of ___%, thereby effectively treating a portion of the payments received in respect of the implicit principal component of the related Series 1996-1 Contracts as if it were interest, and providing additional credit enhancement for the benefit of the Noteholders. The "Discounted Principal Balance" of
                           (i) a Discounted Series 1996-1 Contract will equal its Outstanding Principal Balance, discounted by %, and (ii) all Series 1996-1 Contracts other than Discounted Series 1996-1 Contracts will equal their respective Outstanding Principal Balances. As of the Cutoff Date, the aggregate Discounted Principal Balance of the Series 1996-1 Contracts and the Aggregate Net Investment Value was $______________.

 2.  The Leased Vehicles   The Series 1996-1 Leased Vehicles will be comprised
                           of automobiles and light duty trucks. As of the times of origination of the Series 1996-1 Contracts, the related Series 1996-1 Leased Vehicles will be either new vehicles, dealer demonstrator vehicles or manufacturers' program vehicles, as described under "The Series 1996-1 Contracts--General".

                           The certificates of title to the Series 1996-1 Leased Vehicles have been registered at all times in the name of the Origination Trustee (in its capacity as trustee of the Origination Trust). Such certificates of title will not reflect the indirect interest of the Issuer or of the Indenture Trustee in the Series 1996-1 Leased Vehicles by virtue of the Issuer's ownership of the 1996-1 SUBI. Therefore, the Issuer (and accordingly, the Indenture Trustee) does not have perfected title to or a lien on the Leased Vehicles; however, certain steps have been taken to cause the Issuer to have a perfected security interest in the 1996-1 SUBI Certificate and in the Series 1996-1 Contracts and Contract Rights. For further information regarding the titling of the Series 1996-1 Leased Vehicles and the interest of the Issuer and the Indenture Trustee therein, see "Risk Factors--Structural Considerations" and "Certain Legal Aspects of the Series 1996-1 Contracts and the Leased Vehicles--Back-up Security Interests".

 B.   The Master Lease     Pursuant to the Master Lease, the Issuer will lease
                           the rights represented by the 1996-1 SUBI Interest to the Lessee for a period of [__] months beginning on December __ (but which will end earlier with respect to particular Series 1996-1 Leased Vehicles upon the termination of the related Series 1996-1 Contract).
                           During the term of the Master Lease, the Lessee will be entitled to receive all payments made on or in respect of the Series 1996-1 Leases, and will be obligated to make Master Lease Payments as described herein.

                           Payments under the Master Lease ("Master Lease Payments") will be payable by the Lessee monthly in arrears in an aggregate amount equal to the sum of
                           (i) the Scheduled Lease Payment and (ii) any
                           Termination Payments (as defined below) then or previously due. The "Scheduled Lease Payment" will equal the sum of (a) the amount that would be the reduction in the Aggregate Net Investment Value of the Series 1996-1 Contracts from the close of the second preceding Collection Period to the close of the related Collection Period assuming no early terminations of Series 1996-1 Contracts and (b) the Aggregate Net Investment Value as of __________ multiplied by the decimal equal to one-twelfth of
                           (x) for months _____ through _____ of the Master Lease term, ___%; (y) for months _____ through _____ of the Master Lease term, ___% and (z) for months _____ through _____ of the Master Lease term, ___%. In the event of a termination of a Series 1996-1 Contract prior to its scheduled termination date, the Lessee will be required to make a payment to the Lessor (a "Termination Payment") in an amount equal to the excess, if any, of (i) the Outstanding Principal Balance (in the case of a Prepayment, or the Discounted Principal Balance in the case of any other early termination) of the related Series 1996-1 Lease over (ii) the amount realized by the Issuer upon disposition of the Series 1996-1 Leased Vehicle with respect to which such termination occurred.

                           On each Deposit Date, all amounts on deposit in the Lessee Collection Account in excess of the Master Lease Payment made on such date will be withdrawn and deposited in the Master Lease Reserve Account. The Master Lease Reserve Account will secure the obligation of the Lessee to make payments under the Master Lease and will be drawn upon on any Deposit Date to the extent necessary to make Master Lease Payments.

                           The Master Lease will provide that upon the occurrence of an event of default on the Master Lease (a "Lease Event of Default") the Issuer or will be entitled, at its option, to terminate the Master Lease, and upon such termination would be entitled to receive directly all payments made thereafter on the Series 1996-1 Leased Vehicles. See "________________"
                           herein.

                           In connection with the execution of the Indenture, however, the Issuer will pledge its rights under the Master Lease to the Indenture Trustee. Pursuant to the pledge, the Indenture Trustee will generally have the right to control the Issuer's exercise of its rights against the Lessee while the Notes are outstanding. In the case of certain payment defaults on the Master Lease for a limited period, the Indenture Trustee will agree that, so long as an Event of Default on the Notes has not occurred, it will not terminate the Master Lease without the concurrence of the Issuer.

C.The Collection Accounts  "Collections" with respect to any Collection Period will include all net collections collected or received in respect of the Series 1996-1 Contracts and Series 1996-1 Leased Vehicles, including Monthly Payments, Prepayments, Matured Vehicle Proceeds, Repossessed Vehicle Proceeds and other Liquidation Proceeds. Within two Business Days of receipt, Collections (other than Collections received in November 1996), net of certain related expenses, will be deposited into one of two Collection Accounts maintained by the Indenture Trustee for the benefit of the Noteholders and the Issuer.

                           Within two Business Days of receipt, payments made on or in respect of the Series 1996-1 Contracts during the related Collection Period will be deposited by the Servicer, (i) during the term of the Master Lease, into an account (the "Lessee Collection Account") beneficially owned by the Lessee and pledged to the Issuer by the Lessee to secure its obligation to make Master Lease Payments and (ii) following the termination of the Master Lease into an account (the "Issuer Collection Account") beneficially owned by the Issuer and pledged to the Indenture Trustee to secure payment of the Notes. Payments deposited into the Lessee Collection Account during the term of the Master Lease will include, but will not be limited to, Collections constituting Monthly Payments made by the Consumer Lessees and Monthly Payments determined by the Servicer to be due in one or more future Collection Periods (each, a "Payment Ahead") and Advances made by the Servicer. Amounts deposited in the Issuer Collection Account will include Collections constituting Prepayments, proceeds from the disposition of Leased Vehicles relating to Matured

                           Contracts, including payments for excess mileage and excess wear and use ("Matured Leased Vehicle Proceeds"), and proceeds received in connection with the sale or other disposition of Leased Vehicles that have been repossessed ("Repossessed Vehicle Proceeds" and together with Matured Leased Vehicle Proceeds, "Liquidation Proceeds"). The Servicer will be entitled to reimbursement for expenses incurred in connection with the realization of Matured Leased Vehicle Proceeds ("Matured Leased Vehicle Expenses"), Repossessed Vehicle Proceeds ("Repossessed Vehicle Expenses"), and other Liquidation Proceeds (such expenses, together with Matured Leased Vehicle Expenses and Repossessed Vehicle Expenses, "Liquidation Expenses"), either from amounts on deposit in the Lessee Collection Account or the Issuer Collection Account, as applicable, or as a deduction from Matured Leased Vehicle Proceeds, Repossessed Vehicle Proceeds or other Liquidation Proceeds, as appropriate, available for deposit into the Issuer Collection Account. For further details regarding these deposits and reimbursements, see "Security for the Notes--The Accounts--The SUBI Collection Accounts" and "--The Residual Value Support Account".

                           On the Business Day immediately preceding each Payment Date (each, a "Deposit Date") the Servicer will deposit Advances in the Lessee Collection Account and will deposit in the Issuer Collection Account Reallocation Payments by World Omni in respect of Series 1996-1 Contracts as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred. On the Deposit Date, collections on deposit in the Lessee Collection Account and, if necessary, amounts on deposit in the Master Lease Reserve Account, in respect of the related Collection Period (including amounts in the Lessee Collection Account that previously constituted Payments Ahead but which represent Monthly Payments due during such Collection Period), less an amount equal to the sum of (i) Payments Ahead with respect to one or more future Collection Periods, and (ii) amounts paid to the Servicer in reimbursement of outstanding Advances will be used by the Servicer on behalf of the Lessee
                           (i) to pay certain expenses of the Lessee, including the Servicing Fee, and then (ii) to make Master Lease Payments and (iii) finally, to make required deposits in the Master Lease Reserve Account. Pursuant to the Indenture, Master Lease Payments will be deposited directly in the Payment Account maintained with the Indenture Trustee for the benefit of the Noteholders.

                           On each Deposit Date, all amounts on deposit in the Issuer Collection Account will be withdrawn and deposited pursuant to certain calculations performed by the Servicer, in the Payment Account, the Residual Value Support Account or the Reserve Fund.

                           On each Deposit Date, any amount to be drawn from the Residual Value Support Account (the "Draw Amount") will be withdrawn therefrom and the Required Amount will be withdrawn from the Reserve Fund and such amounts will be deposited into the Payment Account. All payments to Noteholders will be made from the Payment Account. Any funds remaining in the Payment Account on a Payment Date in respect of the related Collection Period following the payment of amounts required to be paid therefrom will be deposited into the Reserve Fund until the amount on deposit therein equals the Reserve Fund Cash Requirement, then into the Residual Value Support Account until the amount deposited therein equals the Support Account Deposit Amount for such Payment Date (plus any such amounts not previously deposited), and thereafter generally will be used to pay accrued unpaid interest on the WOALI Loan and then be released to the Certificateholders. For further information regarding these deposits and payments, see "Security for the Notes--The Accounts--The Payment Account" and "--The SUBI Collection Account".

D.   Residual Value Support
       Account On each Deposit Date, if Matured Leased Vehicle Proceeds received during the related Collection Period with respect to Series 1996-1 Leased Vehicles relating to Matured Contracts that were sold or otherwise disposed of during such Collection Period, net of related Matured Leased Vehicle Expenses in-curred during such Collection Period ("Net Matured Leased Vehicle Proceeds"), exceed the aggregate Residual Value of the related Series 1996-1 Leased Vehicles (the "Residual Value Surplus"), then such excess will be deposited into the Residual Value Support Account. In addition deposits will be made into Residual Value Support Account on each Deposit Date in an amount equal to a fixed percentage of the Aggregate Net Investment Value of the Series 1996-1 Contracts as of the beginning of the related Collection Period. Such percentage will equal ____% for months one through twelve and ____% thereafter until the termination of the Master Lease (such amount, the "Support Account Deposit Amount"). If draws on the Residual Value Support Account occur, the Issuer will not be required to deposit additional funds therein to reinstate such draw. Investment earnings on amounts on deposit in the Reserve Account will be retained therein.

                           The Residual Value Support Account will be owned by the Issuer and will be pledged to the Indenture Trustee to secure the Notes. On each Deposit Date, funds on deposit in the Residual Value Support Account, if any, will be withdrawn and deposited into the Payment Account to the extent that Available Funds for such Payment Date are less than the principal and interest payable to Noteholders for such Payment Date. Such a shortfall could occur, for example, as a result of (i) the failure of the Lessee to make required payments under the Master Lease or
                           (ii) the disposition of a Series 1996-1 Leased Vehicle following the scheduled termination of a Contract, for an amount less than the Residual Value thereof. For further information regarding the Reserve Fund, see "Security for the Notes--The Accounts--The Reserve Fund and "--The Residual Value Support Account".

    E.   The Reserve Fund  The Issuer will establish a Reserve Fund maintained with the Indenture Trustee for the benefit of the Noteholders. The Reserve Fund is designed to provide additional funds for the benefit of the Noteholders in the event that on any Payment Date, Available Funds, plus the amount drawn on the Residual Value Support Account for such Payment Date, are less than the amount of principal and interest required to be paid to the Noteholders on such Payment Date. The Reserve Fund will be the property of the Issuer and will be pledged to the Indenture Trustee to secure the Notes.

                           The Reserve Fund will be funded by the Issuer with the proceeds of a loan by the Seller made to the Issuer (the "WOALI Loan") of $___________ (the "Reserve Fund Cash Requirement") (which amount will equal % the Aggregate Net Investment Value as of the Cutoff Date). On each Payment Date, the funds in the Reserve Fund will be supplemented by (i) income realized on the investment of amounts on deposit in the Reserve Fund and (ii) the deposit of monies in respect of the related Collection Period remaining in the Payment Account after making all payments required to be made therefrom on such Payment Date prior to such deposit, until the amount on deposit in the Reserve Fund equals the Reserve Fund Cash Requirement then in effect, calculated as described under "Security for the Notes--The Accounts--The Reserve Fund--The Reserve Fund Cash Requirement". On any Payment Date, amounts on deposit in the Reserve Fund will be included in Available Funds and applied as described in "Description of the Notes--Payments on the Notes--"Payment to Noteholders."

                           Interest will be paid on the WOALI Loan on each Payment Date to the extent of funds available therefor after making required payments on the Notes and deposits in the Residual Value Support Account and the Reserve Fund. However, no principal payments will be made on the WOALI Loan until the Notes have been retired.

F.   Advances              On each Deposit Date the Servicer will be obligated
                           to make, by deposit into the Lessee Collection
                           Account, an advance equal to the aggregate Monthly
                           Payments due but not received during the related
                           Collection Period with respect to Series 1996-1
                           Contracts that are 31 days or more past due as of the end of such Collection Period, and the Servicer may (but shall not be required to) make such an advance with respect to Series 1996-1 Contracts that are one or more days, but less than 31 days, past due as of the end of such Collection Period (each, an "Advance"). The Servicer will not be required to make an Advance to the extent that it determines that such Advance may not be ultimately recoverable by the Servicer from Net Liquidation Proceeds or otherwise.
                           For further information regarding Advances, see
                           "Additional Document Provisions--The Servicing
                           Agreement--Advances". All Advances made with respect to a Series 1996-1 Contract will be reimbursed to the Servicer out of payments on the related Series
                           1996-1 Contract or out of proceeds of the disposition of the vehicle, and the Servicer's right to reimbursement will have priority over the rights of the Noteholders and the Owner Trustee to such amounts.

Servicing Compensation     The Servicer will be entitled to receive a monthly
                           fee with respect to the 1996-1 SUBI Assets allocable to the SUBI Interest (the "Servicing Fee"), payable on each Payment Date, equal to one-twelfth of 1% of the Aggregate Net Investment Value as of the first day of the related Collection Period (or, in the case of the first Payment Date, one-twelfth of 1% of the Aggregate Net Investment Value as of the Cutoff
                           Date). The Servicer also will be entitled to additional servicing compensation in the form of, among other things, late fees and other administrative fees or similar charges under the Series 1996-1 Contracts. The Servicer will also be entitled to reimbursement for certain expenses of insuring the Series 1996-1 Leased Vehicles (which amount will be for the paid out of the Lessee
                           Collection Account during the term of the Master
                           Lease), and certain administrative expenses, including the certain costs associated with the sale of Series 1996-1 Vehicles as to which the related
                           Series 1996-1 Contract has terminated. See
                           ____________. For further information regarding
                           Servicer
                           compensation, see "Additional Document
                           Provisions--The Servicing Agreement--Servicing
                           Compensation".

Tax Status                 Skadden, Arps, Slate, Meagher & Flom LLP will deliver
                           an opinion to the effect that the Notes will be characterized as indebtedness for federal income tax purposes. Each Noteholder, by its acceptance of a Note, and each Noteholder by its acquisition of an interest in the Notes, will agree to treat the Notes as indebtedness for federal, state and local income tax purposes. Prospective investors are advised to consult their own tax advisors regarding the federal income tax consequences of the purchase, ownership and disposition of Notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction. For further information regarding material federal income tax considerations with respect to the Notes, see "Certain Income Tax
                           Considerations--Federal Taxation".

ERISA Considerations Subject to the considerations discussed in "ERISA Considerations",the notes are eligible for purchase by employee benefit plans.

Ratings It is a condition of issuance that two Rating Agencies rate the Notes in its highest rating category. The ratings of the Notes address the likelihood of the payment of principal of and interest on the Notes pursuant to their terms. For further information concerning the ratings assigned to the Notes, see "Ratings of the Notes".

                                  RISK FACTORS


LIMITED LIQUIDITY; ABSENCE OF SECONDARY MARKET

         There is currently no market for the Notes. The Underwriter expects, but will not be obligated, to make a market in the Notes. There can be no assurance that a secondary market for the Notes will develop or, if one does develop, that it will provide the Noteholders with liquidity of investment or will continue for the life of the Notes.

MATURITY AND PREPAYMENT CONSIDERATIONS

         The rate of payment of principal on the Notes will depend on the rate of payments on or in respect of the Series 1996-1 Contracts and the Series 1996-1 Leased Vehicles (including scheduled payments on and prepayments and liquidations of the Series 1996-1 Contracts) and losses with respect thereto, which cannot be predicted with certainty. In addition, because payments made on or in respect of the Series 1996-1 Contracts and the Series 1996-1 Leased Vehicles will ordinarily be paid to the Issuer under the Master Lease distributed to Noteholders according to the timing of their receipt, the rate of principal payments on the Notes and the yield to maturity of the Notes generally will be directly related to the rate at which payments on or in respect of the Series 1996-1 Contracts and the Series 1996-1 Leased Vehicles are made. The rate of payment of principal of the Notes will be affected by the exercise or non-exercise by the Lessee of its Purchase Option upon termination of the Master Lease. The rate of payment of principal of the Notes may also be affected by payment by World Omni of Reallocation Payments in respect of certain Series 1996-1 Contracts as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred and the exercise by the Seller of its right to purchase the 1996-1 SUBI at its option under certain circumstances pursuant to the Master Lease, which would result in a redemption of the Notes. A substantial increase in the rate of payments on or in respect of the Series 1996-1 Contracts and Series 1996-1 Leased Vehicles (including liquidations of Series 1996-1 Contracts and Prepayments) may shorten the final maturity of and may significantly affect the yield on the Notes. See "Description of the Notes--Termination of the Trust; Retirement of the Notes", "The Series 1996-1 Contracts-Representations, Warranties and Covenants" and "Additional Document Provisions--The Servicing Agreement--Collections" for further information regarding these matters.

         Each of the Series 1996-1 Contracts may be prepaid by the related lessee without penalty in full or in part at any time upon payment of a $250 processing fee. As more fully described under "Maturity, Prepayment and Yield Considerations", World Omni actively encourages lessees under lease contracts with remaining terms of less than one year to either buy, trade in or refinance the related leased vehicles prior to the scheduled maturities of such lease contracts. As also more fully described under "Maturity, Prepayment and Yield Considerations", World Omni estimates that over calendar years 1993, 1994 and 1995 and the first nine months of 1996, an average of approximately __% of the number of retail automobile and light duty truck lease contracts in its portfolio (including lease contracts owned by certain special purpose finance subsidiaries of World Omni) with scheduled maturities during this period terminated prior to maturity. Such early terminations primarily were due either to voluntary prepayments or to repossession of the leased vehicles due to default by the lessees under the related lease contracts. No assurance can be given that the Series 1996-1 Contracts will experience the same rate of prepayment or default or any greater or lesser rate than World

Omni's historical rate for the retail automobile and light duty truck lease contracts in its portfolio (including lease contracts owned by certain special purpose finance subsidiaries of World Omni).

         For further information regarding these topics and related yield information, see "Maturity, Prepayment and Yield Considerations".

LIMITED ASSETS

         The assets of the Issuer, which have been pledged to the Indenture Trustee to secure the payment of interest on and principal of the Notes, are limited to the Trust Estate, including the interest in the 1996-1 SUBI held by the Issuer subject to the Master Lease, the right to receive Master Lease Payments from the Lessee under the Master Lease (and a security interest in the amounts credited to the Master Lease Reserve Account to secure the payments required under the Master Lease), the Reserve Fund and the Residual Value Support Account. The Issuer will not have, nor is it permitted or expected to have, any other significant assets or other sources of funds. The Notes represent obligations of the Issuer, and are not insured or guaranteed by the Seller, World Omni, the Owner Trustee, the Indenture Trustee or any other person or entity. Moreover, although payment of interest on and principal of the Notes will ultimately be dependent on the payments made on or in respect of the Series 1996-1 Contracts and the Series 1996-1 Leased Vehicles, made to the Lessee (which in turn will use such amounts to make payments under the Master Lease) or to the Issuer (following termination of the Master Lease), neither the Issuer nor the Lessee has a direct ownership interest in any Series 1996-1 Contract or Series 1996-1 Leased Vehicle. See "Structural Considerations, "The Issuer -- The 1996-1 SUBI" and "Property of the Issuer".

LIMITED OBLIGATIONS OF THE ISSUER AND THE SELLER

         The Notes are solely obligations of the Issuer, and none of the Seller, World Omni, or any of their respective affiliates is obligated to pay interest on or principal of the Notes. The Seller's obligation to the Issuer is limited to making Master Lease Payments as required under the Master Lease and to make the WOALI Loan to enable the Issuer to fund the initial deposit into the Reserve Fund. If, after application of Available Funds and the amounts on deposit in the Residual Value Support Account and the Reserve Fund, the Issuer does not have sufficient funds to pay the Notes, the Noteholders could incur a loss on their investment.


STRUCTURAL CONSIDERATIONS

  Two-Tiered Structure

         Unlike many structured financings in which the holders of the securities have a direct ownership interest or a perfected security interest in the underlying assets being securitized, the Trust will not own directly the 1996-1 SUBI Assets. Instead, the Origination Trustee, acting on behalf of the beneficiaries from time to time of the Origination Trust, will own the Origination Trust Assets, including the 1996-1 SUBI Assets. The Indenture Trustee, on behalf of the Noteholders, will hold a security interest (subject to the rights of the Lessee pursuant to the Master Lease) in, and the Owner Trustee, acting on behalf of the Certificateholders, will own, the assets of the Issuer, the primary assets of which will be the Master Lease and the 1996-1 SUBI Certificate evidencing a 100% beneficial interest in the 1996-1 SUBI. The 1996-1 SUBI Assets allocable to the 1996-1 SUBI will be segregated from the Origination Trust Assets on the books and records of the Origination Trustee but will remain at all times owned by the Origination Trustee. Except under the limited circumstances described under "Risk Factors--Structural Considerations--Allocation of Origination Trust Liabilities," neither the Servicer nor any holders of other beneficial interests in the Origination Trust will have rights in the 1996-1 SUBI Assets, and payments made on or in respect of any Origination Trust Assets other than the 1996-1 SUBI Assets will not be available to make payments on the Notes or to cover expenses of the Origination Trust allocable to the 1996-1 SUBI Assets. As more fully described under "Risk Factors--Structural Considerations--Back-up Security Interest in Certain 1996-1 SUBI Assets" and "The Trust and the SUBI--The 1996-1 SUBI," the 1996-1 SUBI will not be a direct interest in the 1996-1 SUBI Assets, nor will it represent a beneficial interest in all of the Origination Trust Assets. Beneficial ownership interests in the Series 1996-1 Contracts and Series 1996-1 Leased Vehicles, rather than direct legal ownership thereof, will be sold in order to avoid the administrative difficulty and expense of retitling the Series 1996-1 Leased Vehicles in the name of the purchaser.

  Allocation of Origination Trust Liabilities

         Pursuant to the Origination Trust Agreement, the liabilities of the Origination Trust, as among the holders of beneficial interests in the Origination Trust, will be allocated to and charged against the 1996-1 SUBI Assets, certain Origination Trust Assets ("Other SUBI Assets") allocated among Other SUBIs or all other Origination Trust Assets other than the 1996-1 SUBI Assets and the Other SUBI Assets (the "UTI Assets"), respectively, if specifically incurred with respect thereto, or pro rata among the Origination Trust Assets if incurred with respect to the Origination Trust Assets generally. The Origination Trustee and the beneficiaries of the Origination Trust and their assignees and pledges will be bound by the foregoing allocation.

         In particular, ALFI L.P. has pledged (and may in the future pledge) the UTI as security for obligations to third-party lenders, and has created and sold and may in the future create and sell or pledge Other SUBIs in connection with financings similar to the transaction described herein. Each holder or pledgee of the UTI and any Other SUBI will be required to expressly disclaim any interest in the 1996-1 SUBI Assets, and to fully subordinate any claims to the 1996-1 SUBI Assets in the event that this disclaimer is not given effect. Although no assurance can be given, in the unlikely event of a bankruptcy of ALFI L.P., the Seller believes that the 1996-1 SUBI Assets would not be treated as part of ALFI L.P.'s bankruptcy estate and that, even if they were so treated, the subordination by holders and pledges of the UTI and Other SUBIs should be enforceable.

         Under the foregoing allocation, any liability to third parties arising from or in respect of a Series 1996-1 Contract or Series 1996-1 Leased Vehicle will be borne by the holders of interests in the 1996-1 SUBI (including the Issuer). If any such liability arises from a contract or leased vehicle that is an Other SUBI Asset or a UTI Asset, the Origination Trust Assets (including the 1996-1 SUBI Assets) will not be subject to such liability unless such Other SUBI Assets or UTI Assets are insufficient to pay the liability. In such event, because there will be no other assets from which to satisfy any such liability, to the extent that it is owed to entities other than the Origination Trustee and the beneficiaries of the Origination Trust, the other Origination Trust Assets, including the 1996-1 SUBI Assets, will be available to satisfy such liabilities. Under such circumstances, investors in the Notes could incur a loss on their investment.

  Third-Party Liens on 1996-1 SUBI Assets

         Because the Owner Trustee will not own directly the 1996-1 SUBI Assets, and since its interest therein generally will be an indirect beneficial ownership interest, perfected liens of third-party creditors of the Origination Trust in one or more 1996-1 SUBI Assets will take priority over the interest of the Owner Trustee in such 1996-1 SUBI Assets. With respect to claims relating to the 1996-1 SUBI Assets, this result is no different than would be the case if a claim were made against the Trust and the Trust directly owned the 1996-1 SUBI Assets. However, because the Origination Trust also will hold Other SUBI Assets and UTI Assets, and third-party creditors of the Origination Trust will not be bound by the allocation of liabilities described above, a general creditor of the Origination Trust may obtain a lien on one or more 1996-1 SUBI Assets regardless of whether its claim would be allocated to such 1996-1 SUBI Assets under the terms of the Origination Trust Agreement. Such liens could include tax liens arising against the Seller or the Trust, liens arising under various federal and state criminal statutes, certain liens in favor of the Pension Benefit Guaranty Corporation (the "PBGC"), judgment liens arising from successful claims under federal and state consumer protection laws and Lemon Laws with respect to leases and leased vehicles included in the Origination Trust Assets and judgment liens arising from successful claims against the Origination Trust arising from the operation of the leased vehicles constituting Origination Trust Assets. See "Risk Factors--Consumer Protection Laws", "--ERISA Liabilities" and "--Vicarious Tort Liability" for a further discussion of these risks.

         The Origination Trust Agreement provides that, to the extent that such a third-party claim is satisfied out of one or more 1996-1 SUBI Assets rather than Other SUBI Assets or UTI Assets, as the case may be, the Origination Trustee will reallocate the remaining Origination Trust Assets (i.e., the Other SUBI Assets and the UTI Assets) so that each portfolio will bear the expense of the claim as nearly as possible as if the claim had been allocated as provided in the Origination Trust Agreement as set forth under "Additional Document Provisions--The SUBI Trust Agreement--The 1996-1 SUBI, the Other SUBIs and the UTI". However, if the third-party claim exceeds the value of the portfolio or portfolios of Origination Trust Assets to which it should be allocated, investors in the Notes could incur a loss on their investment.

  Back-up Security Interest in Certain 1996-1 SUBI Assets

         The Notes will represent obligations of the Issuer. Because the primary asset of the Issuer will be the 1996-1 SUBI, rather than the 1996-1 SUBI Assets, the holders of the Notes will be indirectly secured by an equity interest, rather than a security interest, in the 1996-1 SUBI Assets. Moreover, during the term of the Master Lease, the 1996-1 SUBI will be subject to the rights of the Lessee under the Master Lease, and accordingly, provided that the Lessee satisfies its obligations to make payments pursuant to the Master Lease, the Indenture Trustee will not have a direct right to payments made by Consumer Lessees on the Series 1996-1 Contracts. Although the Indenture Trustee generally will have a perfected security interest in the property of the Issuer, the Indenture Trustee will not have a security interest in the 1996-1 SUBI Assets and in no circumstances will the Indenture Trustee have a perfected security interest in any Series 1996-1 Leased Vehicle. Accordingly, upon the occurrence of an Event of Default, the Indenture Trustee would be limited to exercising its rights with respect to the 1996-1 SUBI (subject to the rights of the Lessee) and the other assets described above (including the amounts available from the Residual Value Support Account and the Reserve Fund, but not the Master Lease Reserve Account unless a Lease Event of Default shall have occurred). To the extent that the exercise of such rights produces insufficient funds to make all required payments with respect to the Notes, Noteholders could suffer a loss of all or part of their investment. See "Property of the Issuer" and "Description of the Notes--Indenture."

         As described under "Risk Factors--Insolvency of World Omni; Substantive Consolidation with World Omni", the transfer of the 1996-1 SUBI by the Seller to the Trust is intended to constitute a sale of the 1996-1 SUBI and of the beneficial interest in the 1996-1 SUBI Assets evidenced thereby. Although deemed highly unlikely by the Seller, theoretically it is possible that a court could recharacterize (for accounting and general state law purposes) the sale of the 1996-1 SUBI Assets and the subsequent lease of the 1996-1 SUBI Certificate to the Seller as a financing by the Seller secured by a pledge of the 1996-1 SUBI Certificate, or even the underlying 1996-1 SUBI Assets, to the Issuer, rather than as a sale. In such an event, absent prior perfection of the Issuer's security interest in the 1996-1 SUBI Assets, the holder of a perfected lien in one or more 1996-1 SUBI Assets would have priority over the interest of the Issuer (and thus the Indenture Trustee on behalf of the Noteholders) in such 1996-1 SUBI Assets. Therefore, certain actions have been taken to ensure that, were the sale of the 1996-1 SUBI Assets to the Issuer and the subsequent lease of the 1996-1 SUBI Certificate to the Seller to be so recharacterized as a secured loan, the Issuer (and the Indenture Trustee) would be deemed to have a perfected security interest in the 1996-1 SUBI Certificate and in the Series 1996-1 Contracts and the Contract Rights susceptible of perfection under the Uniform Commercial Code (the "UCC") in effect in the States of Alabama, Delaware, Illinois and Florida. The "Contract Rights" will be comprised of all rights relating to the Series 1996-1 Contracts and the proceeds thereof, including but not limited to the documents evidencing such Series 1996-1 Contracts, Monthly Payments received or due on or after the Cutoff Date, Security Deposits to the extent provided for in the Series 1996-1 Contracts and partial prepayments, Prepayments, Liquidation Proceeds and Insurance Proceeds (to the extent constituting proceeds of the related Series 1996-1 Contract rather than proceeds of the related Series 1996-1 Leased Vehicle) received on or after the related Cutoff Date.

         As described above, if the sale of the 1996-1 SUBI to the Issuer and the subsequent lease of the 1996-1 SUBI Certificate to the Seller were to be recharacterized as a loan secured by the 1996-1 SUBI Certificate or the 1996-1 SUBI Assets, the Issuer would be deemed to have a perfected security interest in the 1996-1 SUBI Certificate and certain of the 1996-1 SUBI Assets. The 1996-1 SUBI Certificate will constitute an "instrument" under the UCC and, by virtue of its possession thereof, the Issuer and the Indenture Trustee would be deemed to have a perfected security interest therein (and the 1996-1 SUBI Assets evidenced thereby). Therefore, no UCC-1 financing statements will be filed in favor of the Issuer and the Indenture Trustee with respect to its interest in the 1996-1 SUBI Certificate. The Series 1996-1 Contracts will not be stamped to reflect the Issuer's and the Indenture Trustee's indirect interest therein. On or prior to the Closing Date, however, "protective" UCC-1 financing statements will be filed in Alabama, Delaware, Illinois and Florida with respect to the Series 1996-1 Contracts and the Contract Rights to reflect the perfection of any security interest that the Issuer and the Indenture Trustee would be deemed to have therein. However, no action will be taken to perfect the lien that the Issuer and the Indenture Trustee would be deemed to have in the Series 1996-1 Leased Vehicles in the event of such a recharacterization. Therefore, to the extent that a valid lien is imposed by a third party against a Series 1996-1 Leased Vehicle, the interest of the lienholder will be superior to the unperfected beneficial interest of the Indenture Trustee in such Series 1996-1 Leased Vehicle. Although the Servicing Agreement will require the Servicer to contest all such liens and cause the removal of any liens that may be imposed, if any such liens are imposed against the Series 1996-1 Leased Vehicles, investors in the Notes could incur a loss on their investment. For further information relating to potential liens on the 1996-1 SUBI Assets, see "Additional Document

Provisions--The Servicing Agreement--Notification of Liens and Claims" and "Certain Legal Aspects of the Origination Trust and the SUBI--The 1996-1 SUBI".

         As previously noted, various liens could be imposed upon all or part of the 1996-1 SUBI Assets that, by operation of law, would take priority over the Issuer, and consequently the Indenture Trustee's, interest therein. Such liens would include tax liens arising against the Seller or the Issuer, mechanic's, repairmen's, garagemen's and motor vehicle accident liens and certain liens for personal property taxes, in each case arising with respect to a particular Series 1996-1 Leased Vehicle, liens arising under various state and federal criminal statutes and certain liens, more fully described under "Risk Factors--ERISA Liabilities", in favor of the PBGC. Additionally, any perfected security interest of the Issuer and the Indenture Trustee in all or part of the property of the Issuer could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Seller prior to any perfection of the transfer of the assets transferred by the Seller to the Issuer pursuant to the Indenture, as more fully described under "Risk Factors--Insolvency of World Omni; Substantive Consolidation with World Omni".

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System, impose requirements on retail lease contracts such as the Series 1996-1 Contracts. These laws apply to the Origination Trust as the assignee and co-lessor of the Series 1996-1 Contracts and may also apply to the Trust as owner of the 1996-1 SUBI Certificate which represents a beneficial interest in, among other things, the Series 1996-1 Contracts. The failure by the Origination Trust to comply with such requirements may give rise to liabilities on the part of the Origination Trust, and claims by such parties may be subject to set-off as a result of such noncompliance. Many States, including each of the States in the Five State Area, have adopted Lemon Laws that provide vehicle users certain rights in respect of substandard vehicles which may apply to one or more of the Leased Vehicles. A successful claim under a Lemon Law could result in, among other things, the termination of the related Contract and/or require the refunding of a portion of payments that previously have been paid. For further information regarding consumer protection laws, see "Certain Legal Aspects of the Series 1996-1 Contracts and the Leased Vehicles--Consumer Protection Laws".

ERISA LIABILITIES

         It is possible that the Origination Trust Assets, including the 1996-1 SUBI Assets, could become subject to liens in favor of the PBGC to satisfy unpaid ERISA obligations of any member of an "affiliated group" that includes World Omni, SET, JMFE and their respective affiliates. The ratings of the Notes may be downgraded in the event of any unfunded ERISA liability of any member of such affiliated group, as described under "Additional Document Provisions--The Servicing Agreement--Compliance with ERISA". The ratings of the Notes address the likelihood of the payment of principal of and interest on the Notes pursuant to their terms, as described under "Rating of the Notes". However, the Seller believes that the likelihood of any such liability being asserted against the Origination Trust Assets or, if so asserted, being successfully pursued, is remote. In particular, the Seller believes that the Origination Trust should, as a legal matter, be treated as a distinct entity separate and apart from such affiliated group, and not considered part of such affiliated group under ERISA's "common control" provisions. Additionally, such affiliated group maintains only one plan (which is neither a multi-employer or multiple employer plan) that would subject it to a lien if the plan were to terminate with assets insufficient to cover its liabilities. That plan historically has had assets that significantly exceeded its liabilities. However, no assurance can be given that any of these conditions will continue in the future.

VICARIOUS TORT LIABILITY

         Although the Origination Trust will own the Series 1996-1 Leased Vehicles and the Trust will have an interest therein evidenced by the 1996-1 SUBI, they will be operated by the related lessees and their respective invitees. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable state law permits such an action, the Origination Trust and the Origination Trust Assets may be subject to liability to such an injured party. However, the laws of many States, including each of the States in the Five State Area, either do not permit such suits, or the lessor's liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain. For further information in this regard, see "Certain Legal Aspects of the Series 1996-1 Contracts and the Series 1996-1 Leased Vehicles--Vicarious Tort Liability". Notwithstanding the foregoing, in the event that vicarious liability on the Origination Trust as owner of a Series 1996-1 Leased Vehicle were imposed and the coverage provided by the Contingent and Excess Liability Insurance Policies were insufficient to cover such a loss with respect to a Series 1996-1 Leased Vehicle or, in certain circumstances, a leased vehicle that is an Other SUBI Asset or a UTI Asset, investors in the Notes could incur a loss on their investment. See "Risk Factors--Structural Considerations--Allocation of Origination Trust Liabilities", "--Third-Party Liens on 1996-1 SUBI Assets" and "Security for the Notes--The Contingent and Excess Liability Insurance Policies".

         All of the contracts (including the Series 1996-1 Contracts) will contain provisions requiring the lessees to maintain levels of insurance satisfying applicable state law, and the Servicing Agreement will require the Servicer to police compliance by the lessees therewith. In addition, in the event that any such insurance has lapsed, has not been maintained in full force and effect or the Servicer has failed to maintain the right to receive the proceeds of such insurance, the Servicing Agreement will require World Omni to pay all such amounts as would otherwise have been recoverable as Insurance Proceeds. For further information regarding insurance matters, see "World Omni--Insurance" and "Additional Document Provisions--The Servicing Agreement--Insurance on Leased Vehicles".

         Under Florida law, the owner of a motor vehicle that is subject to a lease having an initial term of at least one year is exempt from liability arising out of an accident in which the leased vehicle is involved if the lessee is required by the lease to maintain certain specific levels of insurance, and such insurance is maintained either by the lessee or the lessor, as further described under "Certain Legal Aspects of the Series 1996-1 Contracts and the Leased Vehicles--Vicarious Tort Liability". However, a court applying the law of another jurisdiction might reach another result. Moreover, actions by third parties might arise against the owner of a leased vehicle based on legal theories other than negligence, such as a product defect or improper vehicle preparation prior to the origination of the related lease contract. Even if the Origination Trust were to be the subject of an action for damages as a result of its ownership of a leased vehicle (including but not limited to a Series 1996-1 Leased Vehicle), however, it will be the beneficiary of the Contingent and Excess Liability Insurance Policies with respect thereto, as more fully described under "Security for the Certificates--The Contingent and Excess Liability Insurance Policies". Although the Origination Trust's insurance coverage exceeds $10 million per claim, with an allowance for multiple claims in any policy period, in the event that all such insurance coverage were exhausted and damages were assessed against the Origination Trust, claims could be imposed against the assets of the Origination Trust, including the Series 1996-1 Leased Vehicles. If any such claims are imposed against any 1996-1 SUBI Assets or, in certain limited circumstances, any Other SUBI Assets or UTI Assets, investors in the Notes could incur a loss on their investment. For further information regarding the potential for third-party claims against the Origination Trust Assets, see "Risk Factors--Structural Considerations--Allocation of Origination Trust Liabilities", "--Third-Party Liens on 1996-1 SUBI Assets" and "Certain Legal Aspects of the Series 1996-1 Contracts and the Series 1996-1 Leased Vehicles--Vicarious Tort Liability".

INSOLVENCY OF WORLD OMNI; SUBSTANTIVE CONSOLIDATION WITH WORLD OMNI

         The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") by World Omni will not result in the consolidation of the assets and liabilities of ALFI, ALFI L.P., the Seller, the Origination Trust or the Issuer with those of World Omni. With respect to the Seller and ALFI, these steps include their creation as separate, special purpose finance subsidiaries of World Omni pursuant to articles of incorporation containing certain limitations (including the requirement that each must have at all times at least two "independent directors" and restrictions on the nature of their respective businesses and on their ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of at least a majority of their respective directors, including each independent director). With respect to ALFI L.P., these steps include its creation as separate, special purpose limited partnerships of which ALFI, the sole general partner, pursuant to a limited partnership agreement containing certain limitations (including restrictions on the nature of its businesses and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of all of the directors of its general partners, including each independent director).

         Reallocation Payments made by World Omni in respect of certain Series 1996-1 Contracts as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred, payments made by World Omni in respect of certain insurance policies required to be obtained and maintained by lessees pursuant to the Series 1996-1 Contracts and unreimbursed Advances made by World Omni, as Servicer, pursuant to the Servicing Agreement, may be recoverable by World Omni as debtor-in-possession or by a creditor or a trustee in bankruptcy of World Omni as a preferential transfer from World Omni if such payments were made within one year prior to the filing of a bankruptcy case in respect of World Omni. In addition, the insolvency of World Omni could result in the replacement of World Omni as Servicer, which could result in a temporary interruption of payments on the Notes and an Event of Servicing Termination under the Servicing Agreement.

         Additionally, if a conservator, receiver or bankruptcy trustee were appointed by a court of competent jurisdiction, or if certain other events relating to the bankruptcy or insolvency of the Issuer or the Seller were to occur (each, an "Insolvency Event"), the Owner Trustee may, and upon receipt of written instructions from holders of Notes evidencing Voting Interests of not less than 51% of the Notes or 51% of the Notes will, attempt to sell the 1996-1 SUBI Certificate and the other property of the Trust. The consummation of such sale would result in an early termination of the Trust and a loss to the Noteholders if the net proceeds of such sale were insufficient to pay in full the principal balance of the Notes, together with any unreimbursed Note Principal Loss Amounts, with accrued and unpaid interest thereon at the Note Rate.

         On the Closing Date, Skadden, Arps, Slate, Meagher & Flom LLP, counsel to ALFI, ALFI L.P., the Seller and World Omni, will render an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and statutes applicable to federal bankruptcy cases, if World Omni were to become a debtor in a case under the Bankruptcy Code, it would not be a proper exercise by a federal bankruptcy court of its equitable discretion to disregard the independent forms so as to substantively consolidate the assets and liabilities of ALFI, ALFI L.P., the Seller, the Origination Trust or the Issuer with those of World Omni. In addition, on the Closing Date, counsel to the Seller will render an opinion to the effect that (i) the transfer of the 1996-1 SUBI Certificate by the Seller to the Issuer constitutes a sale of the 1996-1 SUBI Certificate and the 1996-1 SUBI Assets evidenced thereby, or (ii) if such transfer does not constitute a sale, then the Indenture creates a valid perfected security interest, for the benefit of the Issuer and the Indenture Trustee on behalf of the Noteholders, in the Seller's right, title and interest in the 1996-1 SUBI Certificate. For further information regarding the risk of insolvency, see "Certain Legal Aspects of the Origination Trust and the 1996-1 SUBI--Insolvency Related Matters".

         The Origination Trust has been registered under the business trust provisions of certain state laws, including those of Alabama and Florida. As such, the Origination Trust may be subject to the Insolvency Laws, and claims against the Origination Trust Assets could have priority over the beneficial interest therein represented by the 1996-1 SUBI. In addition, claims of a third party against the Origination Trust Assets, including the 1996-1 SUBI Assets, to the extent such claims are not covered by insurance, would take priority over the holders of beneficial interests in the Origination Trust, such as the Trustee, as more fully described under "Security for the Notes--The Contingent and Excess Liability Insurance Policies" and "Certain Legal Aspects of the Series 1996-1 Contracts and Series 1996-1 Leased Vehicles--Vicarious Tort Liability".

REQUIRED SALE OR RETITLING OF ASSETS IN CERTAIN CIRCUMSTANCES

         If a bankruptcy or insolvency occurs with respect to the Certificateholder, the Trust Agreement provides that the Issuer will be dissolved (and the Master Lease will terminate) and the Indenture Trustee will be required to sell the assets of the Issuer in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the assets of the Issuer plus amounts on deposit in the Reserve Fund, the Residual Value Support Account and other accounts of the Issuer will be distributed first to Noteholders, and second to repay the WOALI Loan and any expenses, and the remainder to the Certificateholders, and if such proceeds and amounts are not sufficient to pay the Notes in full, the amount of principal returned to the Noteholders would be reduced, and the Noteholders would incur a loss on their investment. [In addition, upon the bankruptcy of [the Issuer, the Certificateholder or WOALI] the Series 1996-1 Leased Vehicles will be distributed from the Origination Trust and retitled at the direction of the Issuer.] See "Additional Document Provisions--The Trust Agreement--Termination."

LEGAL PROCEEDINGS

         None of ALFI, ALFI L.P. or the Seller is a party to any legal proceeding. World Omni is a party to, and is vigorously defending, numerous legal proceedings, all of which (except as described below) it believes constitute ordinary routine litigation incidental to the business and activities conducted by World Omni. The Origination Trustee, on behalf of the Origination Trust, has been named as a defendant in various cases which it believes constitute ordinary routine litigation incidental to the business and activities conducted by the Origination Trustee as an assignee of lease contracts and leased vehicles. As of the date of this Prospectus, World Omni, SET, various other JMFE-related entities and various officers and employees thereof also are defendants in a lawsuit brought by former Dealers located in the Five State Area. In a second such case, World Omni and its affiliated defendants obtained summary judgment in their favor dismissing all of plaintiffs' claims and awarding attorneys' fees to World Omni. Plaintiffs have appealed this summary judgment. These cases focus generally on or arise from alleged vehicle allocation, sales reporting, marketing and freight charge practices, principally by SET. While there are uncertainties as to the final disposition of these cases, management of World Omni believes that, although an adverse final judgment in these cases could have a material adverse effect on its operations and financial condition, such a result will not cause any material impairment of the ability of World Omni to perform its obligations and its duties under the Servicing Agreement. However, there can be no assurance of this result.


                                   THE ISSUER

GENERAL

         The Issuer and the Noteholders will have no interest in the UTI, any Other SUBI or any assets of the Origination Trust evidenced by the UTI or any Other SUBI. Payments made on or in respect of the Origination Trust Assets not represented by the 1996-1 SUBI will not be available to make payments on the Notes. For further information regarding the Origination Trust, see "The Origination Trust."

THE 1996-1 SUBI

         The 1996-1 SUBI will be issued pursuant to the SUBI Trust Agreement and will evidence a beneficial interest in certain specified Origination Trust Assets consisting of (i) the 1996-1 Contracts, the 1996-1 Leased Vehicles and all proceeds or payments received or due on or after the Cutoff Date; and (ii) all other related Origination Trust Assets, including (A) the Lessee Collection Account and the Issuer Collection Account (B) the right to receive payments made to World Omni, the Origination Trust or the Origination Trustee under any insurance policy relating to the Series 1996-1 Contracts, the related lessees or the Leased Vehicles, (C) the right to receive the proceeds of any Dealer repurchase obligations in respect of the Series 1996-1 Contracts or Series 1996-1 Leased Vehicles, and (D) all proceeds of the foregoing (collectively, the "1996-1 SUBI Assets"). (SUBI Trust Agreement, Sections ______________).

FORMATION OF THE ISSUER

         The Issuer is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement solely for the purposes of the transactions described in this Prospectus. After its formation, the Issuer will not engage in any activity other than (i) issuing the Notes and the Certificates, (ii) acquiring the Series 1996-1 SUBI and the other property of the Trust Estate using the proceeds from the sale of the Notes and Certificates to third party investors, (iii) entering into the Master Lease with the Lessee;
(iv) making payments on the Notes and distributions to Certificatehold-ers, (v) assigning and pledging the Trust Estate to the Indenture Trustee, (vi) entering into and performing its obligations under the documents to which it is a party and (vi) engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

CAPITALIZATION OF THE ISSUER

         On the Closing Date, the Issuer will be capitalized with $______ of Notes and $_______ representing the excess of the Aggregate Net Investment Value over the principal amount of the Notes. In addition, WOALI will make the WOALI Loan to the Issuer. The Issuer will sell the Certificates to third party investors that are expected to be unaffiliated with the Seller, their respective affiliates or the Issuer. In exchange for the sale of the Series 1996-1 SUBI, the Issuer will pay the proceeds from the sale of the Notes and the Certificates to the Seller. See "_____________" for a more extensive discussion of the WOALI Loan.

         The following table illustrates the capitalization of the Issuer as of the Closing Date, as if the issuance and sale of the Notes, and the Certificates as described above had taken place on such date:

Notes .............................    $
[WOALI Loan]
Certificates                           --
    Total .........................    $
                                       ==

THE OWNER TRUSTEE

         PNC Bank, Delaware, a Delaware banking corporation, is the Owner Trustee under the Owner Trust Agreement. The principal offices of the Owner Trustee are located at Wilmington, Delaware. The Seller, WOFCO and their affiliates may maintain normal commercial banking relationships with the Owner Trustee and its affiliates. The fees and expenses of the Owner Trustee will be paid by the Issuer.


                             PROPERTY OF THE ISSUER

         After giving effect to the transactions described herein, the property of the Issuer (the "Trust Estate") will consist of (i) the rights of the Issuer under the Series 1996-1 SUBI (subject to the rights of the Lessee under the Master Lease, (ii) the rights of the Issuer under the Master Lease, (iii) the rights of the Issuer to funds on deposit from time to time in the Issuer Collection Account, the Payment Account and any other account or accounts established pursuant to the Indenture (including investment income on amounts on deposit in the Issuer Collection Account and the Payment Account) and proceeds thereof, (iv) the rights of the Issuer (and a pledge of the rights of the Lessee) as holder of the 1996-1 SUBI Interest under the Servicing Agreement and the Series 1996-1 Supplement, (v) the security interest of the Issuer in the Master Lease Reserve Account and (vi) all proceeds of the foregoing. All of the Trust Estate is pledged to the Indenture Trustee pursuant to the terms of the Indenture.

         Because the Notes are primarily secured by the Issuer's rights in the Series 1996-1 SUBI and the Master Lease (which in turn will be paid from payments on the Series 1996-1 Leases),

Noteholders will be dependent on payments made on the Series 1996-1 Contracts and proceeds received in connection with the disposition of Series 1996-1 Leased Vehicles for payment of interest on and principal of the Notes. The Issuer will not have a direct ownership interest in the Series 1996-1 Contracts, or a direct ownership interest or perfected security interest in the Series 1996-1 Leased Vehicles (which will be titled in the name of the Origination Trust), and it is therefore possible that a claim or lien with respect to the Series 1996-1 Leased Vehicles or on the Origination Trust could limit the amounts paid to the holders of the Series 1996-1 SUBI to less than the amount due from the related Consumer Lessees or realized from the disposition of Series 1996-1 Leased Vehicles. To the extent that a claim or lien delays disposition of Series 1996-1 Leased Vehicles or reduces the amount paid to the Issuer and the Lessee as holders of the Series 1996-1 SUBI (which represents the beneficial interest in the Series 1996-1 Assets), Noteholders could be subject to delays in payment or losses on their investment. See "Risk Factors--Structural Considerations," "Description of the Notes--Master Lease Reserve Account Withdrawals and Deposits," "Series 1996-1 SUBI" and "Certain Legal Aspects of the Origination Trust and the Series 1996-1 SUBI."

         The 1996-1 SUBI will not represent a direct interest in the 1996-1 SUBI Assets, nor will it represent an interest in any Origination Trust Assets other than the 1996-1 SUBI Assets. Payments made on or in respect of such other Origination Trust Assets will not be available to make payments on the Notes or to cover expenses of the Origination Trust allocable to the 1996-1 SUBI Assets.

SALE OF THE 1996-1 SUBI TO THE ISSUER

         On the Closing Date, the Origination Trustee will issue the 1996-1 SUBI, which will evidence the 1996-1 SUBI Assets, to ALFI, L.P., who will sell the 1996-1 SUBI to the Seller. The Seller will transfer and assign the 1996-1 SUBI to the Issuer pursuant to the Indenture. The Issuer will then lease the 1996-1 SUBI back to the Seller pursuant to the Master Lease and, subject to the rights of the Lessee under the Master Lease, pledge its interest in the 1996-1 SUBI to the Indenture Trustee under the Indenture. In exchange for such sale, the Issuer will pay to the Seller the proceeds from the sale of the Notes and Certificates to third party investors.

LEASE OF THE 1996-1 SUBI TO THE SELLER

         Immediately following the transfer of the 1996-1 SUBI to the Issuer, as described in "--Transfer of the 1996-1 SUBI to the Issuer," the Seller and the Issuer will enter into the Master Lease pursuant to which the Seller will lease the Series 1996-1 SUBI during the term of the Master Lease. As Lessee, the Seller will be entitled to receive all proceeds from the 1996-1 SUBI during the term of the Master Lease and will be required to make Master Lease Payments to the Issuer. See "The Issuer--Assignment to Seller."

         During the term of the Master Lease, the Seller, as Lessee, will be entitled to all Monthly Payments with respect to Series 1996-1 Contracts. All Monthly Payments. applicable Payments Ahead and Advances will be deposited by the Servicer in the Lessee Collection Account and will be applied on a monthly basis to pay servicing fees and certain other reimbursable amounts to the Servicer, and then to make Master Lease Payments. The Lessee will be obligated to make Master Lease Payments to the Issuer for so long as the Master Lease is in effect. Any amount remaining in the Lessee Collection Account after payment of current expenses and the Master Lease Payment will be deposited in the Master Lease Reserve Account. Amounts in the Master Lease Reserve Account will secure the Lessee's obligation to make Master Lease Payments to the Issuer. The Master Lease will terminate with respect to any Series 1996-1 Leased Vehicle upon the termination of the related Series 1996-1 Contract. The Issuer, rather than the Seller, will be entitled to receive the proceeds of disposition of Series 1996-1 Leased Vehicles. However, to the extent that the proceeds of sale of a Series 1996-1 Leased Vehicle with respect to which the related Series 1996-1 Contract terminated prior to its scheduled termination date are less than the Outstanding Principal Balance of such Series 1996-1 Contract, the Master Lease will obligate the Lessee to make a Termination Payment as described below.

         The Master Lease Payment with respect to any Payment Date will be payable by the Lessee monthly in arrears in an aggregate amount equal to the sum of (i) the Scheduled Lease Payment and (ii) any Termination Payments then or previously due. See "Security for the Notes--The Master Lease."

         Upon the occurrence of an event of default on the Master Lease (a "Lease Event of Default") the Issuer will be entitled to terminate the Master Lease, and upon such termination, as holder of the 1996-1 SUBI, would be entitled to receive directly all payments made thereafter on the 1996-1 SUBI Assets. Upon the occurrence of an event of default under the Master Lease, (i) the Indenture Trustee as assignee of the rights of the Issuer in the Master Lease pursuant to the pledge of the Trust Estate would be entitled (subject to certain cure rights of the Issuer) to terminate the Master Lease and obtain the right to receive directly, as pledgee of the Issuer, all distributions with respect to the 1996- 1 SUBI and to apply such distributions to the payment of Master Lease Payments (which in turn would be used to pay interest on and principal of the Notes) and (ii) an Event of Default would occur under the Indenture which would permit the Noteholders (subject to satisfaction of certain procedures and certain rights of the Issuer) to accelerate the maturity of the Notes, foreclose on the Trust Estate, and in certain circumstances cause the sale of the Trust Estate. See "Description of the Notes--Indenture."

PLEDGE OF THE 1996-1 SUBI TO THE INDENTURE TRUSTEE

         Immediately following the lease of the 1996-1 SUBI to the Lessee, the Issuer will pledge its interest in the 1996-1 SUBI, subject to the Lessee's rights under the Master Lease, as part of the Trust Estate pledged to the Indenture Trustee as security for the repayment of the Notes. See "Property of the Issuer."

                              THE ORIGINATION TRUST


GENERAL

         The Origination Trust is an Alabama trust formed pursuant to the Origination Trust Agreement. The primary business purpose of the Origination Trust is to take assignments of, and serve as record holder of title to, substantially all of the fixed rate retail closed-end lease contracts and the related leased vehicles originated through Dealers in the World Omni network of dealers since November 1993. Pursuant to the Servicing Agreement, World Omni will service the lease contracts included in the Origination Trust Assets, including the Series 1996-1 Contracts. For further information regarding the Origination Trust and the servicing of the Origination Trust Assets, see "Additional Document Provisions--The SUBI Trust Agreement" and "--The Servicing Agreement" and "Certain Legal Aspects of the Origination Trust and the SUBI--The Origination Trust".

         Except as otherwise described under "Additional Document Provisions--The SUBI Trust Agreement", pursuant to the Origination Trust Agreement, the Origination Trust has not and will not (i) issue interests therein or securities thereof other than the 1996-1 SUBI Certificate, Other SUBIs representing divided interests in Other SUBI Assets and certificates (the "Other SUBI Certificates") representing Other SUBIs or portions thereof, and one or more certificates (the "UTI Certificates") representing the UTI or portions thereof; (ii) borrow money (except from World Omni) in connection with funds used to acquire lease contracts and the related leased vehicles; (iii) make loans; (iv) invest in or underwrite securities, other than Permitted Investments or as otherwise permitted by the Origination Trust Agreement or the SUBI Trust Agreement; (v) offer securities in exchange for property (other than the 1996-1 SUBI Certificate, the Other SUBI Certificates and the UTI Certificates); or (vi) repurchase or otherwise reacquire its securities except in connection with financing or refinancing the acquisition of lease contracts and the related leased vehicles or as otherwise permitted by each such financing or refinancing. (SUBI Trust Agreement, Section 5.01). The Origination Trust will not be permitted to acquire lease contracts otherwise than through dealers in the World Omni network of Dealers, unless such lease contracts are (in World Omni's reasonable judgment) originated generally in accordance with World Omni's then-current lease contract underwriting standards. (SUBI Trust Agreement, Section 2.01). The Origination Trust Agreement will permit the Origination Trust, in the course of its activities, to incur certain liabilities relating to its assets other than the 1996-1 SUBI Assets, or relating to its assets generally, and to which, in certain circumstances, the 1996-1 SUBI Assets may be subject, as more fully described under "Risk Factors--Structural Considerations--Allocation of Origination Trust Liabilities" and "--Third-Party Liens on 1996-1 SUBI Assets". However, the Origination Trust Agreement will require the holders from time to time of Other SUBI Certificates and any UTI Certificates to waive any claim that they might otherwise have with respect to the 1996-1 SUBI Assets and to fully subordinate any claims to the 1996-1 SUBI Assets in the event that this waiver is not given effect. Similarly, by virtue of holding Notes (or a beneficial interest therein) or Certificates, Noteholders, Note Owners and Certificateholders will be deemed to have waived any claim that they might otherwise have with respect to Other SUBI Assets and the UTI Assets.

ALFI AND ALFI L.P.

         ALFI is a wholly owned, special purpose finance subsidiary of World Omni and was organized solely for the purpose of acting as general partner of ALFI L.P. ALFI L.P. was organized solely for the purpose of being grantor and initial beneficiary of the Origination Trust, holding the UTI and the UTI Certificate, acquiring interests in the 1996-1 SUBI and the Other SUBIs and engaging in related transactions. ALFI's articles of incorporation and ALFI L.P.'s limited partnership agreement limit their respective activities to the foregoing purposes and to any activities incidental to and necessary for such purposes. ALFI may not transfer its general partnership interest in ALFI L.P. so long as any financings involving interests in the Origination Trust (including the transaction described herein) are outstanding.

THE ORIGINATION TRUSTEE

         The Origination Trustee is a wholly owned, special purpose subsidiary of First Bank National Association ("First Bank") that was organized in 1993 solely for the purpose of acting as Origination Trustee. First Bank, as Trust Agent (the "Trust Agent"), serves as agent for the Origination Trustee to perform certain functions of the Origination Trustee pursuant to the Origination Trust Agreement. (Origination Trust Agreement, Section 5.03). The Origination Trust Agreement provides that in the event that First Bank no longer can be the Trust Agent, the designee of ALFI L.P. (who may not be ALFI L.P. or any affiliate thereof) will have the option to purchase the stock of the Origination Trustee for a nominal amount. If ALFI L.P.'s designee does not timely exercise this option, then the Origination Trustee will appoint a new trust agent, and that new trust agent (or its designee) will next have the option to purchase the stock of the Origination Trustee. If none of these options is timely exercised, First Bank may sell the stock of the Origination Trustee to another party. (Origination Trust Agreement, Section 6.10).

PROPERTY OF THE ORIGINATION TRUST

         The property of the Origination Trust consists of (i) fixed rate retail closed-end lease contracts originated throughout the United States and assigned to the Origination Trust by World Omni or Dealers since November 1993 and all monies due from lessees thereunder; (ii) the automobiles and light duty trucks leased pursuant thereto and all proceeds thereof; (iii) all of World Omni's rights (but not its obligations) with respect to such lease contracts and leased vehicles, including the right to receive proceeds of Dealer repurchase obligations, if any; (iv) the rights to proceeds from residual value, physical damage, credit life, disability and all other insurance policies, if any, covering the lease contracts, the related lessees or the leased vehicles, including, but not limited to, the Contingent and Excess Liability Insurance Policies; (v) all security deposits with respect to such lease contracts to the extent due to the lessor thereunder; and (vi) all proceeds of the foregoing (collectively, the "Origination Trust Assets"). From time to time after the date of this Prospectus, World Omni will cause Dealers to originate additional retail closed-end lease contracts and to assign such lease contracts to the Origination Trustee on behalf of the Origination Trust and, as described below, title the related leased vehicles in the name of the Origination Trustee on behalf of the Origination Trust. (Origination Trust Agreement, Section 2.01).

CONTRACT ORIGINATION; TITLING OF LEASED VEHICLES

         All lease contracts originated by the Origination Trust have been, or will be, underwritten using the underwriting criteria described under "World Omni--Lease Contract Underwriting Procedures". In connection with the origination of each lease contract, the Origination Trustee, on behalf of the Origination Trust, will be listed as the owner of the related leased vehicle on the related certificate of title. Liens will not be placed on such certificates of title, and new certificates of title will not be issued, to reflect the interest of the Indenture Trustee, as holder of the 1996-1 SUBI Certificate, in the Series 1996-1 Leased Vehicles. The certificates of title to the Series 1996-1 Leased Vehicles will, however, reflect a first lien recorded in favor of Bank of America Trust Company of Florida, N.A. or AL Holding Corp. (collectively, the "Administrative Lienholders"). Such lien (the "Administrative Lien") will exist solely to assure delivery of the certificates of title to the Series 1996-1 Leased Vehicles to the Servicer. Neither of the Administrative Lienholders will have any interest in any of the Series 1996-1 Leased Vehicles.

         Pursuant to agreements between World Omni and the Dealers, each Dealer is obligated, after origination of lease contracts and assignment thereof to the Origination Trustee on behalf of the Origination Trust, to repurchase such lease contracts which do not meet certain representations and warranties made by such Dealer. These representations and warranties relate primarily to the origination of the lease contracts and the titling of the related leased vehicles, and do not typically relate to the creditworthiness of the related lessees or the collectibility of such lease contracts. The Dealer agreements do not generally provide for recourse to the Dealer for unpaid amounts in respect of a defaulted lease contract, other than in connection with the breach of the foregoing representations and warranties. The rights of World Omni to receive proceeds of such Dealer repurchase obligations will constitute Origination Trust Assets (and accordingly will constitute 1996-1 SUBI Assets to the extent they relate to the Series 1996-1 Contracts and Series 1996-1 Leased Vehicles), although the related Dealer agreements will not constitute Origination Trust Assets.

                                 USE OF PROCEEDS


         The net proceeds from the sale of the Notes (i.e., the proceeds of the public offering of the Notes minus expenses relating thereto) will be applied by the Seller to purchase the 1996-1 SUBI Certificate from ALFI L.P.


                                   THE SELLER

         The Seller is a wholly owned, special purpose finance subsidiary of World Omni and was incorporated under the laws of Delaware in November 1996. The principal office of the Seller is located at 120 Northwest 12th Avenue, Deerfield Beach, Florida 33442 and its telephone number is (954) 429-2200.

         The Seller was organized solely for the purpose of acquiring interests in the 1996-1 SUBI and Other SUBIs, selling such interests, entering into leases as lessee of such interests, and engaging in related transactions. The certificate of incorporation of the Seller limits its activities to the foregoing purposes and to any activities incidental to and necessary for such purposes.


                                   WORLD OMNI

GENERAL

         The Series 1996-1 Contracts were assigned to the Origination Trust by Dealers. World Omni is a Florida corporation and a wholly owned subsidiary of JMFE, which is primarily engaged, through its subsidiaries, in providing Toyota dealerships in the Five State Area, as well as other automotive dealerships within and outside the Five State Area, with a full range of distribution and financial services. In January 1993, a predecessor corporation to World Omni merged with its sister automobile leasing company, World Omni Leasing, Inc., in connection with which the name World Omni Financial Corp. was retained. The Seller is a wholly owned, special purpose finance subsidiary of World Omni.

         In addition to the lease contract financing described below, World Omni provides retail installment contract financing to retail customers of certain automotive dealers and wholesale floorplan financing and capital and mortgage loans to dealers and customers of Southeast Toyota Distributors, Inc. ("SET"), World Omni's sister corporation, as well as to other automotive dealers within and outside the Five State Area.

         SET is the exclusive distributor of Toyota cars and light duty trucks, parts and accessories in the Five State Area. As such, SET is the sole provider of Toyotas to Dealers in the Five State Area. SET distributes Toyota vehicles pursuant to a Distributor Agreement, which first was entered into in 1968 and has been renewed through October 1999, with Toyota Motor Sales, USA, Inc. ("TMS"), a California corporation that is wholly owned by Toyota Motor Corporation, the largest automotive company in Japan. Lexus cars, parts and accessories are distributed in the Five State Area directly by TMS and not by SET. SET's consolidated revenues for the years ended December 31, 1995, December 31, 1994 and December 31, 1993 were approximately $3.8 billion, approximately

$3.5 billion and approximately $3.0 billion, respectively. Since March 1996, substantially all financial services provided by World Omni to, by and through SET's Toyota Dealers in the Five State Area have been provided under the name "Southeast Toyota Finance".

         World Omni (either directly or through the Origination Trust and certain special purpose finance subsidiaries of World Omni) owns and leases vehicles primarily through more than 1000 Dealers located throughout the United States. The Dealers that are the sources for the Series 1996-1 Contracts and the Series 1996-1 Leased Vehicles are predominantly Toyota dealerships. Pursuant to written agreements with World Omni, each Dealer offers automobiles and light duty trucks for set lease periods pursuant to World Omni-approved terms and a World Omni-supplied form of closed-end retail motor vehicle lease and disclosure statement. Each Dealer is responsible for obtaining certain credit-related information about a prospective lessee and for forwarding such information to World Omni's central operations center in Mobile, Alabama (the "Mobile Center") or to Southeast Toyota Finance's offices in Deerfield Beach, Florida, (the "Deerfield Office"), as applicable. At the Mobile Center or the Deerfield Office, each application is reviewed, evaluated and "scored" as described under "World Omni--Lease Contract Underwriting Procedures". The results of this computer-based evaluation are then sent to one of World Omni's purchase offices for final review and credit evaluation. The related purchase office then advises the Dealer if such applicant is acceptable to World Omni. If a prospective lessee is accepted, the Dealer will prepare all necessary paperwork to sell the vehicle from its inventory to World Omni or its designee, and to enter into a lease contract with its customer and assign the lease contract to World Omni or, at World Omni's direction, a different assignee. Substantially all retail lease contracts originated by World Omni Dealers are assigned to, and the related leased vehicles are titled in the name of, the Origination Trustee on behalf of the Origination Trust. For further information regarding the underwriting of lease contracts, see "World Omni--Lease Contract Underwriting Procedures".

         World Omni's lease contracts are serviced primarily through the Mobile Center, which handles collection activities, operational accounting, insurance verification and dealer and customer inquiries for World Omni. In addition, the Mobile Center and the Deerfield Office verify that all documents supplied by a Dealer with respect to a lease contract conform with World Omni's requirements.

         World Omni initiated operations in 1982, and as of December 31, 1995, December 31, 1994 and December 31, 1993, World Omni and its affiliates had approximately 156,900, 115,900 and 75,200 retail lease contracts outstanding, respectively. Aggregate net outstanding principal balances of retail lease contracts at such dates (including retail lease contracts that were sold but are still being serviced by World Omni), were $2.8 billion, $1.8 billion and $1.1 billion, respectively. Of these amounts, the related leased vehicles had an estimated aggregate residual value as of the end of their lease terms of approximately $2.0 billion, $1.2 billion and $605 million, respectively. For the years ended December 31, 1995, December 31, 1994 and December 31, 1993, World Omni's consolidated gross revenues were approximately $228 million, approximately $199 million and approximately $171 million, respectively.

         The principal executive offices of World Omni are located at 120 Northwest 12th Avenue, Deerfield Beach, Florida 33442 and its telephone number is (954) 429-2200.

LEASE CONTRACT UNDERWRITING PROCEDURES

         World Omni has underwritten retail motor vehicle lease contracts since February 1983. The Series 1996-1 Contracts were underwritten by the Origination Trust through World Omni's purchase offices.

         The World Omni underwriting standards are intended to evaluate a prospective lessee's credit standing and repayment ability. Generally, a prospective lessee is required by the Dealer to complete a credit application on a form prepared or approved by World Omni. As part of the description of the applicant's financial condition, the applicant is required to provide current information enumerating, among other things, employment history, residential status, bank account information, annual income and credit references. The Dealer then transmits the completed application to the Mobile Center or the Deerfield Office, as applicable. Upon receipt, all application data is entered into a centralized computer network (owned and maintained by a division of JMFE) that automatically obtains an independent credit bureau report and then "scores" the application with the use of a scorecard. The scorecard enables World Omni to review an application and establish the probability that the proposed lease contract will be paid in accordance with its terms. The credit scores rank-order applications according to credit risk, which is the likelihood that the account will be delinquent or repossessed. The application also is evaluated against a "cutoff score" established by World Omni as the minimum acceptable score to purchase a lease contract, which is revised from time to time as changes occur in economic conditions and World Omni's lease contract portfolio.

         This numerical credit scoring system was developed by Fair, Isaac & Company ("Fair, Isaac"), a lending and leasing consulting firm, specifically for World Omni based upon an analysis of the historical performance of the retail automobile and light duty truck lease and installment sale contract portfolios of World Omni. To determine the appropriate characteristics for credit scoring, Fair, Isaac reviewed a random sample of 10,000 retail lease contracts and 10,000 retail installment sale contracts from World Omni's portfolio. Fair, Isaac then compiled a list of ten to twelve characteristics that cumulatively carried the most weight in predicting historical performance and assigned point values and weighting to each of these characteristics. The weighting system is particularly significant because the weightings are beyond the control of a dealer and cannot be manipulated. Fair, Isaac determined that the most accurate determinative of the performance of a lease or installment sale contract was the credit bureau report. Based on such historical performance, Fair, Isaac prepared two retail credit and two lease scorecards (which differ according to the geographical location of the dealer). Each scorecard assigns at least a 50% weighting to the credit bureau report.

         The Fair, Isaac scorecard system was implemented in the fourth quarter of 1990 and has been used for substantially all lease contracts originated subsequent thereto (although lessees with established credit histories with World Omni may, in limited circumstances, be pre-approved for new leases). Prior to that time, World Omni used a scoring model which, while not developed specifically for it, was used in the automobile lending industry. The numerical scoring model is intended to provide a means of analysis to assist in decision making, but the final decision rests with World Omni's credit specialists. In general, however, a credit specialist currently may not override the scorecard analysis by more than 10% of all applications above the cutoff score and 15% of applications below the cutoff score. Both the number of overrides granted by each credit specialist and the aggregate number of overrides granted by all credit specialists are tracked by World Omni daily in order to insure the statistical validity of the scoring models. Detailed reporting on all aspects of the numerical scoring model is utilized to track performance of World Omni's retail automobile and light duty truck lease contract portfolio and to enable World Omni, with the assistance of Fair, Isaac, to fine tune the scoring model according to statistical indications in order to continually assure the statistical validity of the scoring models.

         For the years ended December 31, 1995, December 31, 1994 and December 31, 1993, World Omni, either directly or through the Origination Trust and certain special purpose finance subsidiaries of World Omni, on average, booked approximately 71%, approximately 75% and approximately 68%, respectively, of all credit applications relating to leased vehicles. These averages generally reflect adjustments in underwriting criteria in connection with the use of the Fair, Isaac scorecard system. Substantially all of the Series 1996-1 Contracts were underwritten using the Fair, Isaac numerical scorecard. See "The Series 1996-1 Contracts--Characteristics of the Series 1996-1 Contracts" for further information on the identity and characteristics of the Series 1996-1 Contracts.

         After an application has been approved by a World Omni purchase office and the prospective lessee has agreed to the terms of the related lease contract, including an assignment of the lease contract from the Dealer to World Omni (or, at the direction of World Omni, an assignee thereof), the Mobile Center or the Deerfield Office, as applicable, receives from the Dealer a lease contract package containing, among other things, the standard form lease contract between the Dealer and the lessee, the customer's application, applicable insurance information (company, agent and additional insured(s), with the lessor named as loss payee) and the customer's first payment and security deposit. The Mobile Center or the Deerfield Office, as applicable, determines whether such package complies with its requirements. The specifics of the lease contract are compared to the application approved by the purchasing department, and the rate, truth-in-leasing disclosures and purchase price from the Dealer are verified.

INSURANCE

         Each lease contract requires the lessee to maintain automobile bodily injury and property damage liability insurance which must name the dealer's assignee (with respect to the Series 1996-1 Contracts, the Origination Trustee on behalf of the Origination Trust) as additional insured. Each lease contract further requires the lessee to maintain (all risks) comprehensive and collision insurance covering damage to the leased vehicle and naming the dealer's assignee (with respect to the Series 1996-1 Contracts, the Origination Trustee on behalf of the Origination Trust) as loss payee. The insurance coverage is verified independently and tracked by World Omni (through its agents) throughout the term of the lease contract. If at any point during the term of the lease contract World Omni cannot verify within 60 days that the required insurance is in place, such lease contract would, by its terms, be in default and World Omni generally would repossess the related leased vehicle.

COLLECTION, REPOSSESSION AND DISPOSITION PROCEDURES

         Collection efforts are primarily performed through the Mobile Center. These efforts are enhanced by the use of an automated dialing system. Notwithstanding the centralization of collection efforts, repossessions continue to be handled locally, as independent contractors are employed in connection with repossessions. General guidelines for collection of lease contracts and repossession of leased vehicles include the following:



        NUMBER OF
     DAYS DELINQUENT                ACTION
     ---------------                ------

         22-45             Telephone contact with the lessee is initiated
         46-89             Telephone and/or field collections continue
         60-90             The leased vehicle is normally repossessed

         Occasionally, situations occur in the collection process when a lessee has become delinquent and is willing but unable to bring the related account current (i.e., a skipped payment). In this situation, at the discretion of collection department management, but subject to extensive guidelines, the lease contract may be extended, provided that the lessee pays an extension fee (each, an "Extension Fee") equal to the lesser of (i) the product of 1.15% multiplied by the outstanding principal balance of such lease contract, and (ii) one-half of the related monthly contract payment. In circumstances deemed appropriate by collection department management, World Omni may reduce or waive the payment by the lessee of an Extension Fee. However, the Servicing Agreement will require that all Extension Fees relating to the Series 1996-1 Contracts be deposited into the Lessee Collection Account and that a Contract may not be extended more than five times. Moreover, no extensions of a Contract may be made for more than five months in the aggregate or to a date later than the last day of the month immediately preceding the month in which the Final Scheduled Payment Date occurs, as described under "Additional Document Provisions--The Servicing Agreement--Collections".

         World Omni disposes of off-lease vehicles through several outlets, including a Toyota "certified" program, in which vehicles are inspected and given body work, repairs and maintenance as needed, certified as meeting the program standards, and then sold to automobile dealers primarily in World Omni's dealer network for retail sale; large regional automobile auctions which are utilized for off-lease vehicle sales in addition to liquidation of repossessed vehicles; and negotiated sales of groups of vehicles to rental companies and fleet lessors.

DELINQUENCY, REPOSSESSION AND LOSS DATA

         The following tables set forth certain delinquency, repossession and loss data with respect to World Omni's retail automobile and light duty truck lease contract portfolio similar to the Series 1996-1 Contracts and originated by Dealers located throughout the United States, including (unless otherwise indicated in such table) lease contracts assigned to the Origination Trust and lease contracts owned by World Omni and special purpose finance subsidiaries of World Omni, as of and for the years ended December 31, 1991 through December 31, 1995 and as of and for the nine months ended September 30, 1996.

         As shown on these tables, World Omni's delinquency rates during 1993 and 1994 were generally consistent, decreasing from 1991 and 1992 largely due to improved credit quality resulting from stricter underwriting standards (including the implementation of a new computerized credit evaluation system and the effects of the implementation of the Fair, Issac credit scoring system in the fourth quarter of 1990), an improved collection system and the implementation of centralized collection efforts through the Mobile Center. Delinquency rates increased in 1995 as compared with 1994 due primarily to somewhat weaker economic conditions. Delinquencies continued to trend up in 1996, consistent with recent trends in overall consumer credit and, to a lesser extent, due to some disruption in collection activity caused by the implementation of a new collection system at the Mobile Center in 1996.

         Average Net Repossession Losses per Liquidated Lease Contract were high in 1991 mainly due to a weakened used car market, which increased loss severity. The lower total Net Repossession Loss figures from that time through 1994 were attributed to both lower frequency (fewer repossessions as a result of improved credit quality and a stronger economy) and decreased severity (as the used car market improved during this period).

         [Total Net Repossession Losses increased in 1995 and through June 1996 (on an annualized basis) compared to 1994 primarily as a result of the increasing number of lease contracts outstanding and the higher Average Net Repossession Loss per Liquidated Lease Contract. The higher Average Net Repossession Loss per Liquidated Lease Contract in 1995 and through June 1996 is generally due to higher average amounts being financed, generally higher residual values and a shortening of lease terms. In general, as lease terms shorten, the average time until repossession declines and a higher loss per repossession generally occurs.]

         World Omni's total losses and average loss per vehicle realized on the disposition of vehicles in connection with leases that reached scheduled termination substantially decreased from 1991 to 1994. Management attributes this decrease primarily to an improved used car market during the same period and World Omni's pro-active lease termination programs implemented in 1990.

         During the year ended December 31, 1995, the ratio of leased vehicles "returned to and sold" by World Omni to leased vehicles "scheduled to terminate" (the "Full Termination Ratio" in the table below), as well as total losses on vehicles that reached scheduled termination and were sold (and related average losses per vehicle sold), increased primarily as a result of special 18-month lease programs introduced in the summer of 1993 on certain Toyota light-duty trucks and vehicles. Vehicles leased under these special programs had higher than normal returns at lease expiration due to a number of factors relating particularly to these special programs. This, in turn, increased losses with respect to these special programs for the year ending December 31, 1995. Excluding these special programs, for the year ended December 31, 1995, World Omni would have experienced a Full Termination Ratio of approximately 7%. World Omni does not believe that any prior period included in the tables below was materially affected by any similar nonrecurring event.

         There are no special 18 month program leases included in the Series 1996-1 Contracts. Therefore, losses in respect of the 18 month special program vehicles have not, and any additional losses will not, adversely affect Noteholders.

         [During the first six months of 1996, World Omni experienced higher returns and losses on a greater portion of two year leases than in previous years. In general, management believes that these higher returns and losses on two year leases resulted from higher residual values that were established with respect to the vehicles returned. Additionally, the 18 month special program discussed above had a continued impact on losses through June 1996. These two factors were the primary reasons for the higher Full Termination Ratio for the first six months of 1996.]

         In the spring of 1996, World Omni changed certain characteristics of its two year lease programs such that the volume of two year leases thereafter was significantly curtailed. There are no two year lease contracts in the Series 1996-1 Contracts. However, World Omni management expects that vehicles leased under two year leases will continue to experience returns and losses for the foreseeable future at rates higher than the total World Omni lease portfolio.

         The new and used car market has experienced growth over the last five years, showing some weakness towards the end of 1995. This overall growth in the new and used car market may not continue, which could negatively affect World Omni's returns and losses in the future. As a result, losses on returned and sold vehicles may increase and the Full Termination Ratio may increase. Based upon prior experience however, World Omni does not believe that the effect of these recent negative trends will materially adversely affect Noteholders or World Omni's business. However, no assurances can be given in this regard.

         The data presented in the following tables are for illustrative purposes only. Delinquency, repossession and loss experience may be influenced by a variety of economic, social, geographic and other factors. There is no assurance that World Omni's delinquency, repossession and loss experience with respect to its retail automobile and light duty truck lease contracts and the related leased vehicles in the future, or the experience with respect to the Series 1996-1 Contracts and the Series 1996-1 Leased Vehicles, will be similar to that set forth below.

              RETAIL VEHICLE LEASE CONTRACT DELINQUENCY EXPERIENCE


                                                                              AT DECEMBER 31,
                                   AT                                         ---------------
                              SEPTEMBER 30,
                                  1996           1995           1994               1993          1992            1991
                                  ----           ----           ----               ----          ----            ----
                                                                        (DOLLARS IN THOUSANDS)
Dollar Amount of
     Lease Contracts(1)        $              $2,798,830       $1,823,823      $1,039,888         $624,017       $510,518
Ending Number of
     Lease Contracts                             156,471          114,298          71,198           48,646         45,202
Number and Percentage of
     Lease Contracts
     Delinquent (2)(3)(4)
     31-60 Days                               1,745 1.12%      1,114 0.97%       625 0.88%        756 1.55%    1,104 2.44%
     61-90 Days                                 118 0.08          38 0.03         27 0.04          16 0.03        92 0.20
     91 Days or More           ---  ---          18 0.01           7 0.01          3 0.00           2 0.00        11 0.02
                                              ----- ----       ----- ----        --- ----         --- ----     ----- ----
         Total                                1,881 1.21%      1,159 1.01%       655 0.92%        774 1.58%    1,207 2.66%

----------------

(1) Based on the sum of all principal amounts outstanding under lease contracts originated by World Omni in the United States (inclusive of the residual values of the related leased vehicles).

(2) Excludes lease contracts the related lessees of which are bankrupt or have commenced bankruptcy proceedings. As of September 30, 1996, approximately __ lease contracts involving bankrupt lessees were delinquent for at least 61 days.

(3) The period of delinquency is based on the number of days payments are contractually past due.

(4)      As a percentage of the total number of lease contracts at period end.

         RETAIL VEHICLE LEASE CONTRACT REPOSSESSION AND LOSS EXPERIENCE

                                           AT
                                      SEPTEMBER 30,                                   AT DECEMBER 31,
                                          1996            1995            1994             1993           1992           1991
                                          ----            ----            ----             ----           ----           ----
                                                                        (DOLLARS IN THOUSANDS)

Dollar Amount
     of Lease Contracts(1)                              $2,798,830      $1,823,823       $1,039,888        $624,017       $510,518
Ending Number of
     Lease Contracts                                       156,471         114,298           71,198          48,646         45,202
Average Lease Contracts
     Outstanding                                           133,069          93,023           58,605          46,013         46,571
Repossessions:
     Number of Repossessions                                 2,519           1,776            1,287           1,916          2,205
Number of Repossessions
     as a Percentage of:
     Lease Contracts
         Outstanding                            (4)           1.61%           1.55%            1.81%           3.94%          4.88%
     Average Lease
         Contracts
         Outstanding                            (4)           1.89%           1.91%            2.20%           4.16%          4.73%
Losses:
     Average Net
         Receivables
         Outstanding                                    $2,243,790      $1,426,382         $817,452        $548,852       $526,197
     Net Repossession
         Losses(2)                                      $   11,347      $    6,283         $  3,811        $  5,759       $ 10,878
     Average Net
         Repossession Loss
         per Liquidated
         Lease Contract(1)(3)                           $    4,505      $    3,538         $  2,961        $  3,006       $  4,933
     Net Repossession
         Losses as a
         Percentage of
         Average Net
         Receivables                            (4)           0.51%           0.44%            0.47%           1.05%          2.07%

---------------

(1) Based on the sum of all principal amounts outstanding under lease contracts originated by World Omni in the United States (inclusive of the residual values of the related leased vehicles).

(2) Includes losses on charged-off accounts, but does not include expenses incurred to dispose of vehicles.

(3)      Dollars not in thousands.

(4)      Annualized.

                        RESIDUAL VALUE LOSS EXPERIENCE(1)

                                             AT
                                        SEPTEMBER 30,                                   AT DECEMBER 31,
                                            1996            1995            1994             1993           1992           1991
                                            ----            ----            ----             ----           ----           ----
                                                                        (DOLLARS IN THOUSANDS)
Total Number of Leased
     Vehicles Scheduled
     to Terminate                                           25,677          14,775           17,218          15,155         13,541
Number of Leased Vehicles
     Returned to and Sold
     by World Omni                                           4,611             779            2,050           2,142          2,031
Full Termination Ratio(2)                                  18.0%(5)            5.3%            11.9%           14.1%          15.0%
Total Losses/(Gains) on
     Vehicles that Reached
     Scheduled Term(3)                                     $ 1,893         $  (168)         $   503         $   894        $ 2,389
Average Loss/(Gain)(4)                                     $   411         $  (216)         $   245         $   417        $ 1,176

-----------------

(1) Because the terms of the retail closed-end lease contracts originated by World Omni have gradually shifted from five years to three years since 1991, the residual value loss experience for the periods in the table may not be fully comparable.

(2)      The ratio of line 2 over line 1 expressed as a percentage.

(3) Includes expenses incurred in disposal of vehicles returned to World Omni in 1991. Due to system changes, figures for periods after 1991 do not include expenses as such information was not readily available.

(4)      Dollars not in thousands.

(5) The ratio for the year ended December 31, 1995 includes special program vehicles referenced under "Delinquency, Repossession and Loss Data" above. Excluding those vehicles, the ratio would have been 7.1%.

                           THE SERIES 1996-1 CONTRACTS


GENERAL

         The Series 1996-1 Contracts will consist of a pool of 22,399 closed-end retail lease contracts, having an aggregate Outstanding Principal Balance as of the Cutoff Date of $550,184,929, selected from the Origination Trust's portfolio of retail closed-end automobile and light duty truck lease contracts that are not evidenced by or reserved for allocation to an Other SUBI. The Series 1996-1 Contracts were originated by Dealers located throughout the United States and assigned to the Origination Trust, in accordance with the underwriting procedures described under "World Omni--Lease Contract Underwriting Procedures". The Series 1996-1 Contracts have been selected based upon the criteria specified in the SUBI Trust Agreement and described under "The Series 1996- 1 Contracts--Characteristics of the Series 1996-1 Contracts--General" and "--Representations, Warranties and Covenants". World Omni will represent and warrant that, except as otherwise described in the immediately preceding sentence, no adverse selection procedures were employed in selecting the Series 1996-1 Contracts for inclusion in the 1996-1 SUBI Assets and that it is not aware of any bias in the selection of such Series 1996-1 Contracts that would cause the delinquencies or losses on such Series 1996-1 Contracts to be worse than other retail closed-end automobile and light duty truck lease contracts held in the Origination Trust's portfolio; however, there can be no assurance that the delinquencies or losses on the Series 1996-1 Contracts will not be worse.

         Each Series 1996-1 Contract will have been written for an original term of not more than 60 months, for a "capitalized cost" (which may exceed the manufacturer's suggested retail price), plus an implicit Lease Rate. The Series 1996-1 Contracts were written on a constant yield basis and provide for equal Monthly Payments such that at the end of the lease term the capitalized cost has been amortized to an amount equal to the Residual Value of the related Leased Vehicle.

         At the times of origination of the Series 1996-1 Contracts, the related Series 1996-1 Leased Vehicles were new vehicles, dealer demonstrator vehicles driven fewer than 6,000 miles or manufacturers' program vehicles. Manufacturers' program vehicles are vehicles which have been sold directly by manufacturers to rental car companies and returned to the manufacturer for resale, generally after a period of eight to twelve months. Such vehicles generally are then resold to dealers through an automobile auction.

         All of the Series 1996-1 Contracts will be closed-end leases. Under a "closed-end lease", at the end of its term, if the lessee does not elect to purchase the related leased vehicle by exercise of the purchase option contained in such lease contract, the lessee is required to return the leased vehicle to or upon the order of the lessor, at which time the lessee will then owe only incidental charges for excess mileage, excessive wear and use and other items as may be due under such lease. In contrast, under an "open-end lease", the lessee is also obligated to pay at the end of the lease term any deficit between the fair market value of the leased vehicle at that time and the residual value established at the time of origination of such lease.

         Each lessee will be permitted to purchase the Series 1996-1 Leased Vehicle at the end of the term of the related Series 1996-1 Contract. The purchase price will be a fixed dollar amount equal to the Residual Value plus any applicable taxes and all other incidental charges which may be due under the Series 1996-1 Contract. In addition, each Series 1996-1 Contract will allow the related lessee voluntarily to terminate such series 1996-1 Contract by paying certain miscellaneous charges and a termination amount more fully described below. In most instances, the Series 1996-1 Contracts are not expected to run to their full terms, as more fully described under "Risk Factors--Maturity and Prepayment Considerations" and "Maturity, Prepayment and Yield Considerations".

         Each Series 1996-1 Contract will provide that the lessor may terminate such 1996-1 Contract and repossess the 1996-1 Leased Vehicle in the event of a default by the Consumer Lessee. Events of default under the 1996-1 Contracts will include, but will not be limited to, failure to make payment when due, certain events of bankruptcy or insolvency, failure to maintain the insurance required by such Series 1996-1 Contract, failure to maintain or repair the Series 1996-1 Leased Vehicle as required or to comply with any other term or condition of the 1996-1 Contract and the making of a material misrepresentation by the lessee in the lease application. World Omni regularly tracks Consumer Lessees' compliance with their payment and insurance obligations and monitors the related leases for noncompliance as more fully described under "World Omni--Insurance" and "--Collection, Repossession and Disposition Procedures".

         In the forms of contract used by the Dealers to evidence the Series 1996-1 Contracts, upon early termination where the lessee is not in default and does not exercise its option to purchase the Series 1996-1 Leased Vehicle, the amount owed by the Consumer Lessee (the "Early Termination Charge") will be determined by adding (i) the future Monthly Payments and any incidental charges owing under the Series 1996-1 Contract, less unearned lease charges, (ii) the Residual Value and (iii) a $250 processing fee, subtracting the "Realized Value" (as described below), from the sale or other disposition of the related Series 1996-1 Leased Vehicle and applying the Security Deposit to reduce any deficiency. In calculating the amount of unearned lease charges under clause (i) above, the Series 1996-1 Contracts will provide that the "actuarial method" will be used, in which monthly lease charges (including those for the month in which the termination occurs) are earned in advance on the due dates of Monthly Payments and Monthly Payments are deemed to have been received on their scheduled due dates. If, instead, there is an early termination and the lessee is in default, the amount owed by a lessee in default will be determined by adding (i) the Early Termination Charge, (ii) payments accrued under the Series 1996-1 Contract through the date of termination, (iii) collection, repossession, storage, preparation and sale expenses, (iv) attorneys' fees and disbursements incurred after default (not exceeding 15% of the amount owed by the lessee) and
(v) simple interest at a 15% annual rate.

         The "Realized Value" of a Series 1996-1 Leased Vehicle will be the actual wholesale price or the wholesale price otherwise determined by World Omni in a commercially reasonable manner. However, each Series 1996-1 Contract provides that the lessee has the right to obtain from an independent third party acceptable to the lessor a professional appraisal of the wholesale value of the Series 1996-1 Leased Vehicle that could be realized at sale. This appraised value then would be used as the wholesale value for purposes of calculating sums due from the lessee. Although World Omni cannot predict whether any Consumer Lessee will challenge the wholesale sale price determined by World Omni, management of World Omni is unaware of any successful such challenge by any lessee under its retail closed-end automobile and light duty truck lease contracts. See "Maturity, Prepayment and Yield Considerations" for further information relating to the relationship between payments on the Series 1996-1 Contracts and the effective yield on the Notes.

         In the event of early termination of a Series 1996-1 Contract where the lessee is in default, the amounts collected with respect to such Series 1996-1 Contract and the related Series 1996-1

Leased Vehicle (after deducting the costs and other sums retained by the Servicer in connection therewith) may be less than the Outstanding Principal Balance of such Series 1996-1 Contract, which shortfall can be due to, among other things, the use of wholesale appraisal of a Series 1996-1 Leased Vehicle as described above. In the event that a Series 1996-1 Contract reaches the date on which the last Monthly Payment is due, as such date may have been extended (the "Maturity Date"), but the related Series 1996-1 Leased Vehicle cannot be sold or otherwise disposed of for a net amount at least equal to its Residual Value, there may be an additional shortfall in amounts otherwise expected to be received in respect of the SUBI Interest. In the event that any of the foregoing shortfalls are not covered by Master Lease Payments or funds on deposit in the Reserve Fund and the Residual Value Support Account, Net Insurance Proceeds or Net Liquidation Proceeds, investors in the Notes could suffer a loss on their investment.

CHARACTERISTICS OF THE SERIES 1996-1 CONTRACTS

  General

         The Series 1996-1 Contracts were selected by reference to several criteria, including, as of the related Cutoff Date, that each Series 1996-1 Contract (i) is written with respect to a Series 1996-1 Leased Vehicle that was at the time of the origination of the related lease contract a new vehicle, a limited mileage dealer demonstrator vehicle or a manufacturers' program vehicle;
(ii) was originated in the United States after November 1, 1993; (iii) has a Maturity Date on or after September 1, 1998 and no later than October 28, 2001;
(iv) fully amortizes to an amount equal to the Residual Value of the related Series 1996-1 Leased Vehicle based on a fixed Lease Rate calculated on a constant yield basis and provides for level payments over its term (except for payment of the Residual Value); (v) was not more than 60 days past due as of the Cutoff Date or the related Subsequent Cutoff Date, as the case may be; and (vi) has never been extended for more than five months in the aggregate. (SUBI Trust Agreement, Section 10.01). Appearing below is some additional information regarding the characteristics of the Series 1996-1 Contracts:

                             SERIES 1996-1 CONTRACTS

                                                                 AVERAGE           MINIMUM             MAXIMUM
                                                                 -------           -------             -------
Original Principal Balance                                        $25,150.95        $ 7,060.00         $ 98,728.04
Outstanding Principal Balance(1)                                  $24,562.92        $ 6,990.68         $ 92,889.94
Residual Value                                                    $15,758.53        $ 4,110.60         $ 61,564.80
Lease Rate(1)  %(2)                                                     8.07%             2.14%              12.65%
Seasoning (months)(1)                                                   2.78(2)              1                  14
Remaining Term (months)(1)                                             37.88(2)             22                  59
----------------------------

(1)      As of the Cutoff Date.
(2)      Weighted by Outstanding Principal Balance as of the Cutoff Date.

  Distribution of the Series 1996-1 Leased Vehicles by Make

         As of the Cutoff Date, the composition of the Series 1996-1 Leased Vehicles by make of vehicle was as follows:


                                                                     PERCENTAGE OF
VEHICLE MAKE                                         CONTRACTS         CONTRACTS
------------                                         ---------         ---------

Toyotas  13,025                                         58.15%
United States manufacturers                             6,981             31.17
Other Japanese manufacturers                               81              0.36
Other foreign manufacturers                             2,312             10.32
                                                       ------            ------
         Total                                         22,399            100.00%
                                                       ======            ======


  Distribution of the Series 1996-1 Contracts by Lease Rate

         The distribution of the Series 1996-1 Contracts as of the Cutoff Date by Lease Rate was as follows:


                                                                                               PERCENTAGE OF
                                                                     INITIAL CUTOFF          AGGREGATE INITIAL
                                                                          DATE                  CUTOFF DATE
                                                PERCENTAGE OF          OUTSTANDING              OUTSTANDING
                               NUMBER OF          NUMBER OF             PRINCIPAL                PRINCIPAL
LEASE RATE RANGE               CONTRACTS          CONTRACTS              BALANCE                  BALANCE
----------------               ---------          ---------              -------                  -------

 2.00% -  2.99%                      99                0.44%             $  2,075,994.06              0.38%
 3.00% -  3.99%                     271                1.21%                4,725,502.48              0.86%
 4.00% -  4.99%                   1,046                4.67%               17,420,476.13              3.17%
 5.00% -  5.99%                   2,107                9.41%               38,552,294.50              7.01%
 6.00% -  6.99%                   2,558               11.42%               49,143,681.07              8.93%
 7.00% -  7.99%                   2,847               12.71%               71,982,997.58             13.08%
 8.00% -  8.99%                   8,437               37.67%              241,137,953.42             43.83%
 9.00% -  9.99%                   4,067               18.16%              100,139,256.89             18.20%
10.00% - 10.99%                     643                2.87%               17,225,239.54              3.13%
11.00% - 11.99%                     296                1.32%                7,284,923.89              1.32%
12.00% - 12.99%                      28                0.12%                  496,609.44              0.09%
                                 ------              -------             ---------------            -------
     Total                       22,399              100.00%             $550,184,929.00            100.00%
                                 ======              ======              ===============            ======

  Distribution of the Series 1996-1 Contracts by Maturity

         The distribution of the Series 1996-1 Contracts as of the Cutoff Date by year of maturity was as follows:

                                                                                               PERCENTAGE OF
                                                                     INITIAL CUTOFF          AGGREGATE INITIAL
                                                                          DATE                  CUTOFF DATE
                                                PERCENTAGE OF          OUTSTANDING              OUTSTANDING
                               NUMBER OF          NUMBER OF             PRINCIPAL                PRINCIPAL
YEAR OF MATURITY               CONTRACTS          CONTRACTS              BALANCE                  BALANCE
----------------               ---------        -------------        --------------          -----------------
1998                                 7               0.03%         $    268,953.65                 0.05%
1999                            14,006              62.53%          326,462,570.63                57.34%
2000                             7,201              32.15%          185,966,675.92                33.80%
2001                             1,185               5.29%           37,486,728.80                 6.81%
                                ------             ------          ---------------                -----
     Total                      22,399             100.00%         $550,184,929.00               100.00%
                                ======             ======          ===============               ======


  Distribution of the Series 1996-1 Contracts by State

         The distribution of the Series 1996-1 Contracts as of the Cutoff Date by State of origination, broken out for States representing 5% or more of the number of Series 1996-1 Contracts, was as follows:

                                                                                               PERCENTAGE OF
                                                                     INITIAL CUTOFF          AGGREGATE INITIAL
                                                                          DATE                  CUTOFF DATE
                                                PERCENTAGE OF          OUTSTANDING              OUTSTANDING
                               NUMBER OF          NUMBER OF             PRINCIPAL                PRINCIPAL
STATE                          CONTRACTS          CONTRACTS              BALANCE                  BALANCE
-----                          ---------        -------------        --------------          -----------------
Alabama                           1,622             7.24%           $ 35,793,621.95                 6.51%
Florida                           8,247            36.82             184,370,840.70                 33.51
Georgia                           3,287            14.67              73,213,866.68                 13.31
New Jersey                        1,248             5.57              44,019,038.21                  8.00
North Carolina                    4,092            18.27              89,031,548.38                 16.18
All other states                  5,006            17.43             123,756,013.08                 22.49
                                 ------           ------            ---------------               -------
     Total                       22,399           100.00%           $550,184,929.00               100.00%
                                 ======           ======            ===============               =======


REPRESENTATIONS, WARRANTIES AND COVENANTS

         The Series 1996-1 Contracts and Series 1996-1 Leased Vehicles will be described in a schedule appearing as an exhibit to the SUBI Trust Agreement (the "Schedule of Series 1996-1 Contracts and Series 1996-1 Leased Vehicles").

         The Schedule of Series 1996-1 Contracts and Series 1996-1 Leased Vehicles will identify each Series 1996-1 Contract by identification number, will identify each Series 1996-1 Leased Vehicle by its vehicle identification number and will set forth as to each such Series 1996-1 Contract, among other things, its: (i) date of origination; (ii) Maturity Date; (iii) Monthly Payment;
(iv) original Outstanding Principal Balance; (v) Outstanding Principal Balance and Discounted Principal Balance as of the Cutoff Date; and (vi) Residual Value. (Servicing Agreement, Sections 1.01 and 10.01). In the Servicing Agreement, representations and warranties will be made with respect to each Series 1996-1 Contract and 1996-1 Leased Vehicle to the effect described in the text of the first paragraph under "The Series 1996-1 Contracts--Characteristics of the Series 1996-1 Contracts--General", and certain other representations and warranties will be made, including, among other things, that each such Series 1996-1 Contract and, to the extent applicable, the related Series 1996-1 Leased Vehicle or Consumer Lessee: (a) was originated by a Dealer located in the United States in the ordinary course of its business and in compliance with World Omni's normal credit and collection policies and practices; (b) is owned by the Origination Trustee, on behalf of the Origination Trust, free of all liens, encumbrances or rights of others (other than the Administrative Lien); (c) was originated in compliance with, and complies with, all material applicable legal requirements; (d) all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the originator of such Series 1996-1 Contract and the Origination Trustee in connection with (i) the origination of such Series 1996-1 Contract, (ii) the execution, delivery and performance by such originator of the Series 1996-1 Contract and (iii) the acquisition by the Origination Trust of such Series 1996-1 Contract and 1996-1 Leased Vehicle, have been duly obtained, effected or given and are in full force and effect as of such date of creation or acquisition; (e) is the legal, valid and binding obligation of the lessee; (f) to the knowledge of the Servicer, is not subject to any right of rescission, setoff, counterclaim or any other defense of the related lessee to pay the Outstanding Principal Balance due under such Series 1996-1 Contract and no such right of rescission, offset, defense or counterclaim has been asserted or threatened; (g) the related Dealer, the Servicer and the Origination Trustee have each satisfied all obligations required to be fulfilled on its part with respect thereto; (h) is payable solely in United States dollars in the United States; (i) the lessee thereunder is located in the United States and is not (i) ALFI, ALFI L.P., the Seller or any of their respective affiliates or (ii) the United States or any state or local government thereof, or any agency, department or instrumentality of the United States or any state or local government thereof; (j) requires the lessee to maintain insurance against loss or damage to the related Series 1996-1 Leased Vehicle under an insurance policy that names the Origination Trustee as loss payee; (k) the related certificate of title therefor is registered in the name of the Origination Trustee (or a properly completed application for such title has been submitted to the appropriate titling authority); (l) is a closed-end lease that (i) requires equal monthly payments to be made within 60 months of the date of origination of such Series 1996-1 Contract and (ii) requires such payments to be made by the lessee thereof within 30 days after the billing date for such payment; (m) is fully assignable and does not require the consent of the lessee as a condition to any transfer, sale or assignment of the rights of the originator; (n) has a Residual Value that does not exceed an amount reasonably established by the Servicer consistent with its policies and practices regarding the setting of residual values as applied with respect to closed-end retail automobile and light duty truck leases; (o) has never been extended by more than five months in the aggregate or otherwise modified except in accordance with World Omni's normal credit and collection policies and practices; (p) the lessee thereunder has not made a claim under the Soldiers' and Sailors' Civil Relief Act of 1940;
(q) is not an Other SUBI Asset; (r) the Consumer Lessee thereunder is not bankrupt or currently the subject of a bankruptcy proceeding; (s) is not more than 60 days past due; (t) is a finance lease for accounting purposes; and (u) is a "true lease" for applicable state law purposes. (SUBI Trust Agreement, Section 10.01; Servicing Agreement, Sections 8.01 and 9.01).

         The Servicing Agreement will provide that upon the discovery by the Origination Trustee, World Omni, the Owner Trustee, the Indenture Trustee, or the Seller of a breach of any representation, warranty or covenant referred to in the preceding paragraph that materially and adversely affects the owners of interests in the 1996-1 SUBI or the Noteholders or Certificateholders in the related Series 1996-1 Contract or Series 1996-1 Leased Vehicle, which breach is not cured in all material respects within 60 days after World Omni discovers such breach or is given notice thereof, then, World Omni will be required to deposit (or cause to be deposited) into the Issuer Collection Account an amount (the "Reallocation Payment") equal to the Discounted Principal Balance of such Series 1996-1 Contract as of the last day of the Collection Period during which the related cure period ended, plus an amount equal to any imputed lease charge on such Series 1996-1 Contract at the related Lease Rate that was delinquent as of the end of such Collection Period. The foregoing payment obligation will survive any termination of World Omni as Servicer under the Servicing Agreement. (Servicing Agreement, Sections 8.03 and 11.01).


                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

         All of the Series 1996-1 Contracts will be prepayable, in whole or in part, at any time without penalty. The prepayment experience with respect to the Series 1996-1 Contracts will affect the life of the Notes.

         In general, the rate of prepayments on the Series 1996-1 Contracts may be influenced by a variety of economic, social, geographic and other factors. The Origination Trust was formed and began to accept assignments of lease contracts in November 1993. All of the lease contracts assigned to the Origination Trust for allocation as 1996-1 SUBI Assets since that time have been, and all of the lease contracts to be assigned to the Origination Trust subsequent to the date of this Prospectus will be, assigned by Dealers using World Omni's underwriting standards. Under its pro-active lease termination program, World Omni actively encourages lessees under lease contracts with remaining terms of less than one year to either buy, trade in or refinance the related leased vehicles prior to the related scheduled maturities of such lease contracts. World Omni estimates that on average over calendar years 1993, 1994 and 1995, and for the first nine months of 1996, an average of approximately % of the number of retail automobile and light duty truck lease contracts in its portfolio (including those owned by the Origination Trustee on behalf of the Origination Trust and by certain special purpose finance subsidiaries of World
Omni) that were scheduled to mature during such period were terminated prior to maturity, either because of voluntary prepayments or repossession of the leased vehicles due to default by the lessees under the related lease contracts. World Omni is not aware of any publicly available industry statistics that set forth termination rates for retail closed-end automobile and light duty truck lease contracts similar to the Series 1996-1 Contracts. The distribution of the Series 1996-1 Contracts by year of maturity is set forth under "The Series 1996-1 Contracts--Characteristics of the Series 1996- 1 Contracts--Distribution of the Series 1996-1 Contracts by Maturity", and historical levels of lease contract defaults, leased vehicle repossessions and losses and residual value losses are discussed under "World Omni--Delinquency, Repossession and Loss Data". No assurance can be given that the Series 1996-1 Contracts will experience the same rate of prepayment or default or any greater or lesser rate than World Omni's historical rate, or that the Residual Value experience of Series 1996-1 Leased Vehicles related to Series 1996-1 Contracts that have reached their Maturity Dates will differ from World Omni's historical residual value loss experience, for all of the retail automobile and light duty truck lease contracts in its portfolio (including those owned by the Origination Trustee on behalf of the Origination Trust and by certain special purpose finance subsidiaries of World
Omni).

         The effective yield on, and average life of, the Notes will depend upon, among other things, the amount of scheduled and unscheduled payments on or in respect of the Series 1996-1 Contracts and the 1996-1 Leased Vehicles and the rate at which such payments are paid to the Noteholders. The Noteholders generally will receive 100% of the Discounted Principal Balance or outstanding Principal Balance upon early termination of a Series 1996-1 Contract, but a lesser portion of monthly payments and proceeds of the disposition of a Series 1996-1 Leased Vehicle following the scheduled termination of the related Series 1996-1 Contract. In the event of prepayments of the Series 1996-1 Contracts (and payment of the Residual Value of the related Series 1996-1 Leased Vehicles), Noteholders who receive such amounts may not be able to reinvest the related payments of principal received on the Notes at yields as high as the Note Rate. The timing of changes in the rate of prepayments on the Series 1996-1 Contracts and payments in respect of the Series 1996-1 Leased Vehicles may also affect significantly an investor's actual yield to maturity and the average life of the Notes. A substantial increase in the rate of payments on or in respect of the Series 1996-1 Contracts and 1996-1 Leased Vehicles (including prepayments and liquidations of the Series 1996-1 Contracts) may shorten the final maturity of and may significantly affect the yield on the Notes.

         Additionally, although monies on deposit in the Issuer Collection Account, the Payment Account, the Reserve Fund, and the Residual Value Support Account will be invested in Permitted Investments, and all gain on other income from such investments will be available for making the distributions described under "Description of the Notes--Payments on the Notes--Payments of Interest", no assurance can be made as to the rate of return that will be realized on such Permitted Investments. Any reinvestment risk resulting from the rate of prepayment of the Series 1996-1 Contracts (and payment of the Residual Value of the related Series 1996-1 Leased Vehicles) and the making of the foregoing investments will be borne entirely by the Noteholders and the Certificateholders.

         The yield to an investor who purchases Notes in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Series 1996-1 Contracts is actually different than the rate anticipated by such investor at the time such Notes were purchased.

         In sum, an investor's expected yield will be affected by the following factors: (i) the price the investor paid for the Notes, (ii) the rate of prepayments in respect of the Series 1996-1 Contracts and 1996-1 Leased Vehicles and (iii) the investor's assumed reinvestment rate. These factors do not operate independently, but are interrelated. For example, if the rate of prepayments on or in respect of the Series 1996-1 Contracts and 1996-1 Leased Vehicles is slower than anticipated, the investor's yield will be lower if interest rates are higher than the investor anticipated and higher if interest rates are lower than the investor anticipated. Conversely, if the rate of prepayments on or in respect of the Series 1996-1 Contracts and 1996-1 Leased Vehicles is faster than anticipated, the investor's yield will be higher if interest rates are higher than the investor anticipated and lower if interest rates are lower than the investor anticipated.

         Prepayments on automobile lease contracts may be measured by a prepayment standard or model. The prepayment model used with respect to the Series 1996-1 Contracts is based on a prepayment assumption (the "Prepayment Assumption") expressed in terms of percentages of ABS. "ABS" refers to a prepayment model which assumes a constant percentage of the original number of Series 1996-1 Contracts in a pool prepay each month. However, as used herein, a 100% Prepayment Assumption assumes that, based on the assumptions in the next paragraph, the original Outstanding Principal Balance of a Series 1996-1 Contract will prepay as follows: (i) 0.55% ABS for the first six months of the life of the Series 1996-1 Contract, (ii) 0.70% ABS for the seventh through twelfth month of the life of the Contract, (iii) 0.85% ABS for the thirteenth through eighteenth month of the life of the Contract, (iv) 1.15% ABS for the nineteenth through twenty-fourth month of the life of the Contract and (v) 1.70% ABS following the twenty-fourth month of the life of the Series 1996-1 Contract until the original Outstanding Principal Balance of the Series 1996-1 Contract has been paid in full. Neither ABS nor the Prepayment Assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of lease contracts, including the Series 1996-1 Contracts. There can be no assurance that the Series 1996-1 Contracts will prepay at the indicated levels of the Prepayment Assumption or at any other rate.

         The following table was prepared on the basis of certain assumptions, including that: (i) all Collections (including Monthly Payments and net sale proceeds in respect of the 1996-1 Leased Vehicles relating to Matured Contracts) are timely received, and that no Series 1996-1 Contracts are ever delinquent;
(ii) no Reallocation Payment is made in respect of any Series 1996-1 Contract;
(iii) the Seller does not exercise the Purchase Option as described herein; (iv) all distributions of principal and interest on the Notes are made on the dates specified herein; (v) the Servicing Fee is 1% per annum of the Aggregate Net Investment Value; and (vi) all prepayments are full Prepayments; (vii) the Series 1996-1 Contracts have assumed lease rates of % and were originated months prior to the Cutoff Date.

         No representation is made as to what the actual levels of losses and delinquencies on the Series 1996-1 Contracts will be. Since the following table was prepared on the basis of the foregoing assumptions, there will be discrepancies between the characteristics of the Series 1996-1 Contracts that actually will be allocated as 1996-1 SUBI Assets in respect of Principal Collections and the characteristics of the Series 1996-1 Contracts assumed in preparing the tables to be allocated as 1996-1 SUBI Assets in respect of Principal Collections, as well as other discrepancies between the foregoing assumptions and the actual experience in respect of the Series 1996-1 Contracts. Any such discrepancy may increase or decrease the percentage of the Principal Balance and the weighted average lives of the Notes set forth in the table. In addition, since the Series 1996-1 Contracts will have characteristics which differ from those assumed in preparing the table, distributions of principal on the Notes may be made earlier or later than set forth in the table. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

         The following table sets forth the percentages of the Initial Principal Balance of the Notes that would be outstanding after each of the dates shown, based on a rate equal to 0%, 50%, 100%, 150% and 200% of the Prepayment Assumption. As used in the table, "0% Prepayment Assumption" assumes no prepayments on a Contract, "50% Prepayment Assumption" assumes that a Contract will prepay at 50% of the Prepayment Assumption, and so forth.

                PERCENTAGE OF INITIAL PRINCIPAL BALANCE REMAINING
                     AND WEIGHTED AVERAGE LIFE OF THE NOTES

                                                                  PREPAYMENT ASSUMPTION
PAYMENT DATE                           0%                50%              100%             150%              200%
------------                           --                ---              ----             ----              ----
January 1997                             %                  %                %                %                %
July 1997
January 1998
July 1998
January 1999
July 1999
January 2000
July 2000
January 2001
July 2001
Weighted Average Life
     (Years)(1)                        ==                ===              ===              ===               ==

----------------------------

(1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Payment Date, (ii) adding the results and
         (iii) dividing the sum by the Initial Principal Balance.

                      NOTE FACTORS AND TRADING INFORMATION;
                             REPORTS TO NOTEHOLDERS

         The "Note Factor", will each be a seven-digit decimal that the Servicer will compute each month indicating the Principal Balance, as the case may be, as of the close of business on the Payment Date in such month as a fraction of the Initial Principal of the Notes. The Note Factor will initially be 1.0000000. The Note Factor will decline to reflect reductions in the Principal Balance resulting from distributions of principal and unreimbursed Note Principal Loss Amounts, if any. The portion of the Note Balance for a given month allocable to a Noteholder can be determined by multiplying the original denomination of the holder's Note by the related Note Factor for that month.

         Pursuant to the Indenture, the Indenture Trustee will provide to all registered holders of the Notes (which shall be Cede as the nominee of DTC unless Definitive Notes are issued under the limited circumstances described herein) unaudited monthly reports concerning payments received on or in respect of the Series 1996-1 Contracts and the Series 1996-1 Leased Vehicles, the Aggregate Net Investment Value, the Note Factor and various other items of information. Note Owners may obtain copies of such reports upon a request in writing to the Indenture Trustee. In addition, Noteholders during each calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. For further details concerning information furnished to Noteholders and Note Owners, see "Description of the Notes--Reports to Noteholders" and "--Book-Entry Registration".


                            DESCRIPTION OF THE NOTES

         The Notes will be issued pursuant to the Indenture, a form of which, together with forms of the SUBI Trust Agreement and the Servicing Agreement, has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of all material provisions of the foregoing documents and the summaries of all material provisions included under "The Issuer", "The Origination Trust--Property of the Origination Trust", "The Series 1996-1 Contracts--Characteristics of the Series 1996-1 Contracts--General" and "--Representations, Warranties and Covenants", "Security for the Notes" and "Additional Document Provisions" do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of such documents. Where particular provisions of or terms used in the Indenture, the SUBI Trust Agreement and the Servicing Agreement are referred to, the actual provisions (including definitions of terms and Section references) are incorporated by reference as part of such summaries.

GENERAL

         The Notes will be issued in denominations of $1,000 and integral multiples thereof in book-entry form. (Indenture, Section ___). The Notes will initially be represented by a single note registered in the name of Cede, the nominee of DTC. No Note Owner will be entitled to receive a note in definitive form except under the circumstances described below. Unless and until Notes are issued in fully registered definitive form ("Definitive Notes"), all references herein to payments, notices, reports and statements to record owners of Notes (the "Noteholders") will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of Note Owners in accordance with DTC procedures. (Agreement, Section 4.09). See "Description of the Notes--Book-Entry Registration" and "--Definitive Notes".

         The outstanding principal amount of the Notes at any time will be equal to the initial principal amount of Notes, less all principal payments made on or prior to such date allocable to principal. See "Description of the Notes--Distributions on the Notes". Each Note will represent the right to receive payments of interest at the Note Rate and payments of principal funded from the Trust Estate. The Notes are recourse only to the Trust Estate.

         Available Funds. On the fifteenth day of each month or, if such day is not a Business Day, on the next succeeding Business Day, beginning ___________, 199_ (each, a "Payment Date"), payments of interest and principal on the Notes will be made to he holders of record as of the day immediately preceding such Payment Date or, if Definitive Notes are issued, the last day of the immediately preceding calendar month (each such date, a "Record Date"). For each Payment Date, payments will be made from amounts on deposit in the Payment Account, after payment of certain expenses. See ________. Amounts on deposit in the Payment Account will consist of (i) Available Funds and (ii) any amounts drawn from the Residual Value Support Account or the Reserve Fund and deposited into the Payment Account for such Payment Date. "Available Funds" will consist of (i) payments made by or on behalf of the Lessee on the Master Lease (which is secured by the Lessee Collection Account and the Master Lease Reserve Account) with respect to the immediately preceding calendar month (or in the case of the first Collection Period, the month of November 1996) and (ii) all amounts on deposit in the Issuer Collection Account with respect to the Collection Period relating to such Payment Date. On the Deposit Date with respect to any Payment Date, the Indenture Trustee will determine the amount of Available Funds for such Payment Date, and to the extent such amounts are insufficient to make payments of interest and principal on the Notes, after payment of certain expenses, will make a draw on the Residual Value Support Account, and, in the amounts on deposit therein are insufficient, will withdraw any remaining amount necessary to pay interest and principal on the Notes from the Reserve Fund. See "Security for the Notes."

         Interest. On each Payment Date, the Indenture Trustee will make payments of interest for the related Interest Period to the Noteholders, based on the Principal Balance as of the immediately preceding Payment Date (after giving effect to reductions in such Principal Balance as of such immediately preceding Payment Date) or, in the case of the first Payment Date, on the Initial Principal Balance, at an annual percentage rate equal to [___]% (the "Note Rate"). Interest on the Notes will accrue for the period from and including the Payment Date in each month to but excluding the Payment Date in the immediately succeeding month (or, in the case of the first Payment Date, from and including ____ __, 1996) (each, an "Interest Period"). All such payments will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Principal Payments. On each Payment Date, unless an Event of Default shall have occurred on the Notes, principal will be paid on the Notes, to the extent of amounts remaining in the Payment Account after payment of interest on the Notes, in an amount equal to the Principal Payment Amount. The "Principal Payment Amount" for any Payment Date prior to an Event of Default will equal the sum of (i) a Scheduled Payment under "__________" and an "Accelerated Principal Payment." The "Accelerated Principal Payment" will consist of (x) the aggregate Outstanding Principal Balance of each Series 1996-1 Contract with respect to which the Master Lease terminated, as a result of a Prepayment of the related Series 1996-1 Contract, during the related Collection Period, (y) the Discounted Principal Balance, as defined herein of any Series 1996-1 Contract as to which the Master Lease terminated during the related Collection Period as a result of any other early termination, and (z) the Outstanding Principal Balance of each Series 1996-1 Contract as to which the Master Lease terminated during the related Collection Period following the Maturity of the Series 1996-1 Contract.

         The Principal Payment Amount on any Payment Date will not be less than the amount that would cause the Principal Balance of the Notes, after taking into account such payment, to be no greater than [__%] of the Aggregate Net Investment Value of the Issuer's interest in the 1996-1 SUBI as of the close of the related Collection Period. See ______________.] The rate of payment of principal on the Notes will depend, in part, upon the rate of Prepayments and other terminations of the Series 1996- 1 Contracts. See ___________. In the event that the Seller elects to purchase the 1996-1 SUBI from the Issuer (see "Summary--Optional Purchase of the 1996-1 SUBI"), such purchase will cause the Notes to be redeemed in full. The final scheduled Payment Date for the Notes (the "Stated Maturity") will be the _________ Payment Date. A "Business Day" means a day other than a Saturday or Sunday or a day on which banking institutions in the States of Alabama, Delaware, Florida, Illinois or New York are authorized or obligated by law, or executive order or government decree to be closed.

         On each Payment Date following the occurrence of and continuance of an Event of Default were to occur under the Indenture, all amounts received with respect to the 1996-1 SUBI during the related Collection Period would thereafter be applied to repayment of the Notes. In addition, the Indenture Trustee would have the right to exercise other remedies provided for under the Indenture, including, under certain conditions, the right to accelerate the maturity date of the Notes and the right to cause the Series 1996-1 Leased Vehicles to be retitled.

         If an Event of Default were to occur under the Indenture, subject to certain rights of the Issuer, all amounts received by the Issuer with respect to the 1996-1 SUBI (including all Master Lease Payments and all proceeds of the deposition of Series 1996-1 Leased Vehicles), would thereafter be applied to repayment of the Notes. In addition, the Indenture Trustee would have the right to exercise other remedies provided for under the Indenture, including the right to accelerate the maturity date of the Notes and foreclose on the 1996-1 SUBI, subject to certain rights of the Issuer. See "The Indenture."

         In the event that the Lessee elects to purchase the 1996-1 SUBI from the Issuer (see "Summary--Optional Purchase of the 1996-1 SUBI") the proceeds of such purchase, plus, if necessary, amounts on deposit in the Residual Value Support Account and the Reserve Account, will be used to redeem the Notes. In the event that the total amount of such funds in insufficient to repay accrued interest on, and the Principal Balance of the Notes in full, the Noteholders will suffer a loss. The final scheduled Payment Date for the Notes (the "Final Scheduled Payment Date") which assumes that Lessee does not exercise its right to purchase the 1996-1 SUBI and none of the Series 1996-1 Contracts is subject to an early termination, will be the _________ Payment Date. A "Business Day" means a day other than a Saturday or Sunday or a day on which banking institutions in the States of Alabama, Delaware, Florida, Illinois or New York are authorized or obligated by law, or executive order or government decree to be closed.

SALE OF THE 1996-1 SUBI

         On the Closing Date, pursuant to the Agreement, the Seller will deliver the 1996-1 SUBI Certificate to the Indenture Trustee and transfer and assign to the Indenture Trustee, without recourse, all of its right, title and interest in and to the 1996-1 SUBI Certificate. The Indenture Trustee will, concurrently with such delivery, transfer and assignment, execute, authenticate and deliver the Notes to the Underwriter. (Agreement, Sections 2.02 and 4.02).

         Pursuant to the Agreement, the Seller will represent and warrant that immediately prior to the transfer and assignment of the 1996-1 SUBI Certificate to the Indenture Trustee, it had good title to, and was the sole legal and beneficial owner of the 1996-1 SUBI Certificate, free and clear of liens and claims. (Agreement, Section 5.01).

REALLOCATION PAYMENTS

         As more fully described under "The Series 1996-1 Contracts--Representations, Warranties and Covenants" and "Additional Document Provisions--The Servicing Agreement--Collections", under certain circumstances World Omni will be required to make Reallocation Payments in respect of certain Series 1996-1 Contracts (and the related Series 1996-1 Leased Vehicles) discovered not to be in compliance with World Omni's representations or warranties or Series 1996-1 Contracts as to which certain servicing procedures have not been followed, in either case that materially and adversely affects the interests of the owners of interests in the 1996-1 SUBI or the Noteholders in the related Series 1996-1 Contract or Series 1996-1 Leased Vehicle. Upon any such breach such Series 1996-1 Contract and the related Series 1996-1 Leased Vehicle will no longer constitute 1996-1 SUBI Assets as they will be reallocated and become UTI Assets. In connection with such reallocation, World Omni will be required to deposit (or cause to be deposited) in the Issuer Collection Account the Discounted Principal Balance of such Series 1996-1 Contract.

PAYMENTS ON THE NOTES

  General

         On the second Business Day prior to each Payment Date (each, a "Determination Date"), the Servicer will inform the Indenture Trustee of the amount of Available Funds for such Payment Date, of the amount of interest required to be paid to Noteholders, the Principal Payment Amount, and the amount on deposit in the Issuer Collection Account and the Servicing Fee and other servicing compensation and other expenses payable to the Servicer, in each case with respect to the Collection Period immediately preceding the Collection Period in which such Determination Date occurs. To the extent that Available Funds are insufficient to pay the amounts set forth in clauses (i) through (iii) below, a draw for the shortfall will be made first, from the Residual Value Support Account, to the extent of funds on deposit therein and, if such amounts are insufficient, from the Reserve Fund. (Servicing Agreement, Section 10.01).

  Payments to Noteholders

         On each Payment Date (or at such earlier date as may be determined by the Servicer, in the case of item (i)), unless an Event of Default shall have occurred, the Indenture Trustee will make the following payments from amounts on deposit in the Payment Account in the amounts and order of priority described below:

                  (i) to the Indenture Trustee, the Owner Trustee, and the Origination Trustee, fees payable to such persons by the Issuer, and to the persons entitled thereto, the amount of any other Capped Trust Administration Expenses;

                  (ii) to the Noteholders, interest accrued at the Note Rate for the preceding Interest Period on the Notes;

                  (iii) to the Noteholders, the Principal Distribution Amount plus any portion of the Principal Distribution Amount for prior Payment Dates that remains unpaid;

                  (iv) to the Reserve Fund, the amount by which the amount on deposit therein is less than the Reserve Fund Cash Requirement;

                  (v) to the Residual Value Support Account, the sum of (x) the excess, if any, of Matured Lease Vehicle Proceeds in excess of the Residual Values of the related Series 1996-1 Leased Vehicles and (y) the Support Account Deposit Amount, and any portion thereof not deposited on prior Payment Dates;

                  (vi) to the Seller, in payment of accrued unpaid interest on the WOALI Loan; and

                  (vii) the remainder to the Issuer, for distribution to the Certificateholders.

         If an Event of Default shall occur, all amounts remaining after payment of the amounts specified in clause (iii) above shall be applied by the Indenture Trustee to make payments on the Notes. In addition, if an Event of Default shall occur, the Indenture Trustee shall have the right to accelerate the Notes and take certain other actions with respect to the assets pledged to secure the Notes. See "______________." (Indenture, Sections 1.01, 3.03 and 3.04). For
further details regarding the Reserve Fund, see "Summary--Security for the Certificates--The Reserve Fund" and "Security for the Certificates--The Accounts--The Reserve Fund".

STATEMENTS TO NOTEHOLDERS

         On each Payment Date, the Indenture Trustee will include with each distribution to each Noteholder as of the close of business on the related Record Date (which, in the case of the Notes, shall be Cede as the nominee of DTC unless Definitive Notes are issued under the limited circumstances described herein) a statement, setting forth with respect to such Payment Date or the related Collection Period, among other things, the following:

                  (i) the Collections allocable to the Series 1996-1 SUBI for such Collection Period and the amount deposited in each of the Issuer Collection Account and the Lessee Collection Account;

                  (ii) the amount being distributed to Noteholders (the "Note Payment Amount");

                  (iii) the amount of the Note Payment Amount allocable to interest and to principal on the Notes;

                  (iv) the Note Principal Balance, after giving effect to distribution of the Note Payment Amount;

                  (v) the Servicing Fee;

                  (vi) the amount of any draws from the Residual Value Support Account or the Reserve Fund included in the Note Payment Amount, the balance on deposit in the Residual Value Support Account or the Reserve Fund on such Payment Date, after giving effect to withdrawals therefrom and deposits thereto on such Payment Date, the change in such balance from the immediately preceding Payment Date, and the Reserve Fund Cash Requirement, if any;

                  (vii) the Aggregate Net Investment Value as of the end of such Collection Period;

                  (viii) the aggregate amount of Payments Ahead on deposit in the Lessee Collection Account and the change in such amount from the immediately preceding Payment Date;

                  (ix) the amount of Advances made in respect of such Collection Period and the amount of unreimbursed Advances on such Payment Date; and

                  (x) the balance on deposit in the Residual Value Support Account on the related Deposit Date, after giving effect to the change in such balance from the immediately preceding Deposit Date, and the aggregate amount of Residual Value Support deposited into or withdrawn from the Residual Value Support Account on the related Deposit Date.

         Each amount set forth pursuant to clauses (i) through (iv) above will be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of the Notes. Copies of such statements may be obtained by Noteholders or Certificate Owners by a request in writing addressed to the Indenture Trustee. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Agreement, the Indenture Trustee will mail to each person who at any time during such calendar year shall have been a Noteholder, a statement containing the sum of the amounts described in clause (ii) above for the purpose of preparing such person's federal income tax return. (Indenture, Section 3.06).

INDENTURE

         Events of Default. The "Events of Default" in the Indenture consist of
(i) a default for five days or more in the payment of interest on any Note; (ii) a default in the payment of principal of any Note at its Stated Maturity or on such earlier date as may be specified for redemption; (iii) the occurrence and continuance of an event of default under the Master Lease for a period of ____ days; (iv) a default in the observance or performance of any material covenant or agreement, or any representation or warranty made in the Indenture or in any certificate or writing delivered pursuant thereto proves to have been incorrect in any material respect as of the time when made, and the continuation of such default for a period of 60 days or in the case of a materially incorrect representation or warranty, 30 days, after notice thereof is given to the Owner Trustee by the Indenture Trustee or the Owner Trustee and the Indenture Trustee by the holders of not less than 25% of the aggregate principal balance of the Notes; (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer or the Certificateholder; (vi) creation of any lien or encumbrance not otherwise permitted on the 1996-1 SUBI Assets, which lien or encumbrance is not released within 60 days of its creation; [(viii) the Seller, the Issuer or the Origination Trust becomes subject to registration as an "investment company" for purposes of the Investment Company Act of 1940, as amended;] [(ix) the Series 1996-1 Vehicles shall be distributed from the Origination Trust] or (x) an Event of Servicing Termination occurs unless, within ____ days, the Owner Trustee shall cause a replacement servicer to be appropriated and shall have obtained confirmation from the Rating Agencies that appointment of such substitute Servicer shall not result in a downgrade withdrawal or qualification of the ratings on the Notes. (Indenture, Section 5.1).

         In the event Lessee fails to make any rental payment when due under the Lease and such failure shall not constitute the [ ] subsequent consecutive or the [ ] or subsequent cumulative such failure, then the Certificateholders may prevent such default from causing an Event of Default under the Indenture by paying the Indenture Trustee an amount equal to but not less than all principal and interest as shall then be due on the Notes, together with any overdue interest, in which event the Indenture Trustee and the holder of the Note may not [exercise any remedies otherwise available under] [terminate] the Indenture or the Master Lease as the result of such failure to make such rental payment. The Owner Trustee may also cure any other default by Lessee in the performance of its obligations under the Lease. The cure rights described above will not apply during any period during which Lessee is an Owner Participant or otherwise controls the Owner Trustee.

         The Indenture provides that the Indenture Trustee must, within 30 days after any event resulting in the occurrence of an Indenture Default or any event that would, with notice or the passage of time or both, be an Indenture Event of Default, known by it, give notice hereof to the holders of the Notes.

         If an Indenture Event of Default has occurred and is continuing, the Indenture Trustee may, and upon the written request of the holders of not less than a majority of the aggregate principal balance of the Notes shall, subject to the condition described below and the Owner Trustee's rights to cure such Indenture Default or to redeem or purchase such Note, exercise certain rights and remedies available to it under the Lease, the Indenture and applicable law, including the right to (a) take possession of the Trust Estate, either directly or through an agent or court appointed receiver, and exclude the Owner Trustee,
(b) foreclose on the Trust Estate; provided that the Indenture Trustee may not exercise any remedy against the Trust Estate seeking to deprive the Owner Trustee of its interest therein unless a declaration of acceleration of such Note has been delivered to the Owner Trustee. See "Description of the Lease -- Remedies."

         Noteholders holding not less than a majority of the aggregate principal balance of the Notes may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of the Notes, except a default
(i) in payment of principal of or interest on any of the Notes or (ii) in respect of any covenant or provision in the Indenture which cannot be modified or amended without unanimous consent of the Noteholders. (Indenture, Section 5.12). Such a waiver could be treated, for federal income tax purposes, as a constructive exchange of the Notes by the Noteholders for deemed new Notes upon which gain or loss would be recognized if such waiver were to continue for a period that exceeds two years and any additional period during which the Noteholders conduct good faith negotiations.

         Remedies. If an Event of Default should occur and be continuing, and subject to, in the case of an Event of Default caused solely by the occurrence of an Event of Default on the Master Lease, satisfaction of certain procedures described herein, the Indenture Trustee or the holders of a majority of the aggregate principal balance of the Notes may declare the principal of the Notes to be immediately due and payable. Such declaration may be rescinded by the holders of a majority of the aggregate principal balance of the Notes before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if (i) the Issuer has deposited with the Indenture Trustee an amount sufficient to pay (x) all interest on and principal of the Notes as if the Event of Default giving rise to such declaration had not occurred and (y) all amounts advanced by the Indenture Trustee and its costs and expenses and
(ii) all Events of Default (other than the nonpayment of principal of the Notes that has become due solely by such acceleration) have been cured or waived. (Indenture, Section 5.2).

         If the Notes have been declared due and payable following an Event of Default, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party including foreclosure or sale of the Trust Estate, or elect to maintain the Trust Estate and continue to apply proceeds from the Trust Estate as if there had been no declaration of acceleration, provided that, if the Event of Default shall arise solely as a result of a Lease Event of Default the provisions set forth below shall apply. The Indenture Trustee may not, however, unless it is required to sell the Trust Estate pursuant to the Trust Agreement [as a result of the bankruptcy, insolvency or termination of the ___________ or the bankruptcy or insolvency of [____________], sell the Trust Estate following an Event of Default (other than the occurrence of an Event of Default described in clauses (i) or (ii) above) unless (i) 100% of the Noteholders consent thereto, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the then outstanding Notes or (iii) the Indenture Trustee determines that the Trust Estate would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of holders of 66-2/3% of the aggregate principal balance of the Notes. The Indenture Trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the Trust Estate to pay interest and principal on the Notes on an ongoing basis. (Indenture, Section 5.4). Any sale of the Trust Estate, [other than a sale resulting from the bankruptcy, insolvency or termination of __________,] is subject to a requirement that an Opinion of Counsel be delivered to the effect that such sale will not cause the Origination Trust or the Issuer to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

         In the event of a sale of the Trust Estate, either as a result of the bankruptcy, insolvency or termination of the Certificateholder or following the occurrence of an Event of Default under the circumstances described in the preceding paragraph pursuant to the direction of the Indenture Trustee or the Noteholders, the proceeds of such sale will be distributed first to the Indenture Trustee for amounts due as compensation or indemnity payments pursuant to the terms of the Indenture; [second to the Servicer for reimbursement of all outstanding Advances; third to the Servicer for amounts due in respect of unpaid Servicing Fees; fourth to the Noteholders to pay interest which is due and unpaid (including any overdue interest); and fifth to the Noteholders to pay principal which is due and unpaid. Any remaining amounts will be distributed to the Certificateholders (Indenture, Section 5.4).

         Notwithstanding the foregoing, in connection with an Event of Default that arises solely by reason of an Event of Default on the Master Lease, the Indenture Trustee may not foreclose the lien of the Indenture or exercise any of its rights and remedies under the Indenture that would result in the exclusion of the Owner Trustee from the Trust Estate or any substantial part thereof unless (a) the Indenture Trustee shall have exercised or shall be concurrently exercising remedies under the Master Lease involving termination of the Master Lease or of the Lessee's right to possession thereunder or (b) such Event of Default on the Master Lease shall have continued for a period of at least ____ days and a stay prohibiting the exercise of such remedies shall be in effect as of the expiration of such ____-day period.

         So long as no Event of Default on the Master Lease shall have occurred and be continuing, the Lessee is entitled to undisturbed possession of the Series 1996-1 SUBI, even if an Indenture Default has occurred and is continuing. Because the Indenture provides for certain Events of Default that are not caused by an Event of Default on the Master Lease, there are circumstances in which the Notes may be accelerated even if no default exists under the Lease. In such case, notwithstanding any acceleration,


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



the Lessee would not be obligated to pay more than the amounts of rent required to be paid periodically under the Master Lease.

         In the event of a bankruptcy of the Certificateholder, it is possible that, notwithstanding that the Certificateholders interest in the Series 1996-1 SUBI is owned by the Owner Trustee in trust, the Series 1996-1 SUBI, the Master Lease and the Notes might become affected by the bankruptcy proceedings. In such event, payments under the Master Lease or on the Note might be interrupted and the ability of the Indenture Trustee to exercise its remedies under the Indenture might be restricted, although the Indenture Trustee would retain its status as a secured creditor in respect to the Master Lease and the Series 1996-1 SUBI. The Trust Agreement requires that upon the occurrence of a bankruptcy event with respect to the Certificateholder, the assets of the Issuer be sold and the proceeds applied to pay the Notes.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Noteholders, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than a majority of the aggregate principal balance of the Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust power conferred on the Indenture Trustee, and the holders of not less than a majority of the aggregate principal balance of the Notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding Notes. Until such time, if any, as Definitive Notes have been issued, the Indenture Trustee will act only in accordance with the instructions of Cede, as nominee for DTC. However, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will act only in accordance with the instructions of the Participants to whom Notes are credited, which will in turn act in accordance with the instructions of persons holding beneficial interests in such Notes through such Participants. Accordingly, although only Cede will be entitled to vote under the Indenture, Note Owners will be entitled to instruct DTC as to the manner in which to vote. (Indenture, Sections 5.11 and 5.12).

         No Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such Noteholder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% of the aggregate principal balance of the Notes have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such Noteholder or Noteholders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority of the aggregate principal balance of the Notes. (Indenture, Section 5.6).

         Limitation of Liability. Neither the Indenture Trustee nor the Owner Trustee in their respective individual capacities, nor any holder of a Certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the Notes


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



or for the agreements of the Issuer and the Owner Trustee, in its capacity as trustee, contained in the Indenture.

         Certain Covenants. The Issuer will not, among other things, (i) except as expressly permitted by the Indenture, the Master Lease and the other transaction documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former Noteholder because of the payment of taxes levied or assessed upon the Issuer or (iii) permit (x) the validity or effectiveness of the Indenture to be impaired, (y) any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (z) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds therefrom. (Indenture, Section 3.8).

         The Issuer may not engage in any activities other than financing, acquiring, owning, leasing (subject to the lien of the Indenture), pledging and managing the SUBI as contemplated by the Indenture and the other transaction documents. (Indenture, Section 3.12).

         The Issuer will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes, or otherwise in accordance with the Basic Documents. (Indenture, Sec- tion 3.13).

         The Issuer will or will cause the Servicer to deliver to the Indenture Trustee on the second business day preceding each Payment Date the disbursement and payment instructions as required pursuant to the Indenture. (Indenture, Section 8.3).

         Replacement of the Indenture Trustee. Noteholders holding not less than a majority of the aggregate principal balance of the Notes may remove the Indenture Trustee without cause by so notifying the Indenture Trustee and the Owner Trustee, and following such removal may appoint a successor Indenture Trustee. Any successor Indenture Trustee must at all times satisfy the requirements of Section 310(a) of Trust Indenture Act of 1939, as amended and, in addition, have a combined capital and surplus of at least $50,000,000 and a long term debt rating of investment grade or better by each Rating Agency. (Indenture, Sections 6.8 and 6.11).

         The Indenture Trustee may resign at any time by so notifying the Owner Trustee and the Noteholders. The Owner Trustee is required to remove the Indenture Trustee if the Indenture Trustee (i) ceases to be eligible to continue as the Indenture Trustee, (ii) is adjudged to be bankrupt or insolvent, or (iii) otherwise becomes incapable of acting. Upon the resignation or required removal of the Indenture Trustee, or the failure of the Noteholders to appoint a successor Indenture Trustee following the removal without cause of the Indenture Trustee, the Owner Trustee will be required promptly to appoint a successor Indenture Trustee. (Indenture, Section 6.8).

         Duties of Indenture Trustee. Except during the continuance of an Event of Default, the Indenture Trustee will (i) perform such duties and only such duties as are specifically set forth in the Indenture, (ii) rely, as to the truth of the statements and the correctness of the opinions expressed therein, on certificates or opinions furnished to the Indenture Trustee which conform to the requirements of the Indenture, and (iii) examine any such certificates and opinions which are specifically


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



required to be furnished to the Indenture Trustee by the Indenture to determine whether or not they conform to the requirements of the Indenture. Upon the continuance of an Event of Default, the Indenture Trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. (Indenture, Section 6.1).

         Compensation and Indemnity. The Servicer will (i) pay to the Indenture Trustee from time to time reasonable compensation for its services, (ii) reimburse the Indenture Trustee for all expenses, advances and disbursements reasonably incurred and (iii) indemnify the Indenture Trustee for, and hold it harmless against, any and all losses, liability or expense (including attorneys' fees) incurred by it in connection with the performance of its duties. The Indenture Trustee will not be indemnified against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that, the Indenture Trustee will not be liable (i) for any error of judgment made by it in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts, (ii) with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders in accordance with the terms of the Indenture, and (iii) for interest on any money received by it except as the Indenture Trustee and the Owner Trustee may agree in writing. The Indenture Trustee will not be deemed to have knowledge of any event unless an officer of the Indenture Trustee has actual knowledge thereof or has received written notice thereof in accordance with the provisions of the Indenture. (Indenture, Sections 6.1 and 6.7).

         Access to Noteholder Lists. If Definitive Notes are issued in the limited circumstances set forth in "--Definitive Notes," and the Indenture Trustee is not the Note Registrar, the Owner Trustee will furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the Noteholders (i) as of each Record Date, within five days thereafter and (ii) as of not more than 10 days prior to the time such list is furnished, within 30 days after receipt by the Owner Trustee of a written request therefor. (Indenture, Section 7.1).

         Annual Compliance Statement. The Issuer will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture. (Indenture, Section 3.9).

         Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, including receipt of certain opinions with respect to tax matters, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes (including interest and any fees due and payable to the Owner Trustee or the Indenture Trustee). (Indenture, Section 4.1). Notwithstanding the failure to pay in full amounts due on the Notes, the Indenture will be terminated at such time as no assets remain in the Trust Estate. Such an event could occur if (i) the Lessee were to exercise its Purchase Option and the proceeds thereof, plus the other assets of the Issuer, were insufficient to repay the Notes or (ii) the Indenture Trustee, on behalf of the Issuer, were required to sell the Series 1996-1 SUBI, or the 1996-1 SUBI Assets, upon a bankruptcy of ________ or ________, [ or upon a distribution of the Series 1996-1 Vehicles from the Origination Trust upon a bankruptcy of ________.] The final distribution to any Noteholder will be made only upon surrender and cancellation of such Noteholder's Note at an office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining that are payable in such final distribution to a Noteholder, after the Indenture Trustee has taken certain measures to locate such


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



Noteholder and such measures have failed, will be distributed to the United Way. (Agreement, Sec- tion 7.01).

          Notes Owned by Issuer, Seller, Servicer or their Affiliates. Any Notes owned by the Issuer, the Seller, the Servicer or any of their affiliates will be entitled to benefits under the Indenture equal and proportionate to the Notes owned by others (if any), except that such Notes owned by the Issuer, the Seller, the Servicer or any of their affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or other action under the Indenture and the other Basic Documents (other than the commencement by the Issuer of a voluntary proceeding in bankruptcy as described under "Additional Document Provisions--Bankruptcy Provisions--Issuer").

BOOK-ENTRY REGISTRATION

         Owners of Notes may hold through DTC (in the United States), or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants in such systems, or indirectly through organizations that are participants in such systems ("Participants").

         Cede, as nominee for DTC, will hold the Notes. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in the Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Unless and until Definitive Notes are issued, it is anticipated that the only Noteholder will be Cede, as the nominee of DTC. Note Owners will only be permitted to exercise their rights indirectly through DTC.

         Transfers between Participants in DTC ("DTC Participants") will occur in accordance with DTC rules. Transfers between Participants in Cedel ("Cedel Participants") and Participants in Euroclear ("Euroclear Participants") will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Cedel or Euroclear by its Depositary. However, each such cross-market transaction will require delivery of instructions to Cedel or Euroclear by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). Cedel or Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the related Depositaries.

         Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participants or Euroclear Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of Notes by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value


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



on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC in effect in the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC Participants deposit with DTC. DTC also facilitates the clearance and settlement of securities transactions among DTC Participants through electronic computerized book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the Commission.

         Note Owners that are not DTC Participants or Indirect DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or an interest in, Notes under the DTC System may do so only through DTC Participants or Indirect DTC Participants. DTC Participants will receive a credit for the Notes in DTC's records. The ownership interest of each Note Owner in turn will be recorded on the DTC Participants' and Indirect DTC Participants' respective records. Note Owners will not receive written confirmation from DTC of their purchase, but Note Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Note Owner entered into the transaction. Transfers of ownership interests in the Notes will be accomplished by entries made on the books of DTC Participants acting on behalf of Note Owners.

         To facilitate subsequent transfers, all Notes deposited by DTC Participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of Notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Note Owners and its records will reflect only the identity of the DTC Participants to whose accounts such Notes are credited, which may or may not be the Note Owners. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Note Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Principal and interest payments with respect to the Notes will be made to DTC. DTC's practice is to credit DTC Participants' accounts on each Payment Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Payment Date. Payments by DTC Participants and Indirect DTC Participants to Note Owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such DTC Participant and Indirect DTC Participant and not of DTC, the Indenture Trustee, the


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



Origination Trustee, the Servicer or the Seller, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on the Notes to DTC will be the responsibility of the Indenture Trustee, disbursement of such payments to DTC Participants will be the responsibility of DTC and disbursement of such payments to Note Owners will be the responsibility of DTC Participants and Indirect DTC Participants. As a result, under the book-entry format, Note Owners may experience some delay in their receipt of payments.

         Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Note Owner to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes.

         Neither DTC nor Cede will consent or vote with respect to the Notes. Under its usual procedures, DTC mails an "Omnibus Proxy" to the Indenture Trustee as soon as possible after any applicable record date for such a consent or vote. The Omnibus Proxy assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the Notes are credited on that record date (identified in a listing attached to the Omnibus Proxy).

         None of the Seller, the Servicer, the Origination Trustee nor the Indenture Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Notes held by Cede, as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for Cedel Participants and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depositary, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear


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



Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and withholding in accordance with relevant United States tax laws and regulations. For further information in this regard, see "Certain Income Tax Considerations--Federal Taxation--Federal Income Tax Consequences to Foreign Investors" herein and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the related Depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE NOTES

         Definitive Notes will be issued to Note Owners rather than to DTC only if (i) DTC is no longer willing or able to discharge its responsibilities with respect to the Notes, and neither the Indenture Trustee nor the Seller is able to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC or (iii) after an Event of Default, Note Owners representing in the aggregate not less than 51% of the Voting Interests of the Notes advise the Indenture Trustee through DTC or its successor in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interest of Note Owners.



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



         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Note Owners, through Participants, of the availability through DTC of Definitive Notes. Upon surrender by DTC of the certificates representing the related Notes and the receipt of instructions for re-registration, the Indenture Trustee will issue Definitive Notes to Note Owners, who thereupon will become Noteholders for all purposes of the Agreement.
(Agreement, Section 4.11).

         Payments on the related Notes will thereafter be made by the Indenture Trustee directly to holders of such Notes in accordance with the procedures set forth herein and to be set forth in the Agreement. Interest payments and any principal payments on the Definitive Notes on each Payment Date will be made to holders in whose names the Definitive Notes were registered at the close of business on the Record Date with respect to such Payment Date. Payments will be made by check mailed to the address of such holders as they appear on the Certificate Register or, under the circumstances to be provided by the Agreement, by wire transfer to a bank or depository institution located in the United States and having appropriate facilities therefor. (Agreement, Section 3.03). The final payment on any Notes (whether Definitive Notes or global certificates registered in the name of Cede representing the Notes), however, will be made only upon presentation and surrender of such Definitive Notes or global certificates at the office or agency specified in the notice of final distribution to Noteholders. (Agreement, Section 7.01).

         Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or the Certificate Registrar to be set forth in the Agreement. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. (Agreement, Section 4.07).


                             SECURITY FOR THE NOTES

GENERAL

         The property of the Issuer will consist primarily of the 1996-1 SUBI evidenced by the 1996-1 SUBI Certificate, which is more fully described under "The Issuer and the SUBI--The 1996-1 SUBI". The property of the Issuer will also include such amounts as from time to time are held in the Reserve Fund, the Residual Value Support Account, and the Payment Account. The Issuer will also have the beneficial ownership of funds on deposit in the Issuer Collection Account, the Contingent and Excess Liability Insurance Policies described below and the Owner Trustee's rights as a third-party beneficiary of the SUBI Trust Agreement and the Servicing Agreement.

         As described under "Risk Factors--Structural Considerations", the Issuer generally will be deemed to have ownership of the 1996-1 SUBI Certificate and, through such ownership, an indirect beneficial ownership interest in the Series 1996-1 Contracts and 1996-1 Leased Vehicles. If a court of competent jurisdiction recharacterizes the transfer of the SUBI Interest to the Issuer as a financing by the Seller rather than as a sale, the Owner Trustee may instead be deemed to have a perfected security interest in the 1996-1 SUBI Certificate, the Series 1996-1 Contracts and Contract Rights susceptible of perfection under the UCC, but in no event will the Owner Trustee be deemed to have a perfected security interest in the Series 1996-1 Leased Vehicles.



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



THE MASTER LEASE

         The Issuer will enter into the Master Lease with the Lessee, pursuant to which the Lessee will lease the 1996-1 SUBI (and beneficial interests in the Series 1996-1 Leased Vehicles and Series 1996-1 Contracts). The Issuer will pledge to the Indenture Trustee its rights under the Master Lease. The Master Lease will have a term of ____ months beginning December __, but will terminate earlier with respect to each Series 1996-1 Leased Vehicle for which the underlying Series 1996-1 Contract terminates (whether as a result of the Maturity of a Series 1996-1 Contract or otherwise). Pursuant to the Master Lease, the Lessee is required to make payments monthly in arrears of Master Lease Payments, consisting of the Schedules Lease Payments and Termination Payments. The "Scheduled Lease Payment" will equal the sum of (a) the scheduled reduction in the Aggregate Net Investment Value of the Series 1996-1 Contracts; and (b) the Aggregate Net Investment Value as of the beginning of the related Collection Period multiplied by the decimal equal to one-twelfth of (x) for months through of the Master Lease term, ____%; and for months through of the Master Lease term, ____%.

                  The "Termination Payment" due on any Series 1996-1 Lease that terminates other than at Maturity will equal the positive difference if any, between (i) the Outstanding Principal Balance (in the case of a Prepayment, or the Discounted Principal Balance, in the case of any other early termination) of the Series 1996-1 Lease that terminated and (ii) the amount realized by the Issuer with respect to the Series 1996-1 Leased Vehicle. Following the partial termination of the Master Lease in connection with a termination (other than at the Maturity of a Series 1996-1 Lease) of a Series 1996-1 Lease,the Scheduled Lease Payments for future periods will be reduced in a manner specified in the Master Lease; however, such reduction will not cause a reduction in Scheduled Lease Payments below
[------------].

                  The obligation of the Lessee to make Master Lease Payments will be secured by the Master Lease Reserve Account. The Master Lease Reserve Account will be funded by the deposit therein on a monthly basis of the excess of the amounts on deposit in the Lessee Collection Account for such Collection Period over the Master Lease Payments required to be made for such Collection Period. Investment earnings on amounts on deposit in the Master Lease Reserve Account will be deposited therein.

         During the term of the Master Lease, the Seller, as Lessee, will be entitled to all Monthly Payments with respect to Series 1996-1 Contracts. Such Monthly Payments will be deposited in the Lessee Collection Account and applied on a monthly basis to make the Master Lease Payments. See "____________." Amounts on deposit in the Master Lease Reserve Account will secure the Lessee's obligation to make Master Lease Payments to the Issuer. The Master Lease will terminate with respect to any Series 1996-1 Leased Vehicle upon the termination of the related Series 1996-1 Contract and disposition of the related Series 1996-1 Vehicle, and will terminate in its entirety on _________. The Issuer, rather than the Seller, will be entitled to receive the Sale Proceeds of Series 1996-1 Leased Vehicles. However, to the extent that the proceeds of sale of a Series 1996-1 Leased Vehicle with respect to which the related Series 1996-1 Contract terminated prior to its scheduled termination date, the Master Lease obligates the Lessee to make a Termination Payment.

         Upon the occurrence of an event of default on the Master Lease (a "Lease Event of Default") the Issuer will be entitled to terminate the Master Lease, and upon such termination would be entitled to receive directly all payments made thereafter on the Series 1996-1 Leased Vehicles. For so long as the


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



Notes are outstanding, the Indenture Trustee, as pledgee of the Master Lease, will be entitled to exercise such rights, subject to certain rights of the Issuer to cure such events of default. If the Master Lease were to be terminated while the Notes remain outstanding,(and provided that the Indenture Trustee had not accelerated the maturity date of the Notes or foreclosed upon the rights of the Issuer to the SUBI) the Indenture Trustee, as pledgee of the Issuer, would be entitled to receive distributions on the SUBI, and to apply such distributions to payments then due on the Notes.

         Defaults under the Master Lease include, among other things, (i) failure by the Seller to pay the Master Lease Payment [for a period that continues for _____ days after written notice thereof], (ii) failure of the Lessee to pay any other amount required to be paid by the Lessee pursuant to the Master Lease, which failure shall continue for 30 days after written notice thereof; (iii) the breach of certain representation or warranty, the failure to observe or perform certain covenants [which shall continue for 30 days or, if Lessee is diligently attempting to cure such breach, 180 days] (iv) the occurrence of certain events of bankruptcy or insolvency with respect to the Lessee (v) the Lessee shall attempt to assign sublet, mortgage, or transfer its rights as Lessee, or (vi) an event resulting in a change in control of WOALI shall occur. See "Description of the Notes--Indenture." If, following an event of default under the Master Lease, the Noteholders accelerate the maturity of the Notes, the Indenture Trustee as assignee of the Issuer would be entitled to demand that the Seller pay all unpaid Master Lease Payments. Upon payment of such amounts, the Seller would be entitled to receive the 1996-1 SUBI.

         An Event of Default under the Master Lease generally would also constitute an Event of Default under the Indenture, which would, subject to the following qualifications, permit the Noteholders to accelerate the maturity of the Notes and in certain circumstances cause the sale of the Trust Estate. However, pursuant to the Master Lease, an Event of Default on the Notes would not occur and the Indenture Trustee would not be entitled to accelerate the maturity of the Notes for so long as the Issuer continues to make required payments of principal and interest on the Notes and the Event of Default under the Master Lease has continued for a period of less than ____ days. In addition provided that the Indenture Trustee may not exercise any remedy against the Trust Estate seeking to deprive the Owner Trustee of its interests therein unless a declaration of acceleration of such Note has been delivered to the Owner Trustee and to the Lessee. See "Description of the Lease -- Remedies."

         The Master Lease grants the Lessee the option to purchase the 1996-1 SUBI upon termination of the Master Lease on _______, provided that no Event of Default on the Master Lease has occurred and is continuing, at a price equal to
(i) $________ (as adjusted to reflect terminations of Series 1996-1 Leases during the term of the Master Lease, other than terminations of Series 19961-Contracts at maturity provided that no such adjustment shall cause the Purchase Price to be less than the Principal Balance of the Notes, plus accrued interest thereon) or (ii) the fair market value of the SUBI Interest at such time. In the event that the Lessee elects to exercise its purchase option, the purchase price of the SUBI Interest will be applied on the next Payment Date to pay the outstanding principal amount of the Notes together with the accrued interest thereon. [In the event that the purchase price of the SUBI is not sufficient to pay accrued interest on, and the outstanding Principal Amount of the Notes, a draw will be made on the Residual Value Support Account or, if the amount on deposit therein is insufficient, the Reserve Account, in the amount of the shortfall. In the event that the amount on deposit in the Reserve Fund and the Residual Value Support Account is insufficient to redeem the Notes in full, the Noteholders will suffer a loss].

         The Master Lease prohibits the Lessee from assigning its rights thereunder, or subleasing such rights except pursuant to the Series 1996-1 Contracts existing on [November 1, 1996].


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




THE ACCOUNTS

  The  Collection Accounts

         On or prior to the Closing Date, the Origination Trustee will establish two trust accounts owned by the Issuer (the "Issuer Collection Account") and the Lessee (the "Lessee Collection Account") as holders of interests in the 1996-1 SUBI, into which collections on or in respect of the Series 1996-1 Contracts and the 1996-1 Leased Vehicles generally will be deposited (each, a "Collection Account"). (SUBI Trust Agreement, Section 12.01). The Lessee Collection Account will be pledged to the Issuer to secure Master Lease Payments. The Issuer Collection Account, and the rights of the Issuer as pledgee of the Lessee Collection Account, will be pledged to the Indenture Trustee to secure payment of the Notes.

         Deposits into the Collection Accounts. Deposits into the Lessee Collection Account will include, but will not be limited to, the following payments made during the term of the Master Lease and in respect of the 1996-1 SUBI Assets: (i) Monthly Payments; (ii) Extension Fees; (iii) Payments Ahead; and (iv) Advances made by the Servicer. Deposits into the Issuer Collection Account will include, but will not be limited to, the following payments made in respect of the 1996-1 SUBI Assets: (i) early payments of the Outstanding Principal Balance of a Contract, including an amount equal to the Residual Value of the related Series 1996-1 Leased Vehicle (each, a "Prepayment"); (ii) proceeds from the disposition of Leased Vehicles relating to Matured Contracts, including payments for excess mileage and excess wear and use ("Matured Leased Vehicle Proceeds"), proceeds received in connection with the sale or other disposition of Leased Vehicles that have been repossessed ("Repossessed Vehicle Proceeds"); and (iii) Reallocation Payments by World Omni in respect of certain Series 1996-1 Contracts as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred and (iv) Net Insurance Proceeds. (Servicing Agreement, Sections 2.02, 8.02, 9.02 and 9.04; SUBI Trust Agreement, Section 12.01).

         "Net Insurance Proceeds" will be deposited into the Lessee Collection Account or the Issuer Collection Account, as applicable and include recoveries pursuant to the Contingent and Excess Liability Insurance Policies and the comprehensive, collision, public liability and property damage insurance policy required to be obtained and maintained by the lessee pursuant to each Series 1996-1 Contract (or payment by the Servicer under the Servicing Agreement of such amounts under the circumstances described in "Additional Document Provisions--The Servicing Agreement--Insurance on Series 1996-1 Leased Vehicles"), and amounts paid by any insurer under any other insurance policy relating to the Series 1996-1 Contracts, the related lessees or the Series 1996-1 Leased Vehicles, in each case net of certain sums, if any, applied to the repair of the related Series 1996-1 Leased Vehicles.
(SUBI Trust Agreement, Section 10.01).

         Monthly Payments made by the Consumer Lessees normally will be paid by mail and deposited into a lock box maintained by the Servicer, and then deposited in the Lessee Collection Account (during the term of the Master Lease, and thereafter, into the Issuer Collection Account) within two Business Days after receipt. Within two Business Days after receipt by the Servicer of all other payments on or in respect of the Series 1996-1 Contracts or the Series 1996-1 Leased Vehicles other than Security Deposits, including without limitation any Monthly Payments delivered directly to the Servicer or World Omni (in the event that World Omni is no longer the Servicer), Matured Leased Vehicle Proceeds, Repossessed Vehicle Proceeds, Extension Fees, Payments Ahead and Prepayments (regardless of whether made by lessees or other persons), such payments shall be remitted to the Lessee Collection


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



Account or the Issuer Collection Account, as the case may be. (Servicing Agreement, Sections 2.02 and 9.02).

         Notwithstanding the foregoing, the Servicer may remit all payments collected or received by it on or in respect of the Series 1996-1 Contracts and the Series 1996-1 Leased Vehicles to the applicable Collection Account on a less frequent basis if (i) it obtains a letter of credit, surety bond or insurance policy (collectively, the "Servicer Letter of Credit") under which demands for payment may be made to secure timely remittance of monthly collections to the Collection Accounts and (ii) the Indenture Trustee is provided with a letter from each Rating Agency to the effect that the use of such alternative remittance schedule will not result in the qualification, reduction or withdrawal of its then-current rating of the Notes. (Servicing Agreement, Section 9.02).

         Net Deposits. So long as World Omni is the Servicer, the Servicer will be permitted to deposit in the Payment Account only the net amounts payable to the Indenture Trustee, the Owner Trustee, and the Lessee, as holders of the beneficial interests in the 1996-1 SUBI, on the related Deposit Date. The Servicer, however, will account to the Owner Trustee, the Indenture Trustee, the Origination Trustee, the Lessee, the Noteholders and Certificateholders as if all of the deposits and distributions described herein were made individually. (Agreement, Section 3.05; Servicing Agreement, Section 9.02). This "net deposit" provision will be for the administrative convenience of the parties involved and will not affect amounts required to be deposited into the Accounts.

         Withdrawals from the Collection Accounts. On the Business Day preceding each Payment Date, collections on deposit in the Lessee Collection Account in respect of the related Collection Period will be applied by the Servicer on behalf of the Lessee (i) to pay the Servicing Fee and certain other reimbursable expenses to the Servicer (ii) to make Master Lease Payments and to make required deposits in the Master Lease Reserve Account. Master Lease Payments will be deposited in the Payment Account maintained with the Indenture Trustee for the benefit of the Noteholders. The Required Amount will be withdrawn from the Reserve Fund, and any amount to be drawn from the Residual Value Support Account will be withdrawn therefrom and deposited into the Payment Account on each Deposit Date. All payments to Noteholders will be made from the Payment Account. Any funds remaining in the Payment Account on a Payment Date in respect of the related Collection Period following the payment of amounts required to be paid therefrom will be deposited into the Reserve Fund until the amount on deposit therein equals the Reserve Fund Cash Requirement, and thereafter generally will be released to the Certificateholders. For further information regarding these deposits and payments, see "Security for the Notes--The Accounts--The Payment Account" and "--The Collection Account". (Agreement, Section 3.02; SUBI Trust Agreement, Section 12.01; Servicing Agreement, Sections 2.02 and 4.01).

         In the event that on any date the Servicer supplies the Origination Trustee and the Indenture Trustee with an officer's certificate setting forth the basis for such withdrawal, the Origination Trustee shall remit to the Servicer, without interest and prior to any other distribution from the Issuer Collection Account on such date, monies from the Issuer Collection Account representing unreimbursed Matured Leased Vehicle Expenses, Repossessed Vehicle Expenses; and from the Lessee Collection Account (i) upon recovery thereof, delinquent Monthly Payments with respect to which the Servicer has made an unreimbursed Advance; and (ii) an amount equal to any unreimbursed Advances that the Servicer has concluded are Nonrecoverable Advances. (Servicing Agreement,
Section 9.02). For further information regarding Nonrecoverable Advances, see "Additional Document Provisions--The Servicing Agreement--Advances".


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




  The Payment Account

         On or prior to the Closing Date, the Seller will establish a trust account with the Indenture Trustee for the exclusive benefit of the Noteholders from which all payments with respect to the Notes will be made (the "Payment Account"). (Agreement, Section 3.01). On each Deposit Date, the Master Lease Payment, and all amounts on deposit in the Issuer Collection Account that relate to the Collection Period ending in the preceding calendar month will be deposited into the Payment Account and any required draws form the Residual Value Support Account and Reserve Fund. Such deposits will be made from, among other sources, (i) monies on deposit in the Lessee Collection Account (to the extent of Master Lease Payments then due and payable), the Issuer Collection Account, the Residual Value Support Account, or the Reserve Fund and (ii) the Lessee in the case of exercise of its right to purchase the 1996-1 SUBI Certificate upon termination of the Master Lease.

  The Master Lease Reserve Account

         The Master Lease Reserve Account will be owned by the Lessee and pledged to the Issuer to secure the Lessee's obligations under the Master Lease. The Issuer, in turn, will pledge its rights in the Master Lease Reserve Account to the Indenture Trustee. On each Deposit Date, any amounts on deposit in the Lessee Collection Account that are not required to make Master Lease Payments will be deposited in the Master Lease Reserve Account. See "Security for the Notes -- the Master Lease."

  The Residual Value Support Account

         On or prior to the Closing Date, the Owner Trustee will establish a trust account into which all Residual Value Surplus with respect to a Collection Period, plus will be deposited on the related Deposit Date (the "Residual Value Support Account" and, together with the Payment, the Issuer Collection Account and the Reserve Fund, the "Accounts"). (SUBI Trust Agreement, Section 12.03). The Residual Value Support Account will be pledged to the Indenture Trustee to secure payment of the Notes.

         On each Deposit Date funds on deposit in the Residual Value Support Account will be withdrawn and deposited in the Payment Account to the extent that Available Funds for such Payment Date, after payment of certain expenses, are less than the principal and interest payable to Noteholders for such Payment Date. In the event that the Servicer supplies the Indenture Trustee and the Owner Trustee with an officer's certificate setting forth the basis for such withdrawal, funds will be withdrawn and paid to the Servicer in reimbursement for any Matured Leased Vehicle Expenses incurred during such Collection Period, but only to the extent that, after reimbursement of such Matured Leased Vehicle Expenses (exclusive of any other reimbursement thereof), Net Matured Leased Vehicle Proceeds would be no more than the aggregate of the Residual Values of Series 1996-1 Leased Vehicles sold or otherwise disposed of from Matured Leased Vehicle Inventory during such Collection Period.

  The Reserve Fund

         On or prior to the Closing Date, the Servicer will establish a trust account with the Indenture Trustee for the exclusive benefit of the Noteholders (the "Reserve Fund"). The monies on deposit in the Reserve Fund will, as described below, be applied on each Payment Date to pay certain shortfalls in respect of amounts available to the Indenture Trustee with respect to the related Collection Period in the Payment Account. In addition, to the extent not otherwise required to make any of the payments


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



described under "Description of the Payments on the Payments of Interest," monies on deposit in the Reserve Fund will be available to make payments to the Noteholders should Collections ultimately be insufficient to reduce the Principal Balance of the Notes to zero. (Agreement, Sections 3.03 and 3.04).

         The Reserve Fund Cash Requirement. The Reserve Fund will be created on or prior to the Closing Date with the deposit by the Issuer of the Initial Deposit, which will be funded by the WOALI Loan. On each Payment Date, the funds in the Reserve Fund will be supplemented by (i) all income realized on the investment of amounts on deposit in the Reserve Fund in Permitted Investments, net of losses resulting from such investments, and (iii) the deposit of monies in respect of the related Collection Period remaining in the Payment Account after making all payments required to be made therefrom on such Payment Date prior to such deposit, including monies that otherwise would be available for distribution to Certificateholders, until the amount on deposit therein equals the Reserve Fund Cash Requirement then in effect. Except as otherwise described below, the "Reserve Fund Cash Requirement" with respect to any Payment Date will equal of the initial Aggregate Net Investment Value of the Series 1996-1 Contracts. In the event that the amount on deposit in the Reserve Fund on any Payment Date exceeds the Reserve Fund Cash Requirement, the excess will be released from the Reserve Fund and deposited in the Payment Account. Any such amounts distributed to the Certificateholders shall be free of any claim of the Issuer, the Indenture Trustee or the Noteholders and thereafter shall not be available to the Trustee or the Trust for the purpose of making deposits to the Reserve Fund or making payments to the Noteholders, nor shall the Seller or the Certificateholders be required to refund any amount properly received by it. (Agreement, Sections 3.03 and 3.04). In the event that amounts on deposit in the Reserve Fund, upon payment in full of the Notes are insufficient to repay principal of and any outstanding interest on, the WOALI Loan, the Certificateholders will be liable for repayment of such amounts.

         Withdrawals from the Reserve Fund. On each Deposit Date, after making any required draws from the Residual Value Support Account, the Indenture Trustee shall withdraw from the Reserve Fund, to the extent available, and deposit in the Payment Account an amount equal to the Required Amount. Amounts on deposit in the Reserve Fund will also be available to make certain other payments to Noteholders and the Seller as described under "Security for the Notes--The Accounts--The Reserve Fund".

  Maintenance of the Accounts

         The Payment Account, the Residual Value Support Account, and the Reserve Fund will be maintained with the Indenture Trustee and the Lessee Collection Account and the Issuer Collection Account will be maintained with the Trust Agent so long as either (i) the short-term unsecured debt obligations of the Indenture Trustee or the Trust Agent, as the case may be, are rated at least P-1 by Moody's and A-1+ by Standard & Poor's (the "Required Deposit Ratings") or
(ii) the Indenture Trustee or the Trust Agent, as the case may be, is a depository institution or trust company having a long-term unsecured debt rating from Moody's of at least Baa3 and corporate trust powers and the related Account is maintained in a segregated trust account in the corporate trust department of the Indenture Trustee or the Trust Agent, as the case may be. If the Indenture Trustee or the Trust Agent at any time does not qualify under either of these criteria, the Servicer shall, with the assistance of the Indenture Trustee or the Trust Agent, as the case may be, as necessary, cause the related Account to be moved to a depository institution organized under the laws of the United States or any state thereof whose short-term unsecured debt obligations are rated at least equal to the Required Deposit Ratings or moved to a segregated trust account located in a corporate trust department of a depository institution or


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



trust company as described above. (Agreement, Sections 3.01 and 3.04; SUBI Trust Agreement, Sections 12.01 and 12.03; Servicing Agreement, Section 9.02).

  Permitted Investments

         Upon receipt of directions from the Servicer, the Indenture Trustee or the Trust Agent, as the case may be, shall invest funds on deposit in the Accounts in one or more Permitted Investments maturing (i) no later than the Business Day immediately preceding the Deposit Date immediately succeeding the date of such investment, in the case of amounts on deposit in a SUBI Collection Account, the Reserve Fund or the Residual Value Support Account or (ii) on the Business Day immediately preceding the Payment Date immediately succeeding the date of such investment in the case of amounts on deposit in the Payment Account. Notwithstanding the foregoing, investments on which the entity at which the related Account is located is the obligor may mature on the related Deposit Date or Payment Date, as the case may be.

         All income or other gain from the foregoing investments generally shall be retained in the related Account with such gain in respect of funds in the SUBI Collection Accounts and the Payment Account generally being treated as Collections received in respect of the related Collection Period. Any loss resulting from such investments shall be charged to the related Account. (SUBI Trust Agreement, Sections 11.01 and 12.01; Agreement, Section 3.01; Servicing Agreement, Section 9.02). "Permitted Investments" will be specified in the SUBI Trust Agreement and will be limited to investments that meet the criteria of each Rating Agency from time to time as being consistent with its then-current rating of the Notes. (Agreement, Section 1.01).

THE CONTINGENT AND EXCESS LIABILITY INSURANCE POLICIES

         In addition to the physical damage and liability insurance coverage required to be obtained and maintained by the lessees pursuant to the Series 1996-1 Contracts, and as additional protection in the event that any lessee fails to maintain all such required insurance, World Omni maintains contingent liability insurance with Lexington Insurance Company which provides coverage of up to $2.0 million per occurrence (with no annual or aggregate cap on the number of claims thereunder) for bodily injury and property damage suffered by third persons caused by any vehicle owned by any insured. World Omni also maintains substantial amounts of excess insurance coverage for which the Origination Trustee is an additional named insured (together with the aforementioned primary contingent liability insurance policy, the "Contingent and Excess Liability Insurance Policies"). These insurance policies collectively provide insurance coverage in excess of $10 million per accident, and permit multiple claims in any policy period. To the extent that such coverage were exhausted and damages were assessed against the Origination Trust, claims could be imposed against the assets of the Origination Trust. In such event, investors in the Notes could incur a loss on their investment. However, the Origination Trustee will be an additional named insured under the Contingent and Excess Liability Insurance Policies and payments made thereunder will constitute 1996-1 SUBI Assets. To the extent that payments under the Contingent and Excess Liability Insurance Policies are made to third party claimants, they will reduce the Additional Loss Amounts that otherwise would be required to be paid out of the 1996-1 SUBI Assets. See "Risk Factors--Vicarious Tort Liability", "--Structural Considerations--Allocation of Origination Trust Liabilities" and "--Third-Party Liens on 1996-1 SUBI Assets" and "Certain Legal Aspects of the Series 1996-1 Contracts and the Series 1996-1 Leased Vehicles--Vicarious Tort Liability" for a discussion of related risks.



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



         With respect to damage to the Series 1996-1 Leased Vehicles, each lessee is required by the related Contract to maintain comprehensive and collision insurance. As more fully described under "Additional Document Provisions--The Servicing Agreement--Insurance on Series 1996-1 Leased Vehicles", World Omni will be required to police the maintenance of lessee-required insurance and, under certain circumstances, will be required to make payments in respect thereof. In the event that all of the foregoing insurance coverage were exhausted and no third-party reimbursement for such damage to a Series 1996-1 Leased Vehicle were available, investors in the Notes could incur a loss on their investment.

         The Servicing Agreement will provide that so long as any Notes are outstanding, neither the Origination Trustee nor World Omni may terminate or cause the termination of any Contingent and Excess Liability Insurance Policy unless a replacement insurance policy providing at least the same amount of coverage and which does not provide for any annual or aggregate cap on payments thereunder is obtained and each Rating Agency has delivered a letter to the Indenture Trustee to the effect that the obtaining of any such replacement insurance will not cause its then-current rating of the Notes to be qualified, reduced or withdrawn. The foregoing obligations of World Omni will survive any termination of World Omni as Servicer under the Servicing Agreement. (Servicing Agreement, Section 9.10).


                         ADDITIONAL DOCUMENT PROVISIONS

THE INDENTURE

         Certain provisions of the Indenture are described under "Description of the Notes". The following summarizes certain additional provisions of the Indenture.

  No Petition

         The Indenture Trustee will agree not to institute, or join in, any bankruptcy or similar proceeding against the Seller, ALFI L.P., ALFI, the Origination Trust or the Origination Trustee until one year and one day after the later of (i) payment of the Notes in full and (ii) final payment of all other financings involving interests in the Origination Trust (including the transaction described herein and all other transactions involving the UTI and each Other SUBI). (Indenture, Section 6.16).

  Amendment

         The Indenture may be amended by the Certificateholders (with the consent of the Lessee) and the Indenture Trustee, without the consent of the Noteholders, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to add any other provisions with respect to matters or questions arising under the Indenture which are not inconsistent with the provisions of the Indenture; provided that any such action will not, in the good faith judgment of the parties, materially and adversely affect the interest of any Noteholder and the Indenture Trustee shall have been furnished with an opinion of counsel to the effect that such amendment will not adversely and materially affect the interest of any Noteholder. (Indenture, Section 9.01). See "Security for the Notes--The Accounts--The Reserve Fund--The Reserve Fund Cash Requirement".



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



         The Indenture may also be amended from time to time by the Certificateholders (with the consent of the Lessee) and the Indenture Trustee (including with respect to changing the formula for determining the Reserve Fund Cash Requirement, the manner in which the Reserve Fund or Residual Value Support Account is funded, the need for the Residual Value Support Account, changing the remittance schedule for collection deposits in the Payment Account or changing the definition of Permitted Investments) if (a) the Indenture Trustee has been furnished with a letter from each Rating Agency to the effect that such amendment would not cause its then-current rating on the Notes to be qualified, reduced or withdrawn or (b) the Indenture Trustee has received the consent of the holders of Notes evidencing not less than 51% of the outstanding Principal Balance of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders; provided, however, that (y) no such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the 1996-1 SUBI or the 1996-1 SUBI Certificate or distributions that shall be required to be made on the Notes or the Note Rate and (z) no amendment of any type shall reduce the percentage of the aggregate outstanding Principal Balance of the Notes required to consent to any such amendment, in each case without the consent of all Noteholders.

         Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture may (i) change the Stated Maturity of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the Redemption Price with respect thereto or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (iii) reduce the percentage of the aggregate principal balance of the Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, the Seller, the Servicer, an affiliate of any of them or any obligor on the Notes, (v) reduce the percentage of the aggregate principal balance of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust Estate if the proceeds of such sale would be insufficient to pay the principal balance and accrued but unpaid interest on the Notes, (vi) decrease the percentage of the aggregate principal balance of the Notes required to amend the sections of the Indenture which specify the applicable percentage of the aggregate principal balance of the Notes necessary to amend the Indenture or the other Basic Documents or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture. (Indenture, Section 9.2).

         The Trust Agreement requires the Owner Trustee to give the Certificateholders 30 days written notice of any proposed supplemental indenture if it materially adversely affects the Certificateholders or if Noteholders' consent is required and provides that the Owner Trustee will not enter into such amendment unless Certificateholders holding 25% or more of the principal balance of Certificates consent in writing. See "Additional Document Provisions--The Trust Agreement."



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  List of Noteholders

         Upon a written request of the Servicer, the Indenture Trustee, as Note Registrar, will provide to the Servicer within 15 days after receipt of such request a list of the names and addresses of all Noteholders. In addition, three or more Noteholders or holders of Notes evidencing not less than 25% of the outstanding Principal Balance of the Notes, upon compliance by such Noteholders with certain provisions of the Indenture, may request that the Indenture Trustee, as Note Registrar, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. (Indenture, Section 4.06). See "Description of the Notes--Book-Entry Registration" and "--Definitive Notes".

         The Indenture will not provide for the holding of any annual or other meetings of Noteholders.

  The Indenture Trustee

         The Indenture Trustee will be the Trustee under the Indenture. The Corporate Trust Office of the Indenture Trustee is located at Chicago, Illinois. The Indenture Trustee is not affiliated with World Omni, although it does act as a service provider to World Omni.

         The Indenture Trustee may resign at any time, in which event the Certificateholders will be obligated to appoint a successor Indenture Trustee. The Certificateholders may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, becomes legally unable to act or becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor Indenture Trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by such successor Indenture Trustee. (Indenture, Section 6.07).

         The Indenture Trustee must be a corporation organized under the laws of the state of Delaware, authorized to exercise corporate trust powers under those laws, and subject to supervision or examination by federal or state laws, with a combined capital and surplus of at least $50,000,000 and a long-term deposit rating no lower than Baa3 by Moody's, or must be otherwise acceptable to each Rating Agency. A co-trustee or separate trustee appointed as described above need not meet these eligibility requirements. (Indenture, Sections 6.06 and 6.10).

         Holders of Notes evidencing not less than 25% of the outstanding Principal Balance of the Notes generally will have the power to direct any proceeding for any remedy available to the Indenture Trustee under the Indenture, and the exercise of any trust or power conferred on the Indenture Trustee by the Indenture (including actions by the Indenture Trustee in its capacity as a party to, or a third-party beneficiary of, the SUBI Trust Agreement or the Servicing Agreement). However, the Indenture Trustee will not be required to follow such a direction if, after being advised by counsel, it concludes that the action is unlawful, or if it in good faith determines that the proceedings directed would be illegal, would subject it to personal liability or would be unduly prejudicial to the rights of other Noteholders. (Indenture, Section 6.15).

         A Noteholder may institute proceedings under the Indenture, but only if such holder previously has given to the Indenture Trustee written notice of default and unless the holders of Notes evidencing not less than 25% of the outstanding Principal Balance of the Notes, have made written request upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee and have


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offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 30 days has neglected or refused to institute any such proceeding. (Indenture, Section 9.03). The Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such holders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. (Indenture, Section 6.02). Noteholders will have no express right to institute a proceeding directly under the SUBI Trust Agreement or the Servicing Agreement.

  Governing Law

         The Indenture will be governed by the laws of the State of New York.

THE SUBI TRUST AGREEMENT

  The 1996-1 SUBI, the Other SUBIs and the UTI

         ALFI L.P. is the grantor and (as holder of the UTI) a beneficiary of the Origination Trust. In its capacity as grantor, ALFI L.P. will from time to time assign, transfer, grant and convey (or cause to be assigned, transferred, granted and conveyed) to the Origination Trustee in trust the Origination Trust Assets. (SUBI Trust Agreement, Section 2.01). ALFI L.P. will hold the UTI, which represents a beneficial interest in all Origination Trust Assets other than the 1996-1 SUBI Assets and the Other SUBI Assets. (SUBI Trust Agreement, Section 4.01). ALFI L.P. has pledged (and may in the future pledge) the UTI as security for obligations to third-party lenders, and has created and sold (and may in the future create and sell or pledge) Other SUBIs in connection with financings similar to the transaction described herein. Each holder or pledgee of the UTI and any Other SUBI will be required to expressly disclaim any interest in the Origination Trust Assets other than the UTI Assets or the Other SUBI Assets, respectively, and to fully subordinate any claims to such other Origination Trust Assets in the event that this disclaimer is not given effect. Except under the limited circumstances described under "Risk Factors--Structural Considerations--Allocation of Origination Trust Liabilities", the 1996-1 SUBI Assets will not be available to make payments in respect of, or pay expenses relating to, the UTI or any Other SUBIs, and the Other SUBI Assets evidenced by any Other SUBIs will not be available to make payments on, or pay expenses relating to, the 1996-1 SUBI, the UTI or any Other SUBI.

         The 1996-1 SUBI will be created pursuant to a Supplement to the Origination Trust Agreement (the "1996-1 SUBI Supplement") between the Origination Trustee, ALFI, L.P., World Omni and the Owner Trustee. Each Other SUBI will be created pursuant to a supplement to the Origination Trust Agreement (each, an "Other SUBI Supplement") which will amend the Origination Trust Agreement only with respect to the Other SUBI to which it relates. The 1996-1 SUBI Supplement will amend the Origination Trust Agreement only as it relates to the 1996-1 SUBI and no Other SUBI Supplement will amend the Origination Trust Agreement as it relates to the 1996-1 SUBI. (SUBI Trust Agreement, Section 4.02).

         All Origination Trust Assets, including the 1996-1 SUBI Assets, will be owned by the Origination Trustee on behalf of the beneficiaries of the Origination Trust. The 1996-1 SUBI Assets will be segregated from the rest of the Origination Trust Assets on the books and records of the Origination Trustee and the Servicer and the holders of other beneficial interests in the Origination


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Trust (including the UTI and any Other SUBIs) will have no rights to the 1996-1
SUBI Assets. Liabilities of the Origination Trust shall be allocated to the 1996-1 SUBI Assets, the UTI Assets or Other SUBI Assets, respectively, if incurred with respect thereto, or will be allocated pro rata among all Origination Trust Assets if incurred with respect to the Trust Assets generally. (SUBI Trust Agreement, Section 7.01; Servicing Agreement, Section 2.02).

         Additional Loss Amounts will be incurred in the event of any uninsured liability to third parties (i.e., litigation risk) on the part of the Origination Trust as ultimately is borne by the 1996-1 SUBI Assets, whether such liability is incurred (i) with respect to the 1996-1 SUBI Assets and is therefore allocated to the 1996-1 SUBI Assets pursuant to the SUBI Trust Agreement, (ii) with respect to the Origination Trust Assets generally and therefore a pro rata portion of such liability is allocated to the 1996-1 SUBI Assets pursuant to the SUBI Trust Agreement or (iii) with respect to UTI Assets or Other SUBI Assets if such UTI Assets or Other SUBI Assets are insufficient to pay such liability. See "Risk Factors--Structural Considerations--Allocation of Origination Trust Liabilities" and "--Third-Party Liens on 1996-1 SUBI Assets" for a discussion of related risks. For purposes of making calculations with respect to distributions on the Notes, "Additional Loss Amounts" will include both losses incurred with respect to the foregoing uninsured liabilities and monies reserved within the SUBI Collection Account against future losses in respect of such liabilities by the Servicer on behalf of the Indenture Trustee. (SUBI Trust Agreement, Sections 7.01 and 10.01).

  Special Obligations of ALFI L.P. as Beneficiary and Grantor

         ALFI L.P., as grantor, will be liable for all debts and obligations arising with respect to the Origination Trust Assets or the operation of the Origination Trust; provided, however, that its liability with respect to any pledge of the UTI and any assignee or pledgee of the 1996-1 SUBI or 1996-1 SUBI Certificate or Other SUBI or Other SUBI Certificate shall be as set forth in the financing documents relating thereto. ALFI, as the general partner of ALFI L.P., the grantor, is required at all times to maintain a minimum net worth of $10 million. To the extent that ALFI L.P. shall have paid or suffered any liability or expense with respect to the Origination Trust Assets or the operation of the Origination Trust, ALFI L.P. shall be indemnified, defended and held harmless out of the assets of the Origination Trust against any such liability or expense (including reasonable attorneys' fees and expenses). (SUBI Trust Agreement, Section 4.03).

  Origination Trustee Duties and Powers; Fees and Expenses

         Pursuant to the SUBI Trust Agreement, the Origination Trustee will be required to, among other things, (i) apply for and maintain (or cause to be applied for and maintained) all licenses, permits and authorizations necessary and appropriate to accept assignments of the Series 1996-1 Contracts and the Series 1996-1 Leased Vehicles and to carry out its duties as Origination Trustee, including motor vehicle dealer licenses, and (ii) file (or cause to be filed) applications for certificates of title as are necessary and appropriate so as to cause the Origination Trustee to be recorded as the holder of legal title of record to the Series 1996-1 Leased Vehicles. (SUBI Trust Agreement,
Section 5.01). In carrying out the foregoing duties, the Origination Trustee will be required to exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. (SUBI Trust Agreement, Section 5.02).

         The Origination Trustee may be replaced by ALFI L.P. only if it ceases to be qualified in accordance with the terms of the SUBI Trust Agreement and shall be removed if certain representations


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and warranties made by the Origination Trustee therein prove to have been materially incorrect when made, or in certain events of bankruptcy or insolvency. (SUBI Trust Agreement, Section 6.03). The Indenture Trustee, as holder of the 1996-1 SUBI Certificate, on behalf of the Noteholders may, or at the direction of holders of Notes evidencing not less than 51% of the Voting Interests of the Notes, will, exercise its powers under the Origination Trust Agreement to cause the Trust Agent to be removed or replaced for a material breach of its obligations. (SUBI Trust Agreement, Sections 5.03 and 10.02).

         The Origination Trustee will make no representations as to the validity or sufficiency of the 1996-1 SUBI, the 1996-1 SUBI Certificate (other than the execution and authentication of the 1996-1 SUBI Certificate), or of any Series 1996-1 Contract, Series 1996-1 Leased Vehicle or related document, will not be responsible for performing any of the duties of ALFI L.P. or the Servicer and will not be accountable for the use or application by any owners of beneficial interests in the Origination Trust Assets of any funds paid in respect of the Origination Trust Assets, or the investment of any of such monies before such monies are deposited into the accounts relating to the 1996-1 SUBI, the Other SUBIs and the UTI. The Origination Trustee will not independently verify the Series 1996-1 Contracts or the Series 1996-1 Leased Vehicles. (SUBI Trust Agreement, Section 5.04). The duties of the Origination Trustee will generally be limited to the acceptance of assignments of lease contracts, the titling of the related leased vehicles in the name of the Origination Trustee, the creation of the 1996-1 SUBI, the Other SUBIs and the UTI, the maintenance of the Issuer Collection Account, the Residual Value Support Account, the Reserve Fund and accounts relating to the Other SUBIs and the UTI and the receipt of the various certificates, reports or other instruments required to be furnished to the Origination Trustee under the SUBI Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the SUBI Trust Agreement. (SUBI Trust Agreement, Section 5.01).

         The Origination Trustee will be under no obligation to exercise any of the rights or powers vested in it by the SUBI Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of ALFI L.P., the Servicer or by the holders of a majority in interest in the SUBI, unless such party or parties have offered to the Origination Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. The reasonable expenses of every such exercise of rights or powers or examination shall be paid by the party or parties requesting such exercise or examination or, if paid by the Origination Trustee, shall be a reimbursable expense of the Origination Trustee. (SUBI Trust Agreement, Sections 5.03 and 6.08).

         The Origination Trustee may enter from time to time into one or more agency agreements (each, an "Agency Agreement") with such person or persons, including without limitation any affiliate of the Origination Trustee (each, a "Trust Agent"), as are by experience and expertise qualified to act in a trustee capacity and otherwise acceptable to ALFI. The Origination Trustee has engaged the Owner Trustee as the Trust Agent. Pursuant to the Agency Agreement, the Trust Agent shall perform each and every obligation of the Origination Trustee under the SUBI Trust Agreement. (SUBI Trust Agreement, Section 5.03).

         The Origination Trustee shall be paid out of Origination Trust Assets reasonable compensation and reimbursement of all reasonable expenses (including reasonable attorneys' fees). (SUBI Trust Agreement, Section 6.08). However, with regard to the 1996-1 SUBI Assets, this requirement is subject to the provisions regarding Capped Origination Trust Administrative Expenses described under "Description of the Notes--Distributions on the Notes--Distributions of Interest".


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  Indemnity of Origination Trustee and Trust Agents

         The Origination Trustee and each Trust Agent will be indemnified and held harmless out of and to the extent of the Origination Trust Assets with respect to any loss, liability or expense, including reasonable attorneys' fees and expenses (collectively "Claims"), arising out of or incurred in connection with (i) any of the Origination Trust Assets (including without limitation any Claims relating to lease contracts or leased vehicles of the Origination Trust, any personal injury or property damage claims arising with respect to any such leased vehicle or any claim with respect to any tax arising with respect to any Origination Trust Asset) or (ii) the Origination Trustee's or the Trust Agent's acceptance or performance of the trusts and duties contained in the Agreement or any Agency Agreement. Notwithstanding the foregoing, neither the Origination Trustee nor any Trust Agent will be indemnified or held harmless out of the Origination Trust Assets as to any Claim (i) for which World Omni shall be liable pursuant to the Servicing Agreement, (ii) incurred by reason of the Origination Trustee's or such Trust Agent's willful misfeasance, bad faith or negligence or (iii) incurred by reason of the Origination Trustee's or Trust Agent's breach of its respective representations and warranties pursuant to the SUBI Trust Agreement or the Servicing Agreement. Such indemnities may result in Additional Loss Amounts to the extent payable in respect of the 1996-1 SUBI Assets or allocated to the 1996-1 SUBI. (SUBI Trust Agreement, Section 5.05).

  Termination

         The Origination Trust and the respective obligations and responsibilities of ALFI L.P. and the Origination Trustee shall terminate upon the last to occur of (i) the payment to ALFI L.P. and each permitted purchaser, assignee and pledgee of any of ALFI L.P.'s interests in the Origination Trust (including the Indenture Trustee and the Owner Trustee, with respect to the 1996-1 SUBI) of all amounts and obligations required to be paid to them, and the expiration or termination of all financings secured by the Origination Trust Assets by their respective terms and (ii) the maturity or liquidation and the disposition of all Origination Trust Assets and the disposition to or upon the order of ALFI L.P. or any permitted purchaser, assignee or pledgee of all net proceeds thereof. (SUBI Trust Agreement, Section 8.01).

  No Petition

         The Origination Trustee and the Trust Agent will agree not to institute, or join in, any bankruptcy or similar proceeding against the Seller, ALFI L.P. or ALFI until one year and one day after final payment of all financings involving interests in the Origination Trust. (SUBI Trust Agreement, Section 6.09). Each pledgee or assignee of any UTI or other SUBI must give a similar non-petition covenant. (SUBI Trust Agreement, Sections 4.01 and 4.02).

  Amendment

         The SUBI Trust Agreement may be amended by written agreement between ALFI L.P., the Origination Trustee and the Owner Trustee, with the approval of the Indenture Trustee (which may be given in the circumstances described under "Additional Document Provisions--Additional Agreement Provisions--Amendment"). To the extent that any such amendment relates to or affects the UTI or any Other SUBI in addition to the 1996-1 SUBI, the 1996-1 SUBI Certificate or the 1996-1 SUBI Assets, such amendment may require certain other approvals. (SUBI Trust Agreement, Sections 9.01 and 13.01).


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  Governing Law

         The SUBI Trust Agreement will be governed by the laws of the State of Alabama. (SUBI Trust Agreement, Sections 9.02 and 13.02).

  Trustee as Third-Party Beneficiary

         As the holder of the 1996-1 SUBI Certificate, the Indenture Trustee will be a third-party beneficiary of the SUBI Trust Agreement. Therefore, the Indenture Trustee may, and, upon the direction of Noteholders representing at least 51% of the outstanding Principal Balance of the Notes will, exercise any right conferred by the SUBI Trust Agreement upon a holder of any interest in the 1996-1 SUBI. (SUBI Trust Agreement, Section 10.02).

THE SERVICING AGREEMENT

  General

         Pursuant to the Servicing Agreement, the Servicer will perform on behalf of the Origination Trustee all of the obligations of the lessor under the Series 1996-1 Contracts, including, but not limited to, collecting and posting payments, responding to inquiries of the lessees, investigating delinquencies, sending payment statements and reporting tax information to the lessees, paying costs of disposition of Series 1996-1 Leased Vehicles related to Series 1996-1 Contracts which came into and continue in default and for which no satisfactory arrangement can be made for collection of delinquent payments (the "Charged-off Contracts"), Matured Contracts and Additional Loss Contracts and policing the Series 1996-1 Contracts, commencing legal proceedings to enforce a Series 1996-1 Contract on behalf of the Origination Trust, administering the Series 1996-1 Contracts, including accounting for collections and furnishing monthly and annual statements to the Origination Trustee with respect to distributions and generating federal income tax information. The Origination Trustee will furnish the Servicer with all powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out such servicing and administrative duties under the Servicing Agreement, as supplemented. The Indenture Trustee will be a third-party beneficiary of the Servicing Agreement. (Servicing Agreement, Sections 2.01 and 12.12).

  Custody of Contract Documents and Certificates of Title

         To assure uniform quality in servicing the Series 1996-1 Contracts and World Omni's own portfolio of automobile and light duty truck lease contracts and to reduce administrative costs, the Origination Trustee will appoint World Omni, as Servicer, to be its agent, bailee and custodian of the Series 1996-1 Contracts, the certificates of title relating to the Series 1996-1 Leased Vehicles and insurance policies and other documents relating to the Series 1996-1 Contracts, the related Consumer Lessees and the Series 1996-1 Leased Vehicles. Such documents will not be physically segregated from other automobile and light duty truck lease contracts, certificates of title and insurance policies and other documents relating to such lease contracts and leased vehicles of World Omni, or those which World Omni services for others, including those leased vehicles constituting Origination Trust Assets that are not evidenced by the 1996-1 SUBI. The accounting records and computer systems of World Omni will reflect the interests of the holders of interest in the 1996-1 SUBI in the Series 1996-1 Contracts, the Series 1996-1 Leased Vehicles and all related Contract Rights, and "protective" UCC financing statements reflecting certain interests in the Series 1996-1 Contracts and the Contract Rights


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will be filed, as more fully described under "Risk Factors--Structural
Considerations--Back-up Security Interest in Certain 1996-1 SUBI Assets" and under "Certain Legal Aspects of the Series 1996-1 Contracts and Series 1996-1 Leased Vehicles--Back-up Security Interests". The Servicer will be responsible for filing all periodic sales and use tax or property (real or personal) tax reports, periodic renewals of licenses and permits, periodic renewals of qualification to act as a trust and a business trust and other periodic governmental filings, registration or approvals arising with respect to or required of the Origination Trustee or the Origination Trust. (Servicing Agreement, Section 2.01).

  Collections

         The Servicer will service, administer and collect all amounts due on or in respect of the Series 1996-1 Contracts. The Servicer will make reasonable efforts to collect all such amounts and, in a manner consistent with the Servicing Agreement, will be obligated to service the Series 1996-1 Contracts generally in accordance with customary and usual procedures of institutions which service closed-end automobile and light duty truck lease contracts and, to the extent more exacting, the procedures used by the Servicer in respect of lease contracts serviced by it for its own account.
(Servicing Agreement, Sections 2.01 and 2.02).

         Consistent with its usual procedures, the Servicer may, in its discretion, extend the Maturity Date of any Contract by up to five months in the aggregate, provided that no Series 1996-1 Contract may be extended more than five times and that the new Maturity Date of any Contract so extended must not be later than the last day of the month immediately preceding the month in which the Final Scheduled Payment Date occurs. The amount of any Extension Fee received by the Servicer in connection with the extension of a Contract will be deposited into the Lessee Collection Account. In the event that the Servicer extends a Series 1996-1 Contract in contravention of the foregoing, the Servicing Agreement will require the Servicer to deposit into the Lessee Collection Account an amount equal to the Reallocation Payment in respect of such Series 1996-1 Contract on the Deposit Date relating to the Collection Period in which such extension was granted, at which time such Series 1996-1 Contract and the related Series 1996-1 Leased Vehicle will no longer constitute 1996-1 SUBI Assets as they will be reallocated as UTI Assets. (Servicing Agreement, Sections 2.02 and 9.02). See "World Omni--Collection, Repossession and Disposition Procedures" for further details regarding collection procedures.

         As more fully described under "Security for the Notes--The Accounts--The SUBI Collection Account", unless the Servicer obtains a Servicer Letter of Credit, the Servicer will deposit or cause to be deposited all payments received on or in respect of the Series 1996-1 Contracts and the Series 1996-1 Leased Vehicles (other than Security Deposits) into the SUBI Collection Account within two Business Days after receipt.

  Notification of Liens and Claims

         The Servicer will be required to notify the Seller (in the event that World Omni is not acting as the Servicer), the Indenture Trustee and the Origination Trustee as soon as practicable of all liens or claims of whatever kind made by a third party that would materially adversely affect the interests of, among others, the Seller, the Origination Trust or any SUBI Asset (with respect to, among other things, any Series 1996-1 Contract or Series 1996-1 Leased Vehicle). Following its learning of any such lien or claim with respect to any Series 1996-1 Leased Vehicle, the Servicer will take whatever actions it deems reasonably necessary to cause such lien or claim to be removed. (Servicing Agreement, Sections


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2.08 and 9.09). See "Risk Factors--Structural Considerations" for a discussion of the risk of liens on 1996-1 SUBI Assets and other Origination Trust Assets.

  Advances

         On each Deposit Date, the Servicer will be obligated to make, by deposit into the Lessee Collection Account, an advance in an amount equal to the aggregate Monthly Payments due but not received during the related Collection Period with respect to Series 1996-1 Contracts that are 31 days or more past due as of the end of the related Collection Period, and the Servicer may (but shall not be required to) make such an advance with respect to Series 1996-1 Contracts that are one or more days, but less than 31 days, past due as of the end of the related Collection Period (collectively, an "Advance"). (Servicing Agreement,
Section 9.04).

         Notwithstanding the foregoing, the Servicer will not be required to make an Advance to the extent that such Advance would constitute a Nonrecoverable Advance. (Servicing Agreement, Section 9.04). A "Nonrecoverable Advance" will be any Advance that, in the reasonable judgment of the Servicer, may not be ultimately recoverable by the Servicer from Net Liquidation Proceeds or otherwise. (Servicing Agreement, Section 6.01). In making Advances, the Servicer will assist in maintaining a regular flow of scheduled principal and interest payments on the Series 1996-1 Contracts, rather than to guarantee or insure against losses. Accordingly, all Advances shall be reimbursable to the Servicer, without interest, if and when a payment relating to a Series 1996-1 Contract with respect to which an Advance has previously been made is subsequently received and will be netted out of Collections deposited in the Lessee Collection Account. In addition, the Servicer will be reimbursed for all Nonrecoverable Advances from collections on or in respect of the Series 1996-1 Contracts and Series 1996-1 Leased Vehicles in general. (Servicing Agreement,
Section 9.02).

  Security Deposits

         The Contract Rights will include all rights under the Series 1996-1 Contracts to the security deposits paid by the lessees at the time of origination of the Series 1996-1 Contracts (the "Security Deposits"). As part of its general servicing obligations, the Servicer will retain possession of each Security Deposit remitted by the lessees as an agent for the Origination Trust and will apply the proceeds of such Security Deposits in accordance with the terms of the Series 1996-1 Contracts, its customary and usual servicing procedures and applicable law. However, in the event that any Series 1996-1 Contract becomes a Charged-off Contract or the related Series 1996-1 Leased Vehicle is repossessed, the related Security Deposit will, to the extent provided by applicable law and such Contract, constitute Liquidation Proceeds. (Servicing Agreement, Section 2.04). The Origination Trustee may not have an interest in the Security Deposits that is enforceable against third parties until such time as they are deposited into the SUBI Collection Account. The Servicer will not be required to segregate Security Deposits from its own funds, and any income earned from any investment thereof by the Servicer shall be for the account of the Servicer as additional servicing compensation.

  Insurance on Series 1996-1 Leased Vehicles

         Each Consumer Lessee is required to maintain in full force and effect during the term of a Series 1996-1 Contract a comprehensive collision and physical damage insurance policy covering the actual cash value of the related Series 1996-1 Leased Vehicle and naming the Origination Trustee, on behalf of the Origination Trust, as loss payee. Each Consumer Lessee also is required to maintain


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bodily injury and property damage liability insurance in amounts equal to the greater of the amount prescribed by applicable state law or industry standards as set forth in the related Series 1996-1 Contract and naming the Origination Trustee, on behalf of the Origination Trust, as an additional insured. (Servicing Agreement, Section 2.11). Since Consumer Lessee may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary. If a Consumer Lessee fails to obtain or maintain the required insurance, the related Series 1996-1 Contract will be in default. It is the practice of World Omni not to obtain insurance on behalf of and at the expense of the related lessee but rather to repossess the related Series 1996-1 Leased Vehicle. In the event that a required insurance policy has lapsed, has not been maintained in full force and effect or the Servicer has failed to maintain the right to receive the proceeds thereof for damage to or destruction of the related Series 1996-1 Leased Vehicle, the Servicing Agreement will require World Omni to pay promptly into the Lessee Collection Account all such amounts as would otherwise have been recoverable as Insurance Proceeds. This obligation will survive any termination of World Omni as Servicer under the Servicing Agreement. (Servicing Agreement, Section 2.11).

         World Omni does not require lessees to carry credit disability, credit life or credit health insurance or other similar insurance coverage which provides for payments to be made on the Series 1996-1 Contracts on behalf of such lessees in the event of disability or death. To the extent that such insurance coverage is obtained on behalf of a lessee, payments received in respect of such coverage may be applied to payments on the related Series 1996-1 Contract to the extent that the lessee's beneficiary chooses to do so.

  Realization Upon Charged-off Contracts

         The Servicer will use commercially reasonable efforts to repossess and liquidate the Series 1996-1 Leased Vehicle relating to Charged-off Contracts. Such liquidation may be through repossession of such Series 1996-1 Leased Vehicle and disposition at a public or private sale, or the Servicer may take any other action permitted by applicable law. The Servicer may enforce all rights under any such Series 1996-1 Contract, sell the Series 1996-1 Leased Vehicle in accordance with the related Series 1996-1 Contract and commence and prosecute any proceedings in connection with the Series 1996-1 Contract. In connection with any such repossession, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual for responsible holders of closed-end automobile and light duty truck lease contracts and, to the extent more exacting, the practices and procedures used by the Servicer in respect of any such lease contracts serviced by it for its own account, and in any event in compliance with all applicable laws. The Servicer will be required to repair the related Series 1996-1 Leased Vehicle if it reasonably determines that such repairs will increase the related Net Repossessed Vehicle Proceeds. The Servicer will be responsible for all costs and expenses incurred in connection with the sale or other disposition of Series 1996-1 Leased Vehicles related to Charged-off Contracts and other Series 1996-1 Contracts as to which a lessee has defaulted on the related Series 1996-1 Leased Vehicles, but will be entitled to reimbursement to the extent that such costs constitute Repossessed Vehicle Expenses or other Liquidation Expenses or expenses recoverable under an applicable insurance policy. Proceeds from the sale or other disposition of repossessed Series 1996-1 Leased Vehicles will constitute Repossessed Vehicle Proceeds and will be deposited into the Issuer Collection Account. The Servicer will be entitled to reimbursement of all related Repossessed Vehicle Expenses from amounts on deposit in the Issuer Collection Account, Residual Value Support Account or Reserve Fund upon presentation to the Indenture Trustee of an officer's certificate of the Servicer. (Servicing Agreement, Sections 2.06 and 9.02).



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  Matured Leased Vehicle Inventory

         Upon the scheduled maturity of a Contract, the related lessee has the option to acquire the related Series 1996-1 Leased Vehicle for an amount equal to its Residual Value plus any applicable taxes and all other incidental charges which may be due under such Series 1996-1 Contract. If the lessee chooses not to exercise this option but instead returns the Series 1996-1 Leased Vehicle to the Servicer, such Series 1996-1 Leased Vehicle will be placed in Matured Leased Vehicle Inventory, and the Servicer, acting on behalf of the Origination Trust, will sell or otherwise dispose of the Series 1996- 1 Leased Vehicle in a manner similar to that for a repossessed Series 1996-1 Leased Vehicle.
(Servicing Agreement, Section 2.06).

         All related Matured Leased Vehicle Proceeds will be deposited into the Issuer Collection Account. Related Matured Leased Vehicle Expenses may be paid from the Payment Account or released from amounts on deposit in the Issuer Collection Account or the Residual Value Support Account upon presentation of an officer's certificate by the Servicer. Any Residual Value Surplus for a Collection Period will be deposited into the Residual Value Support Account. (SUBI Trust Agreement, Section 10.01; Servicing Agreement, Section 9.02).

  Records, Servicer Determinations and Reports

         The Servicer will retain or cause to be retained all data (including, without limitation, computerized records, operating software and related documentation) relating directly to or maintained in connection with the servicing of the Series 1996-1 Contracts. Upon the occurrence and continuance of an Event of Servicing Termination and termination of the Servicer's obligations under the Servicing Agreement, the Servicer will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Series 1996-1 Contracts to a successor servicer. (Servicing Agreement, Sections
2.03 and 9.03).

         The Servicer will perform certain monitoring and reporting functions on behalf of the Seller, the Indenture Trustee, the Owner Trustee, the Origination Trustee and Noteholders, including the preparation and delivery to the Indenture Trustee, the Origination Trustee and each Rating Agency of a monthly certificate, on or before each Determination Date, setting forth all information necessary to make all distributions required in respect of the related Collection Period (the "Servicer's Certificate"), and the preparation and delivery of monthly statements setting forth information described under "Description of the Notes--Statements to Noteholders", and an annual officer's certificate specifying the occurrence and status of any Event of Servicing Termination. (Servicing Agreement, Section 10.01).

  Evidence as to Compliance

         The Servicing Agreement will provide that a firm of nationally recognized independent accountants will furnish to the Indenture Trustee on or before April 30 of each year, beginning April 30, 1998, a statement as to compliance by the Servicer during the preceding twelve months ended December 31 (or since the Closing Date in the case of the first such statement) with certain standards relating to the servicing of the Series 1996-1 Contracts, the Servicer's accounting records and computer files with respect thereto and certain other matters. (Servicing Agreement, Sections 3.02 and 10.02).

         The Servicing Agreement will also provide for delivery to the Indenture Trustee, on or before April 30 of such year, beginning April 30, 1998, of a certificate signed by an officer of the Servicer


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stating that the Servicer has fulfilled its obligations under the Servicing
Agreement throughout the preceding twelve months ended December 31 (or since the Closing Date in the case of the first such certificate) or, if there has been a default in the fulfillment of any such obligation, describing each such default. (Servicing Agreement, Sections 3.03 and 10.03).

         Copies of such statements and certificates may be obtained by Note Owners or Noteholders by a request in writing addressed to the Indenture Trustee at its Corporate Trust Office. (Agreement, Section 3.06).

  [Compliance with ERISA

         On or before each Determination Date, the Servicer shall provide the Indenture Trustee and each Rating Agency with an officer's certificate stating that none of SET, JMFE, World Omni nor any of their respective affiliates for purposes of ERISA (i) maintains an ERISA plan which, as of its last valuation date, had unfunded current liability, (ii) anticipates that the value of the assets of any ERISA plan it maintains would not be sufficient to cover any current liability and (iii) is contemplating benefit improvements with respect to any plans then maintained or the establishment of any new ERISA plans, either of which would cause it to maintain an ERISA plan with unfunded current liability (the "ERISA Compliance Test"). In the event that the Servicer does not timely make the foregoing certifications, or any such certification is incorrect, all Servicing Fees to be paid to the Servicer will instead be withdrawn from the Lessee Collection Account and will be deposited into the Master Lease Reserve Fund until the ERISA Compliance Test is satisfied. On the Payment Date following the date on which such failure is cured, monies on deposit in the Reserve Fund in excess of the Reserve Fund Cash Requirement shall be distributed to the Seller (or to the Noteholders to the extent allocable to the Accelerated Principal Distribution Amount). See "Security for the Notes--The Accounts--The Reserve Fund--The Reserve Fund Cash Requirement" for a more complete description of the Reserve Fund Cash Requirement. (Servicing Agreement,
Section 10.03; Agreement, Sections 1.01, 3.03 and 3.04).]

  Servicing Compensation

         The Servicer will be entitled to compensation for the performance of its servicing obligations under the Servicing Agreement. The Servicer will be entitled to receive on each Payment Date, the Servicing Fee in respect of the related Collection Period equal to one-twelfth of the product of 1.00% and the Aggregate Net Investment Value as of the first day of the month preceding the month in which such Payment Date occurs (or, in the case of the first Payment Date, as of the Cutoff Date). The Servicing Fee will be calculated and paid based upon a 360-day year consisting of twelve 30-day months.

         The Servicer will also be entitled to additional servicing compensation in the form of late fees and other administrative fees or similar charges paid with respect to the Series 1996-1 Contracts, and earnings from the investment of Security Deposits as described above under "Additional Document Provisions--The Servicing Agreement--Security Deposits". The Servicer will not be entitled to retain any Extension Fees paid in connection with extended Contracts as such amounts will be required to be deposited into the Lessee Collection Account. The Servicer will pay all expenses incurred by it in connection with its servicing activities under the Servicing Agreement, including the payment of Uncapped Administrative Expenses allocable to the 1996-1 SUBI, and will not be entitled to reimbursement of such expenses except to the extent any such expenses constitute Liquidation Expenses in respect of a Series 1996-1 Contract or Series 1996-1 Leased Vehicle or reasonable issuance expenses under an


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



applicable insurance policy, or to the extent that Uncapped Administrative Expenses are reimbursed out of the Payment. (Servicing Agreement, Sections 2.05 and 9.06).

         The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of the Series 1996-1 Contracts as an agent for the Origination Trustee under the Servicing Agreement, including collecting and posting payments, responding to inquiries of lessees on the Series 1996-1 Contracts, investigating delinquencies, sending payment statements and reporting tax information to lessees, paying costs of sale or other disposition of Series 1996-1 Leased Vehicles relating to defaulted Series 1996-1 Contracts and Series 1996-1 Leased Vehicles included in Matured Series 1996-1 Leased Vehicle Inventory, policing the 1996-1 SUBI Assets, administering the Series 1996-1 Contracts, including making Advances, accounting for collections, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions and generating federal income tax information. (Servicing Agreement, Section 2.05).

  Servicer Resignation and Termination

         The Servicer may not resign from its obligations and duties under the Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law or regulations. No such resignation will become effective until a successor servicer has assumed the Servicer's obligations under the Servicing Agreement. The Servicer may not assign the Servicing Agreement or any of its rights, powers, duties or obligations thereunder except as otherwise provided therein or except in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with the Servicing Agreement. (Servicing Agreement, Sections 2.10 and 9.11).

         The rights and obligations of the Servicer under the Servicing Agreement may be terminated following the occurrence and continuance of an Event of Servicing Termination, as described under "Additional Document
Provisions--The Servicing Agreement--Rights Upon Event of Servicing Termination". (Servicing Agreement, Sections 4.01 and 11.01).

  Indemnification by the Servicer

         The Servicer will indemnify the Indenture Trustee and the Owner Trustee and their agents for any and all liabilities, losses, damages and expenses that may be incurred by them as a result of any act or omission by the Servicer in connection with the performance of its duties under the Servicing Agreement. (Servicing Agreement, Section 9.08).

  Events of Servicing Termination

         "Events of Servicing Termination" under the Servicing Agreement with respect to the 1996-1 SUBI Assets will consist of, among other things: (i) any failure by the Servicer to deliver to the Owner Trustee for distribution to holders of interests in the 1996-1 SUBI or to the Indenture Trustee for distribution to the Noteholders any required payment, which failure continues unremedied for five Business Days after discovery of such failure by an officer of the Servicer or receipt by the Servicer of notice thereof from the Owner Trustee, the Indenture Trustee or holders of Notes evidencing not less than 25% of the outstanding Principal Balance of the Notes; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement which failure materially and adversely affects the rights of holders of interests in the 1996-1 SUBI or the Noteholders and which continues unremedied for 60 days after written notice of such


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



failure is given as described in clause (i) above; (iii) failure by the Servicer to deliver to the Indenture Trustee or the Owner Trustee any report required to be delivered to the Indenture Trustee or the Owner Trustee pursuant to the Servicing Agreement within ten Business Days after the date such report is due;
(iv) any representation, warranty or statement of the Servicer made in the Servicing Agreement or any other document relating to the Origination Trust to which the Servicer is a party or by which it is bound or any certificate, report or other writing delivered pursuant to the Servicing Agreement shall prove to be incorrect in any material respect as of the time when the same shall be made which continues unremedied for 30 days after written notice of such failure is given as described in clause (i) above; (v) failure by the Servicer to pay when due the premium in respect of any Contingent and Excess Liability Insurance Policy; and (vi) the occurrence of certain Insolvency Events relating to the Servicer. Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten Business Days, referred to under clause (ii) for a period of 90 days, referred to under clause (iii) for a period of 20 Business Days, or referred to under clause (iv) for a period of 60 days, shall not constitute an Event of Servicing Termination if such failure or delay was caused by act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement and the Servicer shall provide to the Trustee, the Origination Trustee and the Noteholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. (Servicing Agreement, Sections 4.01 and 11.01).

  Rights Upon Event of Servicing Termination

         As long as an Event of Servicing Termination remains unremedied, the Origination Trustee, upon the direction of the Owner Trustee or the Indenture Trustee or holders of Notes evidencing not less than 51% of the outstanding Principal Balance of the Notes, may terminate all of the rights and obligations of the Servicer under the Servicing Agreement with respect to the 1996-1 SUBI Assets. In the event of such a termination affecting the 1996-1 SUBI Assets, the Trust Agent generally will succeed to the rights, powers, responsibilities, duties and liabilities of the Servicer under the Servicing Agreement with respect to the 1996-1 SUBI Assets (excluding certain specific obligations listed in the Servicing Agreement) or provide for a new Servicer to be approved by each Rating Agency. The Trust Agent or other new Servicer, will receive substantially the same servicing compensation to which the Servicer otherwise would have been entitled. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Servicing Termination other than such appointment has occurred, such trustee or official may have the power to prevent the Origination Trustee, the Trustee or such Noteholders from effecting a transfer of servicing. Notwithstanding the termination of the Servicer's rights and powers in such event, the Servicer will remain obligated to perform certain specific obligations listed in the Servicing Agreement and to reimburse the Trust Agent for any losses incurred in performing certain such obligations, and will be entitled to payment of certain amounts payable to it for services rendered prior to such termination. (Servicing Agreement, Sections 4.01 and 11.01).

         The holders of Notes evidencing not less than 51% of the outstanding Principal Balance of the Notes, with the consent of the Owner Trustee and the Indenture Trustee (which consents shall not be unreasonably withheld) may waive any default by the Servicer in the performance of its obligations under the Servicing Agreement and its consequences with respect to the 1996-1 SUBI Assets, other than a default in making any required deposits to or payments from an Account in accordance with the Servicing Agreement or in respect of a covenant or provision of the Servicing Agreement that cannot be modified or amended without the consent of each Noteholder (in which event the related waiver will


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require the approval of holders of all of the Notes). No such waiver will impair the rights of the Noteholders with respect to subsequent defaults. (Servicing Agreement, Section 4.01; Agreement, Sections 8.02 and 9.03).

  No Petition

         The Servicer will agree not to institute, or join in, any bankruptcy or similar proceeding against the Seller, ALFI L.P., the Origination Trustee or the Origination Trust until one year and one day after final payment of all financings involving interests in the Origination Trust. (Servicing Agreement, Section 5.14).

  Amendment

         The Servicing Agreement may be amended from time to time in a writing signed by the Origination Trustee, the Owner Trustee, the Indenture Trustee and the Servicer, with the approval of the Indenture Trustee (which approval may be given in the circumstances described under "Additional Document Provisions--Additional Agreement Provisions--Amendment"). Any such amendment relating to the UTI or any Other SUBI may require certain other approvals. (Servicing Agreement, Sections 5.02 and 12.02).

  Termination

         The Servicing Agreement shall terminate upon the earlier to occur of
(i) the termination of the Origination Trust, (ii) the discharge of the Servicer in accordance with its terms or (iii) the termination of the Indenture. (Servicing Agreement, Section 5.01).

  Governing Law

         The Servicing Agreement will be governed by the laws of the State of Alabama.


       CERTAIN LEGAL ASPECTS OF THE ORIGINATION TRUST AND THE 1996-1 SUBI

THE ORIGINATION TRUST

         The Origination Trust may be deemed to be a business trust under Alabama law. In an Alabama business trust, the trust property is managed for the profit of the beneficiaries, as opposed to a common "asset preservation" trust, in which the trustee is charged with the mere maintenance of trust property. The principal requirement for the formation of a business trust in Alabama is the filing of the trust instrument with the appropriate state authority. The Origination Trust Agreement has been, and the SUBI Trust Agreement will be, so filed. The Origination Trust also has been qualified as a business trust authorized to transact business in certain other states where it is required to be qualified.

         Because the Origination Trust has been registered as a business trust for Alabama and other state law purposes, like a corporation, it may be eligible to be a debtor in its own right under the United States Bankruptcy Code, as further described under "Risk Factors--Insolvency of World Omni; Substantive Consolidation with World Omni".



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THE 1996-1 SUBI

         The 1996-1 SUBI will be issued pursuant to the SUBI Trust Agreement and will evidence a beneficial interest in the 1996-1 SUBI Assets. The 1996-1 SUBI will not represent a direct interest in the 1996-1 SUBI Assets, nor will it represent an interest in any Origination Trust Assets other than the 1996-1 SUBI Assets. Except under the limited circumstances described under "Risk Factors--Structural Considerations--Allocation of Origination Trust Liabilities", payments made on or in respect of such other Origination Trust Assets will not be available to make payments on the Certificates or to cover expenses of the Origination Trust allocable to the 1996-1 SUBI Assets, as further described under "The Trust and the SUBI--The 1996-1 SUBI".

INSOLVENCY RELATED MATTERS

         As described under "Risk Factors--Structural Considerations--Allocation of Origination Trust Liabilities", each holder or pledgee of the UTI and any Other SUBI will be required to expressly disclaim any interest in the 1996-1 SUBI Assets, and to fully subordinate any claims to the 1996-1 SUBI Assets in the event that this disclaimer is not given effect. Although no assurance can be given, in the unlikely event of a bankruptcy of ALFI L.P., the Seller believes that the 1996-1 SUBI Assets would not be treated as part of ALFI L.P.'s bankruptcy estate and that, even if they were so treated, the subordination by holders and pledgees of the UTI and Other SUBIs should be enforceable. In addition, as described under "Risk Factors--Insolvency of World Omni; Substantive Consolidation with World Omni", the Seller has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by World Omni under any Insolvency Laws will result in consolidation of the assets and liabilities of ALFI, ALFI L.P., the Seller, the Origination Trust or the Trust with those of World Omni. If, however, (i) a court concluded that the assets and liabilities of ALFI, ALFI L.P., the Seller, the Origination Trust or the Trust should be consolidated with those of World Omni in the event of the application of applicable Insolvency Laws to World Omni, (ii) a filing were made under any Insolvency Law by or against ALFI, ALFI L.P., the Seller, the Origination Trust or the Trust or (iii) an attempt were made to litigate any of the foregoing issues, delays in payments on the Notes and possible reductions in the amount of such payments could occur.


                          CERTAIN LEGAL ASPECTS OF THE
          SERIES 1996-1 CONTRACTS AND THE SERIES 1996-1 LEASED VEHICLES

BACK-UP SECURITY INTERESTS

         The Series 1996-1 Contracts are "chattel paper" as defined in the UCC. Pursuant to the Alabama UCC, when a debtor's chief executive office is in Alabama, a non-possessory security interest in or transfer of chattel paper may be perfected by filing a UCC-1 financing statement with the Alabama Department of State. The chief executive offices of the Origination Trust are located in Alabama.

         As described under "Risk Factors--Structural Considerations--Back-up Security Interest in Certain 1996-1 SUBI Assets", if the Master Lease was to be recharacterized as a loan secured by the 1996-1 SUBI Assets, the Owner Trustee will be deemed to have a perfected security interest in certain 1996-1 SUBI Assets, including the Series 1996-1 Contracts. On or prior to the Closing Date,


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"protective" UCC-1 financing statements will be filed in the States of Alabama,
Delaware, Florida and Illinois to effect this perfection. The Owner Trustee's security interest in that circumstance could be subordinate to the interest of certain other parties who take possession of the Series 1996-1 Contracts before the filing described above has been completed. Specifically, the Owner Trustee's security interest in a Contract could be subordinate to the rights of a purchaser of such Contract who takes possession thereof without knowledge or actual notice of the Owner Trustee's security interest. The Series 1996-1 Contracts will not be stamped to reflect the foregoing back-up security arrangements.

         Any perfected security interest of the Owner Trustee in the Series 1996-1 Contracts will be unaffected by any change of location of any lessee, since, under the UCC, this back-up security interest will be perfected by the filing of a UCC-1 financing statement in the jurisdiction in which the chief executive office of the "debtor" (in this case, the Origination Trust) is located, not the location of any lessee.

VICARIOUS TORT LIABILITY

         Although the Origination Trust will own the Series 1996-1 Leased Vehicles, they will be operated by the lessees and their respective invitees. State laws, including the laws in the Five State Area, differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership.

         In Alabama and Georgia, a victim of such an accident has no such cause of action against the owner of a leased vehicle arising from the negligent operation of such leased vehicle unless the owner has negligently entrusted or negligently continues to entrust the vehicle to an inappropriate lessee.

         In Florida, under Section 324.021(9)(b), Florida Statutes, the owner of a motor vehicle that is subject to a lease having an initial term of at least one year is exempt from liability arising out of an accident in which the leased vehicle is involved if the lessee is required under the lease to maintain certain specified levels of insurance and such insurance is in effect. In 1991, in a case involving finance leases, the Florida Supreme Court ruled that this statute is constitutional and that a Florida owner/lessor that complies with the statute will not be deemed the owner of the leased vehicle for purposes of financial responsibility for liability or tort claims arising out of the negligent operation of the leased vehicle or the negligent acts of the operator. In 1992, the Florida Supreme Court held that this statute is applicable to true leases as well as finance leases. In March 1996, the Florida Supreme Court strictly interpreted the requirements of Section 324.021(9)(b), ruling that the existence of a lessor's blanket contingent liability insurance policy did not satisfy the statutory requirement that the lessee have insurance in effect at the time of the accident and denying the lessor the liability exemption provided in the statute. However, effective with respect to actions brought on or after June 1, 1996, the statute was amended to provide that a lessor's blanket contingent liability insurance policy with certain required policy limits will be deemed to satisfy the statute's requirements for the liability exemption. The Origination Trust's insurance coverage meets these requirements.

         In North Carolina, a lessor of a motor vehicle generally is not responsible to injured parties for a lessee's negligent use of the leased vehicle when all control has been relinquished to the lessee, unless the lessor knew or in the exercise of reasonable care should have known that the leased vehicle was defective or unsafe at the time of delivery to the lessee and the defect or unsafe condition caused injury, or if the lessor negligently entrusted the vehicle to an incompetent lessee.



                                       101

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         As more fully described under "Risk Factors--Vicarious Tort Liability", following an accident involving a Series 1996-1 Leased Vehicle, under certain circumstances the Origination Trust may be the subject of an action for damages as a result of its ownership of such Series 1996-1 Leased Vehicle. To the extent that applicable state law permits such an action, the Origination Trust and the Origination Trust Assets may be subject to liability. However, the laws of many States, including each of the States in the Five State Area, either do not permit such suits, or the lessor's liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain. Although the Origination Trust's insurance coverage is substantial, in the event that all applicable insurance coverage were exhausted and damages were assessed against the Origination Trust, claims could be imposed against the assets of the Origination Trust, including the Series 1996-1 Leased Vehicles. However, such claims would not take priority over any 1996-1 SUBI Assets to the extent that the Trustee has a prior perfected security interest therein (such as would be the case, in certain limited circumstances, with respect to the Series 1996-1 Contracts) as further described under "Risk Factors--Structural Considerations--Back-up Security Interest in Certain 1996-1 SUBI Assets". If any such claims were imposed against the assets of the Origination Trust, investors in the Notes could incur a loss on their investment.

REPOSSESSION OF SERIES 1996-1 LEASED VEHICLES

         In the event that a default by a Consumer Lessee has not been cured within a certain period of time after notice, the Servicer will ordinarily retake possession of the related leased vehicle. Some jurisdictions require that the Consumer Lessee be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions in any one-year period. In these jurisdictions, if the Consumer Lessee objects or raises a defense to repossession, an order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice (although in Florida, Georgia and North Carolina a course of conduct in which the lessor has accepted late payments has been held to create a right of the Consumer Lessee to receive prior notice), but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action is required.

         In Georgia, a leased vehicle may be repossessed without notice, but only if the repossession can be accomplished without a breach of the peace. If a breach of the peace cannot be avoided, the lessor must seek a writ of possession in a state court action or pursue other judicial action to repossess such leased vehicle.

         After the Servicer has repossessed a Series 1996-1 Leased Vehicle, it may provide the related Consumer Lessee with a period of time within which to cure the default under the related Series 1996-1 Contract. If by the end of such period the default has not been cured, the Servicer will attempt to sell the Series 1996-1 Leased Vehicle. The Net Repossessed Vehicle Proceeds therefrom may be less than the remaining amounts due under the Series 1996-1 Contract at the time of default by the related Consumer Lessee.

DEFICIENCY JUDGMENTS

         The proceeds of sale of a leased vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related lease contract. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale


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of a leased vehicle do not cover the full amounts due under the related lease contract, a deficiency judgment can be sought in those states (including each of the States in the Five State Area) that do not prohibit directly or limit such judgments. However, in some states (including Florida), a lessee may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the resale were not commercially reasonable. In any event, a deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee would be expected to have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Even if a deficiency judgment is obtained, it may be settled at a significant discount.

         In Georgia, amounts recoverable by the lessor of a leased vehicle from a lessee upon default or early termination are not considered to be "deficiency judgments", but damages for breach or early termination of the related lease contract. In the case of liquidated damages provided for in the Series 1996-1 Contracts, the only limitation or prohibition on such damages is that they are reasonable in light of the anticipated harm caused by the default. Georgia law does not require that any excess proceeds from disposition of a leased vehicle be paid to a lessee. Under the Georgia Motor Vehicle Warranty Rights Act, however, where a lessor or lessee has exercised its rights against the manufacturer and obtained a replacement vehicle and the lessor realizes a gain from disposition of the replacement vehicle, the lessor must refund to the lessee the lesser of any offset for use paid by the lessee to the manufacturer or the gain realized by the lessor.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including the amount of any down payment, a description of the lessee's liability at the end of the lease term, the amount of any periodic payments and the circumstances under which the lessee may terminate the lease prior to the end of the lease term. The various consumer protection laws would apply to the Origination Trustee as a "co-lessor" of the Series 1996-1 Contracts and may also apply to the Trust as holder of a beneficial interest in the Series 1996-1 Contracts. The failure to comply with such consumer protection laws may give rise to liabilities on the part of the Servicer, the Origination Trust and the Origination Trustee, including liabilities for statutory damages and attorneys' fees. In addition, claims by the Servicer, the Origination Trust and the Origination Trustee may be subject to set-off as a result of such noncompliance.

         Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

         In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

         Many states, including each State in the Five State Area, have adopted laws (each, a "Lemon Law") providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer's warranty after a specified number of attempts to correct a problem or after a specific time period. Should any Series 1996-1 Leased Vehicle become subject to a Lemon Law, a lessee could compel the Origination Trust to terminate the related Contract and refund all or a portion of payments that previously have been paid. Although the Origination Trust may be able to assert a claim against the manufacturer of any such defective Series 1996-1 Leased Vehicle, there can be no assurance any such claim would be successful.

         Historically, less than one-half of one percent of all automobiles and light duty trucks leased by World Omni (including lease contracts owned by the Origination Trustee on behalf of the Origination Trust or by certain special purpose subsidiaries of World Omni) have become the subject of an action under any of the Lemon Laws of any jurisdiction. As noted below, World Omni will represent and warrant to the Owner Trustee as of the Cutoff Date that none of the Series 1996-1 Leased Vehicles is out of compliance with any law, including a Lemon Law. Nevertheless, there can be no assurance that one or more Series 1996-1 Leased Vehicles will not become subject to return (and the related Series 1996-1 Contract terminated) in the future under a Lemon Law.

         Representations and warranties will be made in the SUBI Trust Agreement that each Series 1996-1 Contract complies with all requirements of law in all material respects. If any such representation and warranty proves to be incorrect with respect to any Series 1996-1 Contract, and is not timely cured, World Omni will be required under the Servicing Agreement to deposit an amount equal to the Reallocation Payment in respect of such Series 1996-1 Contract into the Issuer Collection Account unless the breach is cured. See "Additional Document Provisions--The SUBI Trust Agreement--The 1996-1 SUBI, the Other SUBIs and the UTI" and "The Series 1996-1 Contracts--Representations, Warranties and Covenants" for further information regarding the foregoing representations and warranties.

OTHER LIMITATIONS

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable Insolvency Laws, may interfere with or affect the ability of a lessor to enforce its rights under an automobile or light duty truck lease contract. For example, if a lessee commences bankruptcy proceedings, the lessor's receipt of rental payments due under the lease contract is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the lease contract to another party even though the lease prohibits assignment.


                         FEDERAL INCOME TAX CONSEQUENCES

         Set forth below is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the Notes. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service ("IRS") will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below.

         This summary does not purport to deal with all aspects of federal income taxation that may be relevant to Note Owners or Noteholders in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of Note Owners or Noteholders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to Note Owners or Noteholders who hold the Notes as "capital assets" within the meaning of Section 1221 of the Code.

GENERAL

         Tax Status of the Notes. On the Closing Date, Skadden, Arps, Slate, Meagher & Flom LLP ("Special Tax Counsel"), will render its opinion that for federal income tax purposes under existing law, and subject to the assumptions and qualifications therein, the Notes will be treated as debt.

         Stated Interest. Stated interest on the Notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a Note Owner's method of tax accounting.

         Original Issue Discount. A Note will be treated as issued with Original Issue Discount ("OID") if the excess of the Note's "stated redemption price at maturity" over its issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a Note) to its maturity. [The Notes will be issued with de minimis OID.] Generally, the issue price of a Note should be the first price at which a substantial amount of the Notes included in the issue of which the Note is a part is sold to other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a Note is expected to equal the principal amount of the Note. Any amount not treated as OID because it is de minimis OID must be included in income as principal payments are received on the Notes in the proportion that each such payment bears to the original principal balance of the Note.

         If the Notes are treated as issued with OID, a Note Owner will be required to include OID in income before the receipt of cash attributable to such income using the constant-yield method. The amount of OID includible in income is the sum of the daily portions of OID with respect to a Note for each day during the taxable year or portion of the taxable year in which the Note Owner holds the Note. The amount of OID includible in income by a Note Owner of a Note will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant "accrual period." Such OID is generally equal to the product of the yield to maturity of the Note (adjusted for the length of the accrual period) and its adjusted issue price at the beginning of the accrual period, reduced by any payments of "qualified stated interest." Accrual periods with respect to a Note may be any set of periods (which may be of varying lengths) selected by the Note Owner as long as
(i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on either the final or first day of an accrual period.

         The adjusted issue price of a Note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such
Note in all prior periods, other than "qualified stated interest payments." Qualified stated interest payments are interest payments on the Notes that are unconditionally payable at least annually at a single fixed rate applied to the outstanding principal amount of the obligation.

         Market Discount. The Notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of section 1276 of the Code. In general, these rules provide that if the Note Owner purchases a Note at a market discount (that is, a discount from its stated redemption price at maturity or, if the Notes were issued with OID, its original issue price plus any accrued original issue discount, that exceeds a de minimis amount specified in the Code) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) such gain or principal payment, or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Note Owner held the Note and the denominator of which is the number of days from the date the Note Owner acquired the Note until its maturity date. The Note Owner may elect, however, to determine accrued market discount under the constant-yield method.

         Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if such Note Owner makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

         Election to Treat All Interest as Original Issue Discount. A Note Owner may elect to include in gross income all interest that accrues on a Note using the constant-yield method described above under the heading "--Original Issue Discount," with modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "--Amortizable Bond Premium") or acquisition premium.

         In applying the constant-yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing Note Owner's adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing Note Owner, and no payments on the Note will be treated as payments of qualified stated interest. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the IRS. Note Owners should consult with their own tax advisers as to the effect in their circumstances of making this election.

         Amortizable Bond Premium. In general, if a Note Owner purchases a Note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the Note. Such Note Owner's tax basis in the Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Note held by a Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

         Disposition of Notes. A Note Owner's adjusted tax basis in a Note will be its cost, increased by the amount of any OID, market discount and gain previously included in income with respect to the Note, and reduced by the amount of any payments on the Note that is not qualified stated interest and the amount of bond premium previously amortized with respect to the Note. A Note Owner will generally recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the tax basis of the Note. Such gain or loss will be capital gain or loss (except to the extent attributable to accrued but unpaid interest or as described above under "--Market Discount") and will be long-term capital gain or loss if the Note was held for more than one year.

WAIVERS AND AMENDMENTS

         The Indenture permits the Noteholders to waive an Event of Default in some circumstances upon a vote of the requisite percentage of Noteholders. Such a waiver, if it were to continue for a period that exceeds two years and any additional period during which the Noteholders conduct good faith negotiations, or certain amendments to the terms of the Notes, would be treated for federal income tax purposes as a constructive exchange by a Noteholder of the Notes for new notes, upon which gain or loss would be recognized.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         The Indenture Trustee will be required to report annually to the IRS, and to each Note Owner, the amount of interest paid on the Notes (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each Note Owner (other than Note Owners who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the Note Owner's name, address, correct federal taxpayer identification number (which includes a social security number) and a statement that the Note Owner is not subject to backup withholding. Should a non-exempt Note Owner fail to provide the required certification or should the IRS notify the Indenture Trustee or the Issuer that the Note Owner has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the Indenture Trustee will be required to withhold (or cause to be withheld) 31% of the interest otherwise payable to the Note Owner, and remit the withheld amounts to the IRS as a credit against the Note Owner's federal income tax liability.

TAX CONSEQUENCES TO FOREIGN INVESTORS

         The following information describes the U.S. federal income tax treatment of investors that are not U.S. persons (each, a "Foreign Person"). The term "Foreign Person" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or
(iii) an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.

                  (a) Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, will generally be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the Issuer or a "controlled foreign corporation" with respect to which the Issuer is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement (Form W-8), signed under penalties of perjury, certifying that the Note Owner is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must so inform the Indenture Trustee within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

                  (b) Any capital gain realized on the sale or other taxable disposition of a Note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.

                  (c) If the interest, gain or income on a Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Note Owner (although exempt from the withholding tax previously discussed if a duly executed Form 4224 is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

         On April 15, 1996, the IRS issued proposed Treasury regulations (the "Proposed Regulations") which, if enacted in their proposed form, would substantially revise some aspects of the current system for withholding on, and reporting of, amounts paid to Foreign Persons. For example, the certification procedures described above (i.e., Forms W-8, 4224, etc.) would be unified and combined into a single form (Form W-8) under the Proposed Regulations. As a general rule, the Proposed Regulations are proposed to be effective for payments to Foreign Persons made after December 31, 1997. There is no assurance that the Proposed Regulations will be adopted or, if adopted, will be adopted in their proposed form.


                              STATE INCOME TAXATION

         The Florida Administrative Code includes a rule (the "Loan Rule"), promulgated under the Florida Income Tax Code, which provides that a financial organization earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax irrespective of the place of receipt of such interest. A "financial organization" is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. If the Loan Rule were to apply to an investment in the Notes, then a financial organization investing in the Notes would be subject to Florida corporate income tax on a portion of its income at a maximum rate of 5.5%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. English, McCaughan & O'Bryan, P.A., special Florida counsel to the Issuer, is of the opinion that if the matter were properly presented to a court having jurisdiction, and assuming interpretation of relevant law on a basis consistent with existing authority, such court would hold that the Loan Rule should not apply to an investment in the Notes or the receipt of interest thereon by a financial organization with no other Florida contacts. Consequently, prospective investors are urged to consult their own tax advisers as to the applicability of Florida taxation to their investments in the Notes and to their ability to offset any such Florida tax against any other state tax liabilities that such investors might have.


                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Code, prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

         Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Issuer and none of the exceptions contained in the Plan Assets Regulation (discussed below) is applicable. An "Equity Interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Seller believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer, the Owner Trustee, the Indenture Trustee, the Origination Trust Trustee, any Note, or any of their respective affiliates, is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 96-23, which exempts certain transactions effected on behalf of a Benefit Plan by an "in house" asset manager; and PTCE 84-14, which exempts certain transactions effected on behalf of a Benefit Plan by a "qualified professional asset manager."

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

         A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


                                  UNDERWRITING

         Under the terms and subject to the conditions contained in an Underwriting Agreement dated December, 1996 (the "Underwriting Agreement"), Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), has agreed to purchase the entire principal amount of the Notes from the Owner Trustee.

         The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent that the Underwriter will be obligated to purchase all the Notes if any are purchased.

         The Seller has been advised that the Underwriter proposes to offer the Notes to the public initially at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession of ____%, of the principal amount per Note, and the Underwriter and such dealers may allow a discount of _____% of such principal amount per Note, on sales to certain other dealers. After the initial public offering, the public offering price and concessions and discounts to dealers may be changed by the Underwriter.

         The Seller and World Omni have jointly and severally agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof.

         Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Seller or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.


                              RATINGS OF THE NOTES

         It is a condition of issuance that at least two Rating Agencies rate the Notes in their highest rating category. The ratings of the Notes will be based primarily upon the value of the Series 1996-1 Contracts, the Reserve Fund, the Residual Value Support Account and the terms of the Notes. There is no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. In the event that a rating with respect to the Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes.

         The ratings of the Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the related Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes addresses the likelihood of the payment of principal of and interest on such Notes pursuant to their terms.

         There can be no assurance as to whether any rating agency other than the Rating Agencies will rate the Notes, or, if one does, what rating will be assigned by such other rating agency. A rating on any Class of Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to such Notes by each Rating Agency.


                                  LEGAL MATTERS

         Certain legal matters with respect to the Notes (including certain federal income tax matters) will be passed upon for the Seller by Skadden, Arps, Slate, Meagher & Flom LLP. Certain other legal matters will be passed upon for the Seller with respect to Illinois law by Skadden, Arps, Slate, Meagher & Flom (Illinois), with respect to Alabama law, by Hand Arendall, L.L.C., Birmingham, Alabama and with respect to Florida law, by English, McCaughan & O'Bryan, P.A., Fort Lauderdale, Florida. Brown & Wood LLP, San Francisco, California, will act as special counsel to the Underwriter and as special tax counsel to the Seller with respect to the status of the Origination Trust.


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



                           INDEX OF CAPITALIZED TERMS

         Set forth below is a list of the capitalized terms used in this Prospectus and the pages on which the definitions of such terms may be found.

TERM                                                                                                          PAGE
----                                                                                                          ----

ABS................................................................................................................   58
Accelerated Principal Payment .....................................................................................   13, 62
Accounts ..........................................................................................................   81
Additional Loss Amounts ...........................................................................................   88
Administrative Lien ...............................................................................................   40
Administrative Lienholders ........................................................................................   40
Advance ...........................................................................................................   23, 93
Agency Agreement ..................................................................................................   89
Aggregate Net Investment Value ....................................................................................   16
ALFI ..............................................................................................................    8
ALFI L.P. .........................................................................................................    8
Available Funds ...................................................................................................   12, 62
Benefit Plan ......................................................................................................   109
Business Day ......................................................................................................   14, 63
Cede ..............................................................................................................   14
Cedel .............................................................................................................   14
Cedel Participants ................................................................................................   72
Certificates ......................................................................................................    2
Charged-off Contracts .............................................................................................   91
Claims ............................................................................................................   90
Closing Date ......................................................................................................   2, 12
Code ..............................................................................................................   104
Collection Account.................................................................................................   79
Collections .......................................................................................................   19
Commission ........................................................................................................    3
Consumer Lessee ...................................................................................................    9
Contingent and Excess Liability Insurance Policies ................................................................   83
Contract Rights ...................................................................................................   29
Cooperative .......................................................................................................   74
Cutoff Date .......................................................................................................    9
Deerfield Office ..................................................................................................   42
Dealers ...........................................................................................................    8
Definitive Notes ..................................................................................................   61
Deposit Date ......................................................................................................   20
Depositaries ......................................................................................................   14
Determination Date ................................................................................................   64
Discounted Contract ...............................................................................................   17
Discounted Principal Balance ......................................................................................   17
Draw Amount .......................................................................................................   21
DTC ...............................................................................................................   3, 14
DTC Participants ..................................................................................................   72
Early Termination Charge ..........................................................................................   52
Equity Interest ...................................................................................................   109




ERISA .............................................................................................................   109
ERISA Compliance Test .............................................................................................   96
Euroclear .........................................................................................................   14
Euroclear Operator ................................................................................................   74
Euroclear Participants ............................................................................................   72
Events of Servicing Termination ...................................................................................   97
Exchange Act ......................................................................................................    3
Extension Fee .....................................................................................................   45
Fair, Isaac .......................................................................................................   43
Final Scheduled Payment Date ......................................................................................   63
Financial Organization ............................................................................................   108
First Bank ........................................................................................................   39
Five State Area ...................................................................................................   11
Foreign Person ....................................................................................................   107
Full Termination Ratio ............................................................................................   46
Global Securities .................................................................................................   A-1
Indenture .........................................................................................................    1
Indenture Trustee .................................................................................................   10
Indirect DTC Participants .........................................................................................   73
Initial Principal Balance .........................................................................................   12
Insolvency Event ..................................................................................................   32
Insolvency Laws ...................................................................................................   32
Interest Period ...................................................................................................   12, 62
IRS ...............................................................................................................   104
Issuer ............................................................................................................   1, 8
Issuer Collection Account .........................................................................................   19, 79
JMFE ..............................................................................................................   11
Lease Event of Default ............................................................................................   19, 37, 77
Lease Rate ........................................................................................................   16
Lemon Law .........................................................................................................   103
Lessee ............................................................................................................    1
Lessee Collection Account .........................................................................................   19, 79
Liquidation Expenses ..............................................................................................   21
Liquidation Proceeds ..............................................................................................   20
Loan Rule .........................................................................................................   108
Master Lease Payments .............................................................................................   10, 19
Matured Contract ..................................................................................................   17
Matured Leased Vehicle Expenses ...................................................................................   20
Matured Leased Vehicle Inventory ..................................................................................   17
Matured Leased Vehicle Proceeds ...................................................................................   20, 70
Maturity Date .....................................................................................................   54
Mobile Center .....................................................................................................   42
Monthly Payments ..................................................................................................   16
Net Insurance Proceeds ............................................................................................   79
Net Matured Leased Vehicle Proceeds ...............................................................................   21
Nonrecoverable Advance ............................................................................................   93
1996-1 SUBI .......................................................................................................   1, 8
1996-1 SUBI Assets ................................................................................................   2, 9, 34
1996-1 SUBI Certificate ...........................................................................................   15
1996-1 SUBI Supplement ............................................................................................   87



Note Factor .......................................................................................................   61
Noteholders .......................................................................................................   61
Note Owner ........................................................................................................   14
Note Payment Amount ...............................................................................................   65
Note Rate .........................................................................................................   12, 62
Notes .............................................................................................................    1
OID ...............................................................................................................   105
Omnibus Proxy .....................................................................................................   74
Origination Trust .................................................................................................   1, 8
Origination Trust Agreement .......................................................................................   15
Origination Trust Assets ..........................................................................................   1, 39
Origination Trustee ...............................................................................................    8
Other SUBI Assets .................................................................................................   27, 28
Other SUBI Certificates ...........................................................................................   38
Other SUBI Supplement .............................................................................................   87
Other SUBI ........................................................................................................    8
Owner Trust Agreement .............................................................................................   10
Owner Trustee .....................................................................................................   1, 10
Participants ......................................................................................................   72
Payment Account ...................................................................................................   81
Payment Ahead .....................................................................................................   19
Payment Date ......................................................................................................   2, 12, 62
PBGC ..............................................................................................................   28
Permitted Investments .............................................................................................   83
Plan Assets Regulation ............................................................................................   109
Prepayment ........................................................................................................   79
Prepayment Assumption .............................................................................................   59
Principal Payment Amount ..........................................................................................   13, 62
Proposed Regulations ..............................................................................................   108
PTCE ..............................................................................................................   109
Purchase Option ...................................................................................................   11
Rating Agency .....................................................................................................    2
Realized Value ....................................................................................................   52
Reallocation Payment ..............................................................................................   57
Record Date .......................................................................................................   12, 61
Registration Statement ............................................................................................    3
Repossessed Vehicle Expenses ......................................................................................   20
Repossessed Vehicle Proceeds ......................................................................................   20, 79
Required Deposit Ratings ..........................................................................................   82
Reserve Fund ......................................................................................................   81
Reserve Fund Cash Requirement .....................................................................................   23, 82
Residual Value ....................................................................................................   16
Residual Value Surplus ............................................................................................   21
Residual Value Support Account ....................................................................................   81
Schedule of Series 1996-1 Contracts and Series 1996-1 Leased Vehicles .............................................   55
Scheduled Lease Payment ...........................................................................................   18, 77
Securities Act ....................................................................................................    3
Security Deposits .................................................................................................   93

Seller ............................................................................................................   1, 8
Series 1996-1 Contracts ...........................................................................................   2, 9
Series 1996-1 Leased Vehicles .....................................................................................   9
Servicer ..........................................................................................................   12
Servicer Letter of Credit .........................................................................................   80
Servicer's Certificate ............................................................................................   95
Servicing Agreement ...............................................................................................   11
Servicing Fee .....................................................................................................   23
SET ...............................................................................................................   11, 41
Special Tax Counsel ...............................................................................................   105
Stated Maturity ...................................................................................................   14, 63
SUBI Supplement ...................................................................................................   15
SUBI Trust Agreement ..............................................................................................   76
Support Account Deposit Amount ....................................................................................   21
Termination Payment ...............................................................................................   18, 77
Terms and Conditions ..............................................................................................   77
TMS ...............................................................................................................   42
Trust .............................................................................................................    1
Trust Agent........................................................................................................   15, 39, 89
Trust Estate ......................................................................................................   10, 35
UCC ...............................................................................................................   29
Underwriter .......................................................................................................   110
Underwriting Agreement ............................................................................................   110
U.S. Person .......................................................................................................   A-4
UTI ...............................................................................................................    8
UTI Assets ........................................................................................................   27
UTI Certificates ..................................................................................................   38
WOALI Loan ........................................................................................................   22
World Omni ........................................................................................................   1, 8

                                                                         ANNEX 1


          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

         Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Cedel or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the accounts of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

         Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through the respective Depositaries, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be value as of the actual settlement date.

         Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

         Exemption for non-U.S. Person with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

------------------------------------------------------------------
------------------------------------------------------------------


NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO
GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLER SINCE SUCH DATE.
                      ------------------------------------

                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----

Available Information...................................................................................            3
Reports to Noteholders..................................................................................            3
Index ..................................................................................................            4
Overview of Transaction.................................................................................            7
Summary.................................................................................................            8
Risk Factors............................................................................................           25
The Issuer..............................................................................................           34
Property of the Issuer..................................................................................           35
The Origination Trust...................................................................................           38
Use of Proceeds.........................................................................................           41
The Seller..............................................................................................           41
World Omni..............................................................................................           41
The Series 1996-1 Contracts.............................................................................           51
Maturity, Prepayment and Yield Considerations...........................................................           57
Note Factors and Trading Information; Reports to
     Noteholders........................................................................................           61
Description of the Notes................................................................................           61
Security for the Notes..................................................................................           76
Additional Document Provisions..........................................................................           84
Certain Legal Aspects of the Origination Trust and the
     1996-1 SUBI........................................................................................           99
Certain Legal Aspects of the Series 1996-1 Contracts and the Series
     1996-1 Leased Vehicles.............................................................................          100
Federal Income Tax Considerations.......................................................................          104
State Income Taxation...................................................................................          109
ERISA Considerations....................................................................................          109
Underwriting............................................................................................          110
Ratings of the Notes....................................................................................          110
Legal Matters...........................................................................................          111
Index of Capitalized Terms..............................................................................          112
Global Clearance, Settlement and Tax Documentation Procedures...........................................          A-1

         UNTIL ________ ___, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. UPON RECEIPT OF A REQUEST BY AN INVESTOR WHO HAS RECEIVED AN ELECTRONIC PROSPECTUS OR A REQUEST BY SUCH INVESTOR'S REPRESENTATIVE WITHIN THE PERIOD DURING WHICH THERE IS A PROSPECTUS DELIVERY OBLIGATION, THE SELLER OR THE UNDERWRITERS WILL PROMPTLY DELIVER, OR CAUSE TO BE DELIVERED, WITHOUT CHARGE, A PAPER COPY OF THE PROSPECTUS.
----------------------------------------------------------------
----------------------------------------------------------------






                            WORLD OMNI VEHICLE 1996-1
                                   OWNER TRUST






                                $----------------






                         ____% LEASE ASSET BACKED NOTES



                          WORLD OMNI AUTO LEASING, INC.
                                     Seller



                           WORLD OMNI FINANCIAL CORP.
                                    Servicer

        ----------------------------------------------------------------



                                   PROSPECTUS


        ----------------------------------------------------------------












        ----------------------------------------------------------------





                               MERRILL LYNCH & CO.




                                DECEMBER __, 1996


       ------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND PAYMENT.

         Expenses in connection with the offering of the Notes being registered herein are estimated as follows:

SEC registration fee                                                               $     *
Legal fees and expenses                                                                  *
Accounting fees and expenses                                                             *
Blue sky fees and expenses                                                               *
Rating agency fees                                                                       *
Fees and Expenses of the Owner Trustee                                                   *
Fees and Expenses of the Indenture Trustee                                               *
Printing                                                                                 *
Miscellaneous                                                                            *
                                                                                   ------
         Total                                                                     $     *


-----------------
*  To be filed by Amendment


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 3803 of the Delaware Business Trust Statute provides as follows:

3803. Liability of Beneficial Owners and Trustees.

         (a) Except to the extent otherwise provided in the governing instrument of the business trust, the beneficial owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State.

         (b) Except to the extent otherwise provided in the governing instrument of a business trust, a trustee, when acting in such capacity, shall not be personally liable to any person other than the business trust or a beneficial owner for any act, omission or obligation of the business trust or any trustee thereof.

         (c) Except to the extent otherwise provided in the governing instrument of a business trust, an officer, employee, manager or other person acting pursuant to Section 3806(b)(7), when acting in such capacity, shall not be personally liable to any person other than the business trust or a beneficial owner for any act, omission or obligation of the business trust or any trustee thereof.

         Section 3817 of the Delaware Business Trust Statute provides as follows:

3817.  Indemnification.

         (a) Subject to such standards and restrictions, if any, as are set forth in the governing instrument of a business trust, a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

         (b) The absence of a provision for indemnity in the governing instrument of a business trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of this State.

         Section 2.7 of the Trust Agreement of World Omni Vehicle Lease 1996-1 Owner Trust provides as follows:

         Section 2.7 Liability and Indemnification. The Seller shall indemnify, defend and hold harmless the Owner Trustee, including its successors, assigns, officers, directors, shareholders, employees and agents for all Liabilities, penalties and taxes (other than income taxes relating to the fees paid to it hereunder) incurred by it in connection with the administration of the Owner Trust (including attorneys' fees) and the performance of its duties thereunder; provided, however, that in no event shall the Owner Trustee be indemnified or held harmless for any Liabilities incurred (i) by reason of the Owner Trustee's willful misconduct, bad faith or negligence or (ii) incurred by reason of the Owner Trustee's breach of its representations and warranties set forth in
Section 6.6. The Owner Trustee shall notify the Seller promptly of any claim for which the Owner Trustee may seek indemnity. Failure by the Owner Trustee to so notify the Seller shall not relieve the Seller of its obligations hereunder. If necessary, to the extent not otherwise reimbursed, the Owner Trustee shall be entitled to indemnification from amounts on deposit in the [Issuer] Collection Account for any claims against the Owner Trustee the indemnification for which is provided pursuant to this Section 2.7. Any claim against the Owner Trustee shall be defended by the Seller and the Owner Trustee shall be entitled to separate counsel, the fees and expenses of which shall be paid by the Seller. The indemnities contained in this Section 2.7 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. Any amounts paid to the Owner Trustee pursuant to this Section 2.7 shall be deemed not to be part of the Owner Trust Estate immediately after such payment. The Owner Trustee acknowledges that funds may be deposited in the [Issuer] Collection Account only as specifically provided in the Basic Documents, and that certain funds paid to World Omni Vehicle Lease 1996-1 Owner Trust in respect of the Series 1996-1 Certificates have been pledged to the Indenture Trustee on behalf of Noteholders in accordance with the terms of the Basic Documents.

         Section 145 of the General Corporation Law of Delaware provides as follows:

145. Indemnification of officers, directors, employees and agents; insurance --

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

         Article Ninth of the Certificate of Incorporation of World Omni Auto Leasing, Inc. provides as follows:

         (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director (including an Independent Director), officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

         (b) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) of this Article IX, or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the Corporation other than the determination, in good faith, that such defense has been successful. In all other cases wherein indemnification is provided by this Article IX, unless ordered by a court, indemnification shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct specified in this Article IX. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon.

         (c) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

         (d) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation. Expenses (including attorneys' fees) incurred by other employees or agents of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         (e) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section 1(e) to
Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         (f) The indemnification and advancement of expenses provided by this
Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

         Not applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         a.  Exhibits:

1.1      --        Form of Underwriting Agreement*

3.1      --        Articles of Incorporation of World Omni Auto Leasing, Inc.

3.2      --        Bylaws of World Omni Auto Leasing, Inc.

4.1      --        Form of Trust Agreement of World Omni Vehicle Lease 1996-1 Owner Trust between the Seller and the Owner Trustee (including forms of Notes)*

4.2      --        Form of Trust Indenture Between the Owner Trustee and the Indenture Trustee*

5.1      --        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to legality*

8.1      --        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain federal income tax matters*

8.2      --        Opinion of English, McCaughan & O'Bryan, P.A., with respect to certain Florida tax matters*

10.1     --        Second Amended and Restated Trust Agreement among Auto Lease Finance L.P., VT
                   Inc. and First Bank National Association (as successor to Bank of America Illinois), dated as of July 1, 1994*

10.2     --        Form of Supplement 1996-1 to Trust Agreement among Auto Lease
                   Finance L.P., VT Inc. and First Bank National Association (including form of the 1996-1 SUBI Certifi- cate)*

10.3     --        Second Amended and Restated Servicing Agreement between VT Inc. and World Omni
                   Financial Corp., dated as of July 1, 1994*

10.4     --        Form of Supplement 1996-1 to Servicing Agreement among VT Inc., World Omni
                   Financial Corp., the Owner Trustee and World Omni Auto Leasing, Inc.*

10.5     --        Articles of Incorporation of Auto Lease Finance, Inc.*




10.6     --        Bylaws of Auto Lease Finance, Inc.*

10.7     --        Amended and Restated Agreement of Limited Partnership between Auto Lease Finance,
                   Inc. and World Omni Financial Corp., dated as of July 1, 1994*

10.8     --        Amendment No. 1 to Second Amended and Restated Trust Agreement among Auto
                   Lease Finance L.P., VT Inc. and First Bank National Association (as successor to Bank of America Illinois), dated as of November 1, 1994*

10.9     --        Second Amended and Restated Assignment Agreement among World Omni Financial
                   Corp., Auto Lease Finance L.P. and VT Inc., dated as of July 1, 1994*

10.10    --        Amendment No. 1 to Second Amended and Restated Assignment Agreement among
                   World Omni Financial Corp. and World Omni Auto Leasing, Inc., dated as of Novem-
                   ber 1, 1996*

23.1     --        Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit
                   5.1)*

23.2     --        Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit
                   8.1)*

23.3     --        Consent of English, McCaughan & O'Bryan, P.A. (included as part of Exhibit 8.2)*

23.4     --        Consent of Hand Arendall L.L.C.*

24.1     --        Power of Attorney (included on page II-9)

25.1     --        Form T-1 of First Bank National Association*

*  To be filed by Amendment

b.  Financial Statement Schedules:

         Not applicable.

ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes as follows:

         (a) To provide to the Underwriters at the closing date specified in the Underwriting Agreement Notes in such denominations and registered in such names as required by the Underwriters to provide prompt delivery to each purchaser.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.

         (d) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-1 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DEERFIELD BEACH AND THE STATE OF FLORIDA ON THE 7TH DAY OF NOVEMBER, 1996.

                              WORLD OMNI AUTO LEASING, INC.

                              By:      /s/ A. Tucker Allen
                                  -------------------------------------------
                                       A. Tucker Allen
                                       Vice President and Corporate Treasurer


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-1 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DEERFIELD BEACH AND STATE OF FLORIDA, ON THE 7TH DAY OF NOVEMBER, 1996.

                    WORLD OMNI VEHICLE LEASE 1996-1 OWNER TRUST


                             By:      WORLD OMNI AUTO LEASING, INC.,
                                      as Seller and Originator
                                      of the Registrant

                             By:      /s/ A. Tucker Allen
                                 ----------------------------------------
                                      Name:     A. Tucker Allen
                                      Title: Vice President and Corporate
                                                Treasurer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints each of A. Tucker Allen, Patrick C. Ossenbeck and Jeffrey L. Hayman his true and lawful attorney-in-fact with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT ON FORM S-1 HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

SIGNATURE                                            TITLE                                                DATE
--------------------------------------------------------------------------------------------------------------
/s/ A. Tucker Allen
---------------------
A. Tucker Allen                     Director and Vice President and Corporate
                                    Treasurer of the Originator of
                                    the Registrant (Principal Financial
                                    and Accounting Officer)                              November 7, 1996

/s/ Lawrence S. Rich
--------------------------
Lawrence S. Rich                    Director of the Originator of
                                    the Registrant                                       November 7, 1996

/s/ Jeffrey B. Shapiro
--------------------------
Jeffrey B. Shapiro                  Director of the Originator of
                                    the Registrant                                       November 7, 1996

/s/ Christopher C. Wheeler
--------------------------
Christopher C. Wheeler              Director of the Originator of
                                    the Registrant                                       November 7, 1996

/s/ Daryl P. Smith
--------------------------
Daryl P. Smith                      Director and President of the
                                    Originator of the Registrant
                                    (Principal Executive Officer)                        November 7, 1996


                                  EXHIBIT INDEX

                                                                                                                   SEQUENTIALLY
                                                                                                                   NUMBERED
EXHIBIT           DESCRIPTION                                                                                      PAGE
-------------------------------------------------------------------------------------------------------------------------------
    1.1   --       Form of Underwriting Agreement*

    3.1   --       Articles of Incorporation of World Omni Auto Leasing, Inc.

    3.2   --       Bylaws of World Omni Auto Leasing, Inc.

    4.1   --       Form of Trust Agreement of World Omni Vehicle Lease 1996-1
                   Owner Trust between the Seller and the Owner Trustee
                   (including forms of Notes)*

    4.2   --       Form of Trust Indenture Between the Owner Trustee and the Indenture Trustee*

    5.1   --       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to legality*

    8.1   --       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain federal income tax matters*

    8.2   --       Opinion of English, McCaughan & O'Bryan, P.A. with respect to certain Florida tax matters*

   10.1   --       Second Amended and Restated Trust Agreement among Auto Lease Finance L.P., VT Inc.
                   and First Bank National Association (as successor to Bank of America Illinois), dated as of
                   July 1, 1994*

    10.2  --       Form of Supplement 1996-1 to Trust Agreement among Auto Lease Finance L.P., VT Inc.
                   and First Bank National Association (including form of the 1996-1 SUBI Certificate)*

    10.3  --       Second Amended and Restated Servicing Agreement between VT Inc. and World Omni
                   Financial Corp., dated as of July 1, 1994*

    10.4  --       Form of Supplement 1996-1 to Servicing Agreement between VT Inc., World Omni Finan-
                   cial Corp., the Owner Trustee and World Omni Auto Leasing, Inc.*

    10.5  --       Articles of Incorporation of Auto Lease Finance, Inc.*

    10.6  --       Bylaws of Auto Lease Finance, Inc.*

    10.7  --       Amended and Restated Agreement of Limited Partnership between Auto Lease Finance, Inc.
                   and World Omni Financial Corp., dated as of July 1, 1994*

    10.8  --       Amendment No. 1 to Second Amended and Restated Trust Agreement among Auto Lease
                   Finance L.P., VT Inc. and First Bank National Association (as successor to Bank of America
                   Illinois), dated as of November 1, 1994*



    10.9  --       Second Amended and Restated Assignment Agreement among World Omni Financial Corp.,
                   Auto Lease Finance L.P. and VT Inc., dated as of July 1, 1994*

    10.10 --       Amendment No. 1 to Second Amended and Restated Assignment Agreement among World
                   Omni Financial Corp. and World Omni Auto Leasing, Inc., dated as of November 1, 1996*

    23.1  --       Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1)*

    23.2  --       Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 8.1)*

    23.3  --       Consent of English, McCaughan & O'Bryan, P.A. (included as part of Exhibit 8.2)*

    23.4  --       Consent of Hand Arendall L.L.C.*

    24.1  --       Power of Attorney  (included on page II-9)

    25.1  --       Form T-1 of First Bank National Association*

*   To be filed by Amendment
